Exhibit 4.2

DISCOVER BANK

Master Servicer and Servicer

DISCOVER FUNDING LLC,

Transferor

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

on behalf of the Certificateholders

[FORM OF] THIRD AMENDED AND RESTATED

POOLING AND SERVICING AGREEMENT

Dated as of [            ], 20[    ]

DISCOVER CARD MASTER TRUST I

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(continued)

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(continued)

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(continued)

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EXHIBITS

Exhibit A	-	Form of Assignment
Exhibit B	-	DISCOVER Service Mark
Exhibit C	-	Form of Reassignment
Exhibit D	-	Form of Transferor Certificate
Exhibit E	-	Form of Initial Report
Exhibit F	-	Form of Master Servicer’s Annual Certificate
Exhibit G	-	Form of Servicer’s Annual Certificate
Exhibit H	-	Form of Certificate with respect to U.S. Institutional Investors
Exhibit I	-	Form of Opinion of Counsel
Exhibit J	-	Form of Compliance Certificate
Exhibit K	-	Form of Trustee’s Litigation Certificate
Exhibit L	-	Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit M	-	Form of Annual Certification

SCHEDULE

Schedule 1	-	List of Accounts (Omitted)

This THIRD AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of [            ], 20[    ] (the “Agreement”), by and between DISCOVER BANK, a Delaware banking corporation (formerly Greenwood Trust Company), as Master Servicer and Servicer (“Discover Bank”), DISCOVER FUNDING LLC, as Transferor (“Discover Funding”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee.

RECITALS

WHEREAS, Discover Bank and the Trustee are parties to that certain Second Amended and Restated Pooling and Servicing Agreement dated as of June 4, 2010, relating to the Discover Card Master Trust I (the “2010 Pooling and Servicing Agreement”), as amended by that certain First Amendment to Second Amended and Restated Pooling and Servicing Agreement, dated as of October 18, 2011, between Discover Bank and the Trustee (the “First Amendment”), as further amended by that certain Second Amendment to Second Amended and Restated Pooling and Servicing Agreement, dated as of October 3, 2014, between Discover Bank and the Trustee (the “Second Amendment” and, together with the First Amendment, the “Amendments”); and

WHEREAS, the parties desire to amend and restate in its entirety the 2010 Pooling and Servicing Agreement in order to, among other things, provide for the substitution of Discover Funding for Discover Bank, in its capacity as Seller under the 2010 Pooling and Servicing Agreement;

NOW THEREFORE, in consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

ARTICLE I.

DEFINITIONS

SECTION 1.01 Definitions. Unless, with respect to a particular Series, a word or phrase is otherwise defined in the applicable Series Supplement, the following words and phrases shall have the following meanings:

“Account” shall mean each Initial Account and each Additional Account. No Account shall be a Charged-Off Account as of (i) the Account Selection Date, with respect to Accounts the Receivables of which are transferred to the Trust on the Initial Closing Date or (ii) the date an Account is selected for addition to the Trust, with respect to Accounts the Receivables under which are transferred to the Trust pursuant to an Assignment of Additional Accounts. Each Account shall be identified by account number on Schedule 1 hereto. The definition of an Account shall include a surviving credit account (a “Surviving Account”) in the event that (i) an Account or another credit account is combined with an Account pursuant to the Credit Guidelines for such Account (an “Account Combination”) and (ii) the Surviving Account of such Account Combination was an Account prior to such combination. The term “Account”

shall be deemed to refer to an Additional Account only from and after the Addition Date with respect thereto. The definition of Account shall not include any Account removed from the Trust pursuant to Section 2.11 hereof after it has been reassigned to the Holder of the Transferor Certificate.

“Account Combination” shall have the meaning set forth in the definition of “Account.”

“Account Selection Date” shall mean, for any Account transferred to the Trust on the Initial Closing Date, January 22, 1993, July 14, 1993 or September 22, 1993.

“Addition Date” shall mean each date as of which Additional Accounts are included as Accounts or Participation Interests are conveyed to the Trust pursuant to Section 2.10.

“Additional Account Cut-Off Date” shall mean, for any Additional Account, the date specified as such in the Assignment of Additional Accounts for such Additional Account.

“Additional Accounts” shall mean any credit card account that is designated as an Account under Section 2.10 and the related Assignment after the Amendment Closing Date and that is identified on Schedule 1 from and after the related Addition Date.

“Additional Funds” shall mean zero.

“Additional Originator” shall mean an affiliate of Discover Bank that is included in the same “affiliated group” as Discover Bank for United States federal tax purposes and that transfers Receivables in Additional Accounts to the Transferor pursuant to the Receivables Sale and Contribution Agreement.

“Adjustment” shall have the meaning set forth in Section 4.05.

“Aggregate Initial Investor Interest” shall mean at any time the sum of the Series Initial Investor Interests of all Series of Investor Certificates then issued and outstanding.

“Aggregate Invested Amount” shall mean at any time the sum of the Series Invested Amounts of all Series of Investor Certificates then issued and outstanding.

“Aggregate Investor Interest” shall mean at any time the sum of the Series Investor Interests of all Series of Investor Certificates then issued and outstanding.

“Aggregate Investor Percentage” shall mean at any time the sum of the applicable Series Percentages of all Series of Investor Certificates then issued and outstanding.

“Agreement” shall mean this Pooling and Servicing Agreement and all amendments hereof and Series Supplements hereto, including, with respect to any Series or Class, the related Series Supplement.

“Amendment Closing Date” shall mean [            ], 20[    ].

“Amortization Event” with respect to any Series shall mean any Amortization Event specified in Section 9.01 hereof or in the applicable Series Supplement.

“Applicable State” shall mean, (i) with respect to any Receivable, Interchange, or Originator, the state in which the applicable Originator is located, (ii) with respect to the Transferor, the state in which the Transferor is located, (iii) with respect to the Trustee, the state in which the Trustee is located and (iv) with respect to any Receivable being reassigned by the Trustee, the State in which the Trustee is located. Location of an entity with respect to the foregoing shall be determined in accordance with Section 9-307 of the UCC (or a comparable or successor provision thereto, however numbered) as in effect in the State of New York.

“Applicants” shall have the meaning set forth in Section 6.09.

“Assignment” shall mean any and all documents necessary to assign an interest in Additional Accounts, including an assignment substantially in the form of Exhibit A hereto.

“Authorized Newspaper” shall mean any newspaper or newspapers of general circulation in London, England printed in the English language (and, with respect to any Class or Series, if and so long as the Investor Certificates of such Class or Series are listed on the Luxembourg Stock Exchange and such exchange shall so require, in Luxembourg, printed in any language satisfying the requirements of such exchange) and customarily published on each business day at such place, whether or not published on Saturdays, Sundays or holidays.

“Book-Entry Certificates” with respect to any Series shall mean certificates evidencing a beneficial interest in the Investor Certificates of such Series, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.02; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to the Certificate Owners of such Series, such Certificates shall no longer be “Book-Entry Certificates.”

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in (v) New York, New York, (w) the County of New Castle, Delaware, (x) the city in which the Corporate Trust Office is located, (y) the city in which the principal executive offices of any Additional Originator is located or (z) the city in which the principal banking or executive offices of any Credit Enhancement Provider is located are authorized or obligated by law or executive order to be closed.

“Certificate” shall mean any certificated Transferor Certificate or any one of the Class A Certificates or the Class B Certificates.

“Certificate Interest” with respect to any Class of any Series shall have the meaning specified in the applicable Series Supplement.

“Certificate Owner” shall mean, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Certificate Principal” with respect to any Class of any Series shall have the meaning specified in the applicable Series Supplement.

“Certificate Rate” with respect to any Class of any Series shall have the meaning specified in the applicable Series Supplement.

“Certificate Register” shall mean the register maintained pursuant to Section 6.04, providing for the registration of Registered Certificates and transfers and exchanges thereof.

“Certificateholder” or “Holder” shall mean an Investor Certificateholder, a Person in whose name a Certificate is registered in the Certificate Register or a Person in whose name ownership of the uncertificated Transferor Certificate is recorded in the books and records of the Trustee.

“Charged-Off Account” shall mean each Account with respect to which the Servicer has charged-off the Receivables in such Account as uncollectible.

“Charged-Off Amount” shall mean, with respect to any Trust Distribution Date, the aggregate amount of Receivables in Accounts that became Charged-Off Accounts in the related Due Period, less (i) the cumulative, uncollected amount previously billed by the Servicers to Accounts that became Charged-Off Accounts during the related Due Period with respect to finance charges, cash advance fees, annual membership fees, fees for transactions that exceed the credit limit on the Account, late payment charges and any other type of charges that the Servicer has designated as “Finance Charge Receivables” with respect to Accounts that are not Charged-Off Accounts and (ii) the full amount of any such Receivables that have been repurchased under Section 2.07(b).

“Class” shall mean with respect to any Series, all the Investor Certificates of such Series that are designated by the same letter of the alphabet, pursuant to the Series Supplement for such Series. Any Series of Investor Certificates may contain one or more Classes of Investor Certificates, as set forth in the relevant Series Supplement.

“Class Finance Charge Collections” with respect to any Class of any Series shall have the meaning specified in the applicable Series Supplement.

“Class Invested Amount” with respect to any Class of any Series shall have the meaning specified in the applicable Series Supplement.

“Class Investor Charged-Off Amount” with respect to any Class of any Series shall have the meaning specified in the applicable Series Supplement.

“Class Investor Interest” with respect to any Class of any Series shall have the meaning specified in the applicable Series Supplement.

“Class Percentage” with respect to any Class of any Series shall have the meaning specified in the applicable Series Supplement.

“Class Principal Collections” with respect to any Class of any Series shall have the meaning specified in the applicable Series Supplement.

“Clearing Agency” shall mean an organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

“Clearing Agency Participant” shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream Banking” shall mean Clearstream International, an international clearing and settlement agency, and its divisions and successors.

“Collections” shall mean (i) all payments by or on behalf of an Obligor received by a Servicer in respect of Receivables in the form of cash, checks, wire transfers or other forms of payment in accordance with the relevant Credit Agreement in effect from time to time and all Recovered Amounts, and; (ii) amounts treated as Collections pursuant to Sections 2.07(b), 2.09(c), 3.01(c) and 4.05(b) of this Agreement and any amounts treated as Collections pursuant to the terms of any Series Supplement. A Collection processed on an Account in excess of the aggregate amount of Receivables in such Account shall be credited to such Account or refunded to the Obligor by the Servicer in accordance with its normal practice pursuant to Section 4.05(a). A Collection shall be deemed to have been received at the end of the day on the Date of Processing of such Collection.

“Collections Account” shall have the meaning specified in Section 4.02(a).

“Commission” shall mean the United States Securities and Exchange Commission.

“Common Depositary” with respect to any Series, if applicable, shall mean the Person specified in the applicable Series Supplement, in its capacity as common depositary for the respective accounts of Clearstream Banking and Euroclear.

“Corporate Trust Office” shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 190 S. LaSalle Street, Chicago, Illinois 60603, Attention: Corporate Trust Department.

“Credit Agreement” shall mean, with respect to an Account, the contract governing such Account.

“Credit Enhancement” with respect to any Series shall have the meaning specified in the applicable Series Supplement.

“Credit Enhancement Provider” with respect to any Series shall have the meaning specified in the applicable Series Supplement.

“Credit Guidelines” shall mean, with respect to any Account, the policies and procedures relating to the operation of such Account and similar accounts administered by the Servicer of such Account, including, without limitation, the written policies and procedures and the exercise of judgment by employees of the Servicer with respect to such accounts in accordance with such Servicer’s normal practice for determining the creditworthiness of customers holding such accounts, the extension of credit to customers, and relating to the maintenance of such accounts and the collection of receivables with respect to such accounts, as such policies and procedures may be amended from time to time by the Servicer of such accounts, as such policies and procedures may be implemented by any Person to whom such Servicer has delegated any of its duties pursuant to Section 8.06.

“Cut-Off Date” shall mean October 1, 1993.

“Date of Processing” with respect to any transaction shall mean the date on which such transaction is first recorded on the cardmember master file of the accounts maintained by or on behalf of the relevant Servicer (without regard to the effective date of such recordation).

“Debtor Relief Law” means (a) the United States Bankruptcy Code, (b) the Federal Deposit Insurance Act and (c) all other insolvency, bankruptcy, conservatorship, receivership, liquidation, reorganization or other debtor relief laws affecting the rights of creditors generally.

“Deficit Accumulation Amount” with respect to any Series, if applicable, shall have the meaning specified in the Series Supplement for such Series.

“Deficit Liquidation Amount” with respect to any Series, if applicable, shall have the meaning specified in the Series Supplement for such Series.

“Definitive Certificates” shall have the meaning specified in Section 6.02.

“Delinquency Percentage” means for each Distribution Date and the related Due Period is an amount (expressed as a percentage) equal to the ratio of (i) the aggregate balance of all 60-Day Delinquent Receivables as of the last day of Due Period immediately preceding such Distribution Date to (ii) the amount of Receivables as of the last day of Due Period immediately preceding such Distribution Date.

“Depository Agreement” with respect to any Series, if applicable, shall mean the agreement, dated the Series Closing Date for such Series, among the Transferor, the Trustee and the initial Clearing Agency providing for the delivery and transfer of Book-Entry Certificates for such Series.

“Discover Bank” shall mean Discover Bank and its successors and assigns.

“Discover Card”, when used to modify the term “account,” shall mean that access to such account is afforded by, among other means, a card bearing on its face the DISCOVER service mark (a copy of which is attached hereto as Exhibit B or, if the use of such service mark is suspended and another service mark is substituted therefor, a card bearing such substitute service mark).

“Discover Card Account” shall mean a Discover Card account established pursuant to a Credit Agreement between Discover Bank and any Person.

“Distribution Date” with respect to any Series shall have the meaning specified in the Series Supplement for such Series.

“Due Period” shall mean, with respect to any Trust Distribution Date or Distribution Date, the calendar month next preceding the calendar month in which such Trust Distribution Date or Distribution Date occurs.

“Eligible Receivable” shall mean each Receivable:

(a) which is payable in United States dollars;

(b) which was created in compliance, in all material respects, with all Requirements of Law applicable to the applicable Originator and the Servicer with respect to such Receivable, and pursuant to a Credit Agreement that complies, in all material respects, with all Requirements of Law applicable to the applicable Originator and Servicer;

(c) as to which, (i) at the time of the creation of such Receivable, the applicable Originator with respect to such Receivable had good and marketable title thereto free and clear of all Liens arising under or through such Originator, (ii) at the time of the conveyance of such Receivable to the Transferor pursuant to the Receivables Sale and Contribution Agreement, the applicable Originator had, or the Transferor will have, good and marketable title thereto free and clear of all Liens arising under or through such Originator and (iii) at the time of the conveyance of such Receivable to the Trust, the Transferor had, or the Trust will have, good and marketable title thereto free and clear of all Liens arising under or through the Transferor; and

(d) which constitutes an “account” under and as defined in Article 9 of the UCC as then in effect in the Applicable State with respect to such Receivable.

“Euroclear” shall mean Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, and any successor thereto.

“Exchange Act” shall mean the Securities Act of 1934, as amended.

“Exchange Date,” with respect to any Series or Class, the Investor Certificates of which are represented upon initial issuance by a Global Certificate, shall mean the first day following the expiration of 40 days after the later of (i) the Series Closing Date or (ii) the first date on which such Investor Certificates are offered to persons other than any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of such Investor Certificates, as determined by the Manager.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date hereof (or any amended or successor provisions that are substantially similar), any current or future regulations or official interpretations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue

Code, any published intergovernmental agreement entered into in connection with the implementation the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

“FATCA Withholding Tax” means any withholding or deduction required pursuant to FATCA.

“FDIC” shall mean the Federal Deposit Insurance Corporation acting through either the Savings Association Insurance Fund or the Bank Insurance Fund.

“Final Trust Termination Date” shall mean the expiration of 21 years from the death of the last survivor of Queen Elizabeth II of the United Kingdom of Great Britain and her descendants living on October 1, 1993.

“Finance Charge Collections” with respect to any Due Period shall mean the sum of (a) the lesser of the aggregate amount of Finance Charge Receivables for the preceding Due Period or Collections actually received in such Due Period and (b) all Recovered Amounts received during such Due Period.

“Finance Charge Receivables” with respect to any Account for any Due Period shall mean the net amount billed by the Servicer during such Due Period as finance charges on such Account and cash advance fees, annual membership fees, fees for transactions that exceed the credit limit on such Account, late payment charges billed during such Due Period to such Account and any other charges that the Servicer may designate as “Finance Charge Receivables” from time to time (provided that the Servicer shall not designate amounts owing for the payment of goods and services or cash advances as “Finance Charge Receivables”), less, in the event that such Account becomes a Charged-Off Account during such Due Period, the cumulative, uncollected amount previously billed by the Servicer to such Account as finance charges, cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on such Account, late payment charges and any other type of charges that the Servicer has designated as “Finance Charge Receivables” with respect to Accounts that are not Charged-Off Accounts.

“Fixed Principal Allocation Event” with respect to any Series shall have the meaning specified in the Series Supplement for such Series.

“Fractional Undivided Interest” shall mean the fractional undivided interest in the Trust evidenced by an Investor Certificate expressed as a portion of the Aggregate Invested Amount.

“Governmental Authority” shall mean the United States of America, any state or other political subdivision thereof.

“Group” shall mean, collectively, at any time, the one or more Series of Investor Certificates designated as part of the same Group at such time, whether by the Series Supplements establishing such Series or pursuant to Section 4.06. The Trustee shall designate a related Group Collections Account pursuant to Section 4.02(a) for each Group so established.

“Group Collections Account” shall have the meaning specified in Section 4.02(a).

“Holder of the Transferor Certificate” shall mean, at any specified time, the holder or owner of the Transferor Certificate. The Holder of the Transferor Certificate on the date of this Agreement shall be Discover Funding.

“Ineligible Receivable” shall have the meaning specified in Section 2.07(b).

“Initial Closing Date” shall mean October 27, 1993.

“Initial Account” shall mean each Discover Card account that was designated as an Account under the 2010 Pooling and Servicing Agreement and that is identified on the Account Schedule from and after the Amendment Closing Date.

“Interchange” for any Distribution Date shall mean all Interchange (as defined in the Receivables Sale and Contribution Agreement) that is allocable to the Receivables transferred by the Transferor to the Trust with respect to such Distribution Date.

“Interchange Series” shall mean all Series that indicate in the Series Term Sheet of their applicable Series Supplement that they are Interchange Series. Any Series that includes provisions for an “Interchange Series Trigger Date” in its Series Term Sheet shall be an Interchange Series for any specified purpose prior to such Interchange Series Trigger Date and an Interchange Series for all purposes following such Interchange Series Trigger Date.

“Interest Payment Date” with respect to any Series shall mean the dates specified as such in the applicable Series Supplement.

“Internal Revenue Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

“Investor Accounts” shall mean the Collections Account, the Group Collections Accounts and any other segregated trust accounts specified as Investor Accounts in any Series Supplement.

“Investor Certificateholder” shall mean the Person in whose name a Registered Certificate is registered in the Certificate Register.

“Investor Certificates” shall mean any one of the certificates (including Registered Certificates or any Global Certificate, as applicable) executed by Discover Funding as the Holder of the Transferor Certificate and authenticated by or on behalf of the Trustee, other than the Transferor Certificate.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, encumbrance, lien or other security agreement, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing.

“Manager” shall mean the lead manager, manager or co-manager or Person performing a similar function with respect to an offering of Definitive Euro-Certificates.

“Master Servicer” shall mean initially Discover Bank and thereafter any Person appointed as the successor Master Servicer as herein provided.

“Master Servicer Termination Event” shall have the meaning set forth in Section 10.01.

“Master Servicing Agreement” shall mean, if applicable, the agreement entered into by Discover Bank, as Master Servicer and Servicer, and any additional or successor Servicer or Servicers pursuant to Section 3.02(d) hereof, as such agreement may be amended or supplemented from time to time.

“Minimum Principal Receivables Balance” shall mean, on any date of determination, an amount equal to the sum of the Series Minimum Principal Receivables Balances for each Series then outstanding.

“Monthly Servicing Fee” shall have the meaning set forth in Section 3.03.

“Moody’s” shall mean Moody’s Investors Service Inc., and any successor thereto.

“New Issuance” shall have the meaning set forth in Section 6.06.

“Obligations” shall have the meaning specified in Section 2.08.

“Obligor” shall mean with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

“Officer’s Certificate” shall mean a certificate signed by a Vice President (or an officer holding an office with equivalent or more senior responsibilities or, in the case of each Master Servicer or any Servicer, a Servicing Officer and, in the case of the Transferor, any executive of the Transferor designated in writing by a Vice President of the Transferor for this purpose) of the Transferor, the Master Servicer or any Servicer or any Successor Master Servicer or Successor Servicer, as the case may be, and delivered to the Trustee.

“Opinion of Counsel” shall mean a written opinion of counsel, who may be counsel for or an employee of the Transferor or Discover Bank or any of their affiliates.

“Originator” means Discover Bank or an Additional Originator under the Receivables Sale and Contribution Agreement.

“Participation Interests” shall have the meaning specified in Section 2.10(a).

“Paying Agent” shall mean any paying agent appointed pursuant to Section 6.08 and shall initially be the Corporate Trust Office of the Trustee.

“Payment Date” shall mean any Interest Payment Date, any Principal Payment Date, if applicable, and any Special Payment Date.

“Permitted Investments” shall mean

(a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence: (i) obligations issued or fully guaranteed, as to timely payment, by the United States of America or any instrumentality or agency thereof when such obligations are backed by the full faith and credit of the United States of America; (ii) time deposits in, or bankers’ acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Trust’s investment or contractual commitment to invest therein, the short-term deposits or commercial paper or, in the absence of a rating on the short-term deposits or commercial paper of such depository institution or trust company, the long-term unsecured debt obligations of such depository institution or trust company shall have the Highest Rating; (iii) commercial paper or other short-term obligations having, at the time of the Trust’s investment or contractual commitment to invest therein, the Highest Rating; or (iv) investments in money market funds having the Highest Rating;

(b) demand deposits in the name of the Trust or the Trustee in any depository institution or trust company referred to in clause (a) (ii) above;

(c) securities not represented by an instrument, which are registered in the name of the Trustee upon books maintained for that purpose by or on behalf of the issuer thereof and identified on books maintained for that purpose by the Trustee as held for the benefit of the Trust or the Certificateholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act of 1940, as amended, and which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Permitted Investments, (ii) seeks to maintain a constant net asset value per share and (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares, and which will not result in the rating of any Class of any Series then outstanding to be withdrawn or lowered below the Required Rating, as confirmed in writing by the applicable Rating Agency

(d) a guaranteed investment contract (guaranteed as to timely payment), the terms of which meet the criteria of the Rating Agencies and with an entity whose credit standards meet the criteria of the Rating Agencies necessary to preserve the rating of each Class of each Series then outstanding; and

(e) repurchase agreements transacted with either

(i) an entity subject to the United States federal bankruptcy code, provided that (A) the term of the repurchase agreement is consistent with the requirements set forth in Section 4.02(c) with regard to the maturity of Permitted

Investments or is due on demand, (B) the Trustee or a third party acting solely as agent for the Trustee has possession of the collateral, (C) as evidenced by a certificate of a Servicing Officer of the Master Servicer delivered to the Trustee, the Trustee on behalf of the Trust has a perfected first priority security interest in the collateral, (D) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies, (E) the failure to maintain the requisite collateral level will obligate the Trustee to liquidate the collateral immediately, (F) the securities subject to the repurchase agreement are either obligations of, or fully guaranteed as to principal and interest by, the United States of America or an agency thereof, certificates of deposit or bankers acceptances and (G) as evidenced by a certificate of a Servicing Officer of the Master Servicer delivered to the Trustee, the securities subject to the repurchase agreement are free and clear of any third party lien or claim; or

(ii) a financial institution insured by the FDIC, or any broker-dealer with “retail customers” that is under the jurisdiction of the Securities Investors Protection Corp. (“SIPC”), provided that (A) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies, (B) the Trustee or a third party acting solely as agent for the Trustee has possession of the collateral, (C) as evidenced by a certificate of a Servicing Officer of the Master Servicer delivered to the Trustee, the Trustee on behalf of the Trust has a perfected first priority security interest in the collateral, (D) as evidenced by a certificate of a Servicing Officer of the Master Servicer delivered to the Trustee, the collateral is free and clear of third party liens; and, in the case of an SIPC broker, was not acquired pursuant to a repurchase or reverse repurchase agreement and (E) failure to maintain the requisite collateral percentage will obligate the Trustee to liquidate the collateral;

provided, however, that at the time of the Trust’s investment or contractual commitment to invest in any such repurchase agreement, the short-term deposits or commercial paper rating or, in the absence of a rating on the short-term deposits or commercial paper of such entity or institution, the long-term unsecured debt obligations of such entity or institution shall have a credit rating not lower than the Highest Rating. Permitted Investments shall include, without limitation, securities of Discover Bank or any of its affiliates which otherwise qualify as a Permitted Investment under clause (a), (b), (c), (d) or (e) above. For purposes of this definition of Permitted Investments, “Highest Rating” shall mean, with respect to Moody’s, P-1 or Aaa, and, with respect to Standard & Poor’s, A-1 or AAA, or with respect to either Standard & Poor’s or Moody’s, any rating category which will not cause the rating of any Class of any Series then outstanding to be withdrawn or lowered below the Required Rating, as confirmed in writing by the applicable Rating Agency.

“Person” shall mean an individual, a partnership or a Corporation. The term “Corporation” for the purposes of the preceding sentence only shall mean a corporation, joint stock company, business trust or other similar association.

“Principal Collections” shall mean, with respect to any Due Period, all Collections other than Finance Charge Collections.

“Principal Payment Date” with respect to any Series shall mean, if applicable, the dates specified as such in the applicable Series Supplement.

“Principal Receivable” shall mean each Receivable other than Finance Charge Receivables. Any Principal Receivables that the Transferor is unable to convey to the Trust as provided in Section 2.09(c) shall not be included in calculating the aggregate amount of Principal Receivables.

“Qualified Institution” shall mean a depository institution organized under the laws of the United States of America or any one of the states thereof which at all times has a short-term certificate of deposit rating of A-1/P-1 or better by the Rating Agencies and whose deposits are insured by the FDIC; provided, however, if such depository institution is expected to hold deposits for more than 30 days, such depository institution shall also at all times have a long-term unsecured debt rating of AA- by Standard & Poor’s. If any institution holding trust accounts shall cease be a Qualified Institution, each such account shall promptly (and in any case within not more than 10 calendar days) be moved to a Qualified Institution or to one or more segregated trust accounts in the trust department of such institution, if permitted. Trust accounts shall not be evidenced by certificates of deposit, passbooks, or other instruments.

“Rating Agency” shall mean any nationally recognized statistical rating organization hired by the Transferor or an Affiliate to rate any security issued under a Securitization Transaction.

“Reassignment” shall mean any and all documents necessary to reassign an interest in specified Accounts, including a reassignment substantially in the form of Exhibit C hereto.

“Receivable” shall mean any amount owing by the Obligor under an Account from time to time, including, without limitation, amounts owing for the payment of goods and services, cash advances, finance charges and other charges, if any, and shall include, to the extent necessary to collect such amount or enforce the related obligation, the contract under which the obligation to pay such amount arose. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. A Receivable shall not include any amount owing under a Charged-Off Account or an Account in which the Receivables have been repurchased pursuant to Section 2.07(b). Reference herein to a “receivable” shall include any amount owing by an Obligor under a Charged-Off Account or an Account in which the Receivables have been repurchased pursuant to Section 2.07(b).

“Receivable Repurchase Event” shall have the meaning specified in Section 2.07(a).

“Receivables Sale and Contribution Agreement” shall mean that certain Receivables Sale and Contribution Agreement, dated as of [            ], 20[    ], between Discover Bank and Discover Funding.

“Record Date” for any Distribution Date shall mean the last day of the preceding calendar month.

“Recovered Amounts” shall mean all amounts received with respect to receivables in Charged-Off Accounts including without limitation all proceeds from sales of such receivables pursuant to Section 3.02(b).

“Registered Certificateholder” shall mean the Holder of a Registered Certificate.

“Registered Certificate” shall have the meaning specified in Section 6.01.

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulatory Requirements” shall have the meaning set forth in Section 7.05.

“Removal Date” shall have the meaning set forth in Section 2.11.

“Removal Notice Date” shall mean a date on or prior to the fifth Business Day prior to a Removal Date.

“Removed Accounts” shall have the meaning set forth in Section 2.11.

“Removed Interchange” shall have the meaning set forth in Section 2.11(a).

“Required Daily Deposit” with respect to each Servicer with respect to any day for any Series then outstanding shall have the meaning set forth in the applicable Series Supplement.

“Required Rating” means, with respect to any Class or Series, the Required Rating (if any) for such Class or Series as set forth in the related Series Supplement for such Class or Series.

“Requirements of Law” for any Person shall mean the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any requirement of any law, rule or regulation or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System); provided, however, that any such requirement shall not be deemed a Requirement of Law if the enforcement of such requirement would not have a material adverse effect upon the collectibility of the Receivables taken as a whole.

“Responsible Officer” shall mean the Chairman or any Vice Chairman of the Board of Directors or Trustees of the Trustee, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees of the Trustee, the President, any Executive Vice President, Senior Vice President, Vice President, the Secretary, any Assistant

Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant or Deputy Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Sarbanes Certification” shall have the meaning specified in Section 14.04(c).

“Schedule 1” shall mean the computer file, hard copy or microfiche list delivered to the Trustee pursuant to Section 2.01(b) hereof (as such computer file, hard copy or microfiche list may be amended from time to time) which shall contain a true and complete list of all Accounts conveyed to the Trust identified by account number and shall identify the originator of each Account and the amount of Finance Charge Receivables and Principal Receivables in such Account as of the Cut-Off Date or the Additional Account Cut-Off Date, as applicable.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization Transaction” shall mean any New Issuance, whether publicly offered or privately placed, rated or unrated.

“Seller,” shall mean Discover Bank, in its capacity as Seller under the 2010 Pooling and Servicing Agreement.

“Series” shall mean any of the Series of Investor Certificates created pursuant to Section 6.06.

“Series Closing Date” with respect to any Series shall mean the day the Investor Certificates of such Series are initially issued, including the day the Global Certificate is issued, if applicable.

“Series Cut-Off Date” with respect to any Series of Investor Certificates shall mean the last day of the Due Period occurring in the month specified in the applicable Series Supplement.

“Series Distribution Account” with respect to any Series shall have the meaning specified in the applicable Series Supplement.

“Series Finance Charge Collections” with respect to any Series for any specified period of time shall have the meaning set forth in the applicable Series Supplement.

“Series Initial Investor Interest” with respect to any Series shall mean the amount specified as the Series Initial Investor Interest in the applicable Series Supplement.

“Series Interchange” shall have the meaning set forth in the applicable Series Supplement for each Interchange Series.

“Series Interest Funding Account” with respect to any Series shall have the meaning specified in the applicable Series Supplement.

“Series Invested Amount” with respect to any Series, with respect to any Distribution Date with respect to such Series, shall have the meaning set forth in the applicable Series Supplement.

“Series Investor Interest” with respect to any Series, with respect to any Distribution Date with respect to such Series, shall have the meaning set forth in the applicable Series Supplement.

“Series Minimum Principal Receivables Balance” with respect to any Series shall have the meaning specified in the applicable Series Supplement.

“Series Percentage” with respect to any Series shall have the meaning specified in the applicable Series Supplement.

“Series Principal Collections” with respect to any Series for any specified period of time shall have the meaning set forth in the applicable Series Supplement.

“Series Principal Funding Account” with respect to any Series shall have the meaning specified in the applicable Series Supplement.

“Series Repurchase Event” shall have the meaning specified in Section 2.06(a).

“Series Supplement” shall mean a supplement to this Agreement complying with the terms of Section 6.06.

“Series Termination Date” with respect to any Series shall mean the date specified as such in the applicable Series Supplement.

“Series Termination Proceeds” shall have the meaning set forth in Section 12.02(c).

“Servicer” shall mean initially (i) with respect to Discover Card Accounts, Discover Bank and (ii) with respect to any other Accounts, the Person who is designated as the Servicer with respect to such Accounts in the Assignment of Additional Accounts relating to such Accounts; and thereafter any Person appointed as a Successor Servicer to any such Servicer, as provided in Section 10.03. The term “Servicer” when used in this Agreement or any Series Supplement to refer to actions to be taken with respect to any Accounts, shall refer to one or more Servicers, as applicable, and to any particular Servicer only with respect to Accounts serviced by such Servicer.

“Servicer Payment Date” means the 15th day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day).

“Servicer Termination Event” shall have the meaning specified in Section 10.02.

“Servicing Criteria” shall mean the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Officer” shall mean any employee of the Master Servicer or of any Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Master Servicer and each Servicer, as such lists may from time to time be amended.

“Servicing Participant” shall mean any Person who is responsible for any Servicing Criteria and who is required pursuant to Item 1122(d) of Regulation AB to provide an assessment of compliance therefore. For the avoidance of doubt, the term “Servicing Participant” shall not include the Trustee, the Master Servicer or Discover Bank, as Servicer, as Regulation AB compliance matters with respect to such entities are independently addressed in this Agreement.

“Special Payment Date” with respect to any Series shall have the meaning specified in the applicable Series Supplement.

“Standard & Poor’s” shall mean Standard & Poor’s Ratings Service, a division of McGraw-Hill, Inc., and any successor thereto.

“Successor Master Servicer” shall have the meaning specified in Section 10.03.

“Successor Servicer” shall have the meaning specified in Section 10.03.

“Tax Information” means information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including FATCA Withholding Tax.

“Termination Notice” shall have the meaning specified in Sections 10.01 and 10.02.

“Transfer Agent” shall have the meaning specified in Section 6.04(a) and initially shall be the Trustee and any co-transfer agent chosen by the Transfer Agent and acceptable to the Trustee and the Holder of the Transferor Certificate, including, if and so long as any Class of any Series is listed on the Luxembourg Stock Exchange and such exchange shall so require, a co-transfer agent in Luxembourg. Any reference in this Agreement or a Series Supplement to the Transfer Agent shall include any co-transfer agent unless the context requires otherwise.

“Transferor LLC Agreement” shall mean the limited liability company agreement of Discover Funding, dated as of May 18, 2015.

“Transferor Certificate” shall mean (i) if the holder elects to evidence its fractional undivided interest in the Trust in certificated form pursuant to Section 6.01 hereof, the certificate executed by Discover Funding as the Holder of the Transferor Certificate and authenticated by the Trustee, substantially in the form of Exhibit D hereto, or (ii) an uncertificated fractional undivided interest in the Trust as evidenced by a recording in the books and records of the Trustee including the right to receive the Collections and other amounts to be paid to the Holder of the Transferor Certificate at the times and in the amounts specified herein and in any series supplement hereto which may be in effect from time to time.

“Transferor Interest” shall mean, with respect to any Trust Distribution Date or Distribution Date, the aggregate amount of Principal Receivables in the Trust at the end of the related Due Period minus the Aggregate Investor Interest at the end of such day; provided, however, that, except for purposes of determining whether Discover Funding as the Holder of the Transferor Certificate shall make a deposit pursuant to the fourth sentence of Section 2.07(b), the Transferor Interest shall in no event be less than zero.

“Transferor Percentage” shall mean, on any date of determination, with respect to any specified category, an amount equal to 100% of such category minus the applicable Aggregate Investor Percentage.

“Transferor Servicing Fee” shall have the meaning set forth in Section 3.03.

“Trust” shall mean the trust created by this Agreement, the corpus of which shall consist of the Receivables existing as of the Cut-Off Date or thereafter created and all monies due or to become due with respect thereto, Interchange arising on or after November 1, 2004, all proceeds (as defined in Section 9-102(64) of the UCC or a comparable or successor provision thereto, however numbered, as in effect in the Applicable State with respect to each such Receivable or such Interchange) of the Receivables and Interchange, such funds as from time to time are deposited in the Investor Accounts and the benefits of any Credit Enhancement with respect to any Series then outstanding.

“Trust’s Annual Report Date” shall have the meaning specified in Section 3.07(a).

“Trust’s Transition Report Date” shall have the meaning specified in Section 3.07(a).

“Trustee” shall mean the institution executing this Agreement as Trustee, or its successor in interest, or any successor trustee appointed as herein provided.

“Trust Distribution Date” shall mean November 10, 1993 and the tenth day of each calendar month thereafter, or, if such tenth day is not a Business Day, the next succeeding Business Day.

“Trust Portfolio Repurchase Event” shall have the meaning specified in Section 2.05(a).

“UCC” shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

SECTION 1.02 Other Definitional Provisions.

(a) The term “include” introduces a nonexhaustive list. A reference to any law is to that law as amended or supplemented to the applicable time. A reference to any agreement, document, policy, or procedure is to that agreement, document, policy, or procedure as may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time. A reference to any Person includes that Person’s successors and permitted assigns.

(b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles in effect on the date hereof. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

ARTICLE II.

CONVEYANCE OF RECEIVABLES; ISSUANCE OF INVESTOR CERTIFICATES

SECTION 2.01 Conveyance of Receivables.

(a) The Transferor hereby sells, transfers, assigns and otherwise conveys to the Trust for the benefit of the Certificateholders, without recourse, all right, title and interest of the Transferor in and to the Receivables existing as of the Amendment Closing Date and thereafter created (which become the property of the Trust on a daily basis as they arise), all monies due or to become due with respect thereto, and all proceeds (as defined in Section 9-102(a)(64) of the UCC or a comparable or successor provision thereto, however numbered, as in effect in the State of Delaware) of such Receivables. Additionally, the Transferor hereby sells, transfers, assigns and otherwise conveys to the Trust for the benefit of the Certificateholders, without recourse, all right title and interest of the Transferor in and to the Interchange for each Distribution Date and all proceeds (as defined in Section 9-102(a)(64) of the UCC as in effect in the State of Delaware or a comparable or successor provision thereto, however numbered) of such Interchange. The Transferor does hereby further transfer, assign, set over and otherwise convey to the Trust for the benefit of the Certificateholders, without recourse, all of the Transferor’s rights, remedies, powers, privileges and claims under or with respect to the Receivables Sale and Contribution Agreement (whether arising pursuant to the terms of the Receivables Sale and Contribution Agreement or otherwise available to the Transferor at law or in equity). The Transferor intends such sale, transfer, assignment and conveyance to be an absolute transfer of such property. However, because, and only because, of the possibility that such sale, transfer, assignment or conveyance may be deemed to be a pledge of such property, the Transferor does hereby grant to the Trust, for the benefit of the Certificateholders, a security interest in such property.

(b) In connection with such sale, the Transferor further agrees, at its own expense, on or prior to (A) the Amendment Closing Date, in the case of the Initial Accounts, and (B) the applicable Addition Date, in the case of the Additional Accounts to (i) indicate in its books and records (including any appropriate computer files) that Receivables created in connection with the Accounts have been sold to the Trust pursuant to this Agreement for the benefit of the Certificateholders and (ii) deliver Schedule 1 to the Trustee.

(c) The Accounts (and only the Accounts) shall be identified with a “41”, “42”, “341”, or “342” in the field captioned “SECURED_POOL_NBR”; provided, however, that the Transferor may instruct or authorize a change of the number used to identify any of the Accounts, or the caption of the field if the Transferor records and files, at its own expense, any amendment to any financing statements with respect to the Receivables then existing and thereafter created as is necessary to preserve the perfection of the security interest in such Receivables to the Trust after giving effect to such change, and shall deliver a file-stamped copy of such amendment or other evidence of such filing to the Trustee on or prior to the date of any such change.

(d) By executing this Agreement and the Receivables Sale and Contribution Agreement, the parties hereto and thereto do not intend to cancel, release or in any way impair the conveyance made by Discover Bank, in its capacity as “Seller” under the 2010 Pooling and Servicing Agreement. Without limiting the foregoing, the parties hereto acknowledge and agree as follows:

(i) Any transfer, assignment or other conveyance by Discover Bank to the Transferor of assets under the Receivables Sale and Contribution Agreement or under any Transaction Document shall be subject to any rights in such assets granted by Discover Bank, as “Seller” under the 2010 Pooling and Servicing Agreement, to the Trustee pursuant to the 2010 Pooling and Servicing Agreement;

(ii) The trust created by and maintained under the 2010 Pooling and Servicing Agreement shall continue to exist and be maintained under this Agreement;

(iii) All series of investor certificates issued under the 2010 Pooling and Servicing Agreement shall constitute Series issued and outstanding under this Agreement, and any supplement executed in connection with such series shall constitute a Supplement executed hereunder;

(iv) All references to the 2010 Pooling and Servicing Agreement in any other instruments or documents shall be deemed to constitute references to this Agreement. All references in such instruments or documents to Discover Bank in its capacity as the “Seller” of receivables and related assets under the 2010 Pooling and Servicing Agreement shall be deemed to include reference to the Transferor in such capacity hereunder;

(v) Subject to clause (vii) below, the Transferor hereby assumes and agrees to perform all obligations of Discover Bank, in its capacity as “Seller” (but not as “Master Servicer” or “Servicer”), under or in connection with the 2010 Pooling and Servicing Agreement (as amended and restated by this Agreement) and any supplements to the 2010 Pooling and Servicing Agreement;

(vi) To the extent this Agreement requires that certain actions are to be taken as of the Initial Closing Date or another date prior to the date hereof, Discover Bank’s execution of such action under the 2010 Pooling and Servicing Agreement shall constitute satisfaction of such requirement; and

(vii) All representations, warranties and covenants of Discover Bank, as Seller, made in the 2010 Pooling and Servicing Agreement and any Assignment with respect to Receivables transferred to the Trust prior to the Amendment Closing Date shall remain in full force and effect.

SECTION 2.02 Authentication of Certificates. The Trustee shall, as of the Amendment Closing Date, cause a Transferor Certificate evidencing the entire ownership of the Trust to be duly authenticated and delivered to or upon the order of the Transferor pursuant to Section 6.03; provided, however, that such Transferor Certificate need not evidence the entire ownership of the Trust if one or more Series is issued as of the Initial Closing Date.

SECTION 2.03 Acceptance by the Trustee.

(a) The Trustee hereby undertakes to perform its obligations as set forth herein. Subject to Section 4.03(b), the Trustee on behalf of the Trust, with the consent of Discover Funding as the Holder of the Transferor Certificate, hereby agrees to allow (without further action by the Trustee) each Servicer to use all Collections in respect of Receivables serviced by such Servicer until the funds are transferred to, or at the direction of, the Master Servicer for disbursement in accordance with the terms of Article IV hereof. The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest previously held by the Transferor in and to the Receivables (or receivables in Charged-Off Accounts) existing as of the Cut-Off Date and thereafter created and Interchange conveyed by the Transferor pursuant to Section 2.01 hereof, and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that on or prior to the Amendment Closing Date, the Transferor delivered to the Trustee Schedule 1 hereto with respect to the Initial Accounts pursuant to Section 2.01 hereof.

(b) The obligation of the Trustee to accept the Receivables shall be subject to the condition that the Transferor record and file, at its own expense, one or more financing statements, with respect to the Receivables then existing and thereafter created, for the sale of “accounts” (as defined in Section 9-102(a)(2) of the UCC or a comparable or successor provision thereto, however numbered, as in effect in the Applicable State with respect to the Transferor) and meeting the requirements of law of such Applicable State, in such manner as is necessary to perfect the sale and assignment of such Receivables to the Trust, and to deliver a file-stamped copy of such financing statement or other evidence of such filing to the Trustee on or prior to the Amendment Closing Date.

(c) The Trustee hereby agrees not to disclose to any Person any information contained in Schedule 1 or delivered to the Trustee by the Transferor pursuant to Sections 2.01 or 2.10, except (i) as is required in connection with the performance of its duties hereunder; (ii) as is required in connection with enforcing the rights of the Certificateholders or to a Successor Master Servicer appointed pursuant to Section 10.03 or (iii) as is required to comply with Requirements of Law or any court order applicable to the Trustee. The Trustee shall, through the Transferor as provided in Section 2.09(a), make all necessary disclosures in order to comply with the UCC as in effect in any Applicable State. The Trustee agrees to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow the Transferor to inspect the Trustee’s security and confidentiality arrangements from time to time during normal business hours. The Trustee shall provide the Transferor with written notice five days prior to any disclosure pursuant to this Section 2.03(c), unless such disclosure is required sooner by law or by any court order applicable to the Trustee.

(d) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Certificateholders or the Trust other than as contemplated in this Agreement.

SECTION 2.04 Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trust, in the case of subsections (a), (b), (f), (g) and (h) below, as of the date of this Agreement, and, in the case of subsections (c), (d) and (e) below, as of the dates specified therein, that:

(a) Organization, etc. The Transferor has been duly formed and is validly existing as a Delaware limited liability company, and has full limited liability power and authority to execute and deliver this Agreement and each Assignment of Receivables to be delivered by it and to perform the terms and provisions hereof and thereof.

(b) Due Authorization. The execution, delivery and performance of this Agreement by the Transferor have been, and each Assignment of Receivables to be delivered by it at the time of delivery will have been, duly authorized by all necessary limited liability company action, do not require any approval or consent of any governmental agency or authority, do not and will not conflict with any material provision of the Certificate of Formation or Limited Liability Company Agreement of the Transferor, and do not and will not conflict with or result in a breach which would constitute a material default under, any agreement for borrowed money binding upon or applicable to it or such of its property that is material to it, or to the best of the Transferor’s knowledge, any law or governmental regulation or court decree applicable to it or such material property, and this Agreement on the Amendment Closing Date is, and any Assignment of Receivables delivered by the Transferor at the time of delivery will be the valid, binding and enforceable obligations of the Transferor, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.

(c) Accuracy of Information. All information heretofore furnished by the Transferor in writing to the Trustee for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Transferor in writing to the Trustee will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.

(d) Transfer of Receivables. As of the Initial Closing Date, each Receivable conveyed by Discover Bank to the Trust then existing on such date is an Eligible Receivable, except that the Transferor makes no representation or warranty with respect to the existence of any statutory or other non-consensual Liens with respect to the Receivables. In the case of Additional Accounts, (i) as of any applicable Addition Date occurring prior to the Amendment

Closing Date, each Receivable conveyed by Discover Bank to the Trust then existing under such Additional Accounts, and (ii) as of any applicable Addition Date occurring on and after the Amendment Closing Date, each Receivable conveyed by the Transferor to the Trust then existing under such Additional Accounts, is an Eligible Receivable, except that the Transferor makes no representation or warranty with respect to the existence of any statutory or other non-consensual Liens with respect to the Receivables.

(e) Creation of Receivables. As of the date of the creation of any Receivable transferred to the Trust (i) by Discover Bank prior to the Amendment Closing Date and (ii) by the Transferor on and after the Amendment Closing Date, such Receivable is an Eligible Receivable, except that the Transferor makes no representation or warranty with respect to the existence of any statutory or other non-consensual Liens with respect to the Receivables.

(f) Selection of Accounts. The Accounts were not selected on any basis indicative of creditworthiness, except that on the date of selection of the Accounts, charged-off accounts were not included.

(g) Adverse Proceedings. To the best knowledge of the Transferor, there are no proceedings or investigations pending against the Transferor before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Transferor (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling which in the Transferor’s judgment would materially and adversely affect the performance by the Transferor of its obligations under this Agreement or the validity or enforceability of this Agreement.

(h) Interchange. None of the Transferor, Discover Bank or Discover Financial Services, Inc. has or will have any right to reclaim Interchange from the Trust after it has been transferred to the Trust by the Transferor on the applicable Distribution Date.

The representations and warranties set forth in this Section 2.04 shall survive the transfer and assignment to the Trust of the Receivables transferred to the Trust by the Transferor.

SECTION 2.05 Trust Portfolio Repurchase Obligations of the Transferor.

(a) Trust Portfolio Repurchase Events. If, as of the Amendment Closing Date for clauses (i) through (vi) or, with respect to any Additional Accounts, as of any date on which there is an assignment of such Additional Accounts:

(i) this Agreement or the appropriate Assignment delivered after the Amendment Closing Date, as the case may be, does not constitute a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equity principles; or

(ii) this Agreement or the appropriate Assignment delivered after the Amendment Closing Date, as the case may be, constitutes a sale of the Receivables existing as of the Amendment Closing Date (or the Additional Account Cut-Off Date, as applicable) and thereafter created, and of all proceeds (as defined in the UCC as in effect in the Applicable State with respect to such Receivables) of such Receivables, but does not constitute a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to such property, or such property will not be owned by the Trust free and clear of any Lien of any Person claiming through or under the Transferor; or

(iii) this Agreement or the appropriate Assignment delivered after the Amendment Closing Date, as the case may be, does not constitute a sale of such property, and it further does not constitute a grant of a security interest (as defined in the UCC as in effect in the Applicable State with respect to any Receivable) in such property to the Trust which is enforceable with respect to existing Receivables and the proceeds thereof upon execution and delivery of the Agreement or Assignment, and which will be enforceable with respect to such Receivables hereafter or thereafter created and the proceeds thereof upon such creation; or

(iv) this Agreement or the appropriate Assignment delivered after the Amendment Closing Date, as the case may be, constitutes the grant of a security interest to the Trust in such property, upon the filing of the financing statements described in Section 2.03(b) or the appropriate Assignment, as the case may be, and in the case of the Receivables hereafter created and proceeds thereof, upon such creation, and the Trust does not then have a first priority perfected security interest in such property except for statutory or other non-consensual liens; or

(v) the Transferor or a Person claiming through or under the Transferor has any claim to or interest in any of the Investor Accounts, other than (A) the interest of the Certificateholders and (B) if the Agreement or appropriate Assignment occurring after the Amendment Closing Date, as the case may be, constitutes the grant of a security interest in such property, the interest of the Transferor in such property as a debtor for purposes of the UCC as in effect in the Applicable State with respect to any Receivable; or

(vi) any of the representations and warranties set forth in Section 2.04(a), (b) or (c) are not true and correct and such breach is not cured within 60 days of the earlier of (A) actual knowledge of such breach by the Transferor or (B) receipt by the Transferor and the Master Servicer of written notice of such breach by either the Trustee or the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Aggregate Invested Amount (and to the Trustee if given by the Investor Certificateholders); or

then a Trust Portfolio Repurchase Event shall have occurred. The Trustee shall have no duty to conduct any affirmative investigation for purposes of this Section 2.05(a).

(b) Repurchase of Trust Portfolio. If at any time a Trust Portfolio Repurchase Event shall have occurred and be continuing, either the Trustee or the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Aggregate Invested Amount, by notice then given in writing to the Transferor and the Master

Servicer (and to the Trustee if given by the Investor Certificateholders), may direct Discover Funding as the Holder of the Transferor Certificate to purchase an amount of Principal Receivables (as specified below) within 60 days of such notice, or within such longer period as may be specified in such notice, and Discover Funding as the Holder of the Transferor Certificate shall be obligated to purchase such Receivables with respect to each Series then outstanding on or before the Distribution Date with respect to each such Series occurring within such period subject to the provisions of Section 2.08, on the terms and conditions set forth below; provided, however, that no such purchase shall be required to be made if, at any time during such period, such Trust Portfolio Repurchase Event shall not adversely affect in any material respect the interests of the Investor Certificateholders as a whole. In such case, (i) Discover Funding as the Holder of the Transferor Certificate shall deposit into each Series Distribution Account for each Series then outstanding on or before the Distribution Date with respect to such Series an amount equal to the purchase price for such Series, as set forth in the next sentence, and (ii) the Trustee shall, except in the case of a Trust Portfolio Repurchase Event caused by an Assignment of Additional Accounts, pay the amount on deposit in each Series Principal Funding Account with respect to Series Principal Collections to the Series Distribution Account with respect to each such Series on such Distribution Date, and the total amount deposited into the Series Distribution Account pursuant to clauses (i) and (ii) shall be distributed to the Investor Certificateholders pursuant to Section 12.02.

The purchase price with respect to each Series will be equal to (i) the Series Investor Interest on the Distribution Date with respect to such Series immediately preceding the date such deposit is made (after giving effect to any distributions made on such Distribution Date) plus (ii) all accrued but unpaid Certificate Interest on the outstanding amount of Investor Certificates of such Series to be so purchased through the date set for such purchase; provided, however, that if an assignment of Additional Accounts results in a Trust Portfolio Repurchase Event, only the Receivables of such Additional Accounts shall be repurchased at a price with respect to each Series equal to the product of (i) the Series Percentage with respect to Principal Receivables for the next following Distribution Date with respect to such Series and (ii) the amount of Receivables attributable to the Additional Accounts, and such purchase price shall be applied as Collections in respect of such Receivables in accordance with each applicable Series Supplement and deposited in the Group Collections Account relating to each Series. Payment of the purchase price and the amounts on deposit in the Collections Account with respect to the preceding Due Period shall be considered a prepayment in full of such Receivables. On each Distribution Date on which such amount is scheduled to be deposited, the Receivables to be so purchased and all the monies due or to become due with respect thereto and all proceeds of such Receivables (including, if applicable, all amounts on deposit in the Series Interest Funding Account for each Series) shall be released to Discover Funding as the Holder of the Transferor Certificate, and the Trustee shall execute and deliver such instruments of transfer or assignment including, without limitation, any document necessary to release the Trust’s security interest in such Receivables and to release any filing evidencing or perfecting such security interest, in each case without recourse, representation or warranty (except for the warranty that since the date of transfer by the Transferor under this Agreement the Trustee has not sold, transferred or encumbered any such Receivables or interest therein), as shall be reasonably requested by Discover Funding as the Holder of the Transferor Certificate to vest in Discover Funding as the Holder of the Transferor Certificate, or its designee or assignee, all right, title and interest of the Trust in and to such Receivables, all monies due or to become due with respect thereto and all proceeds of such Receivables.

SECTION 2.06 Series Repurchase Obligations of the Transferor.

(a) Series Repurchase Event. If, as of the Series Closing Date with respect to any Series, the Series Supplement for such Series does not constitute a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equity principles, then a Series Repurchase Event shall have occurred. The Trustee shall have no duty to conduct any affirmative investigation for purposes of this Section 2.06(a).

(b) Repurchase of Series. If at any time a Series Repurchase Event shall have occurred and be continuing, either the Trustee or the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Series Invested Amount with respect to such Series, by notice then given in writing to the Transferor and the Master Servicer (and to the Trustee if given by the Investor Certificateholders of such Series), may direct Discover Funding as the Holder of the Transferor Certificate to purchase the Investor Certificates of such Series within 60 days of such notice, or within such longer period as may be specified in such notice, and Discover Funding as the Holder of the Transferor Certificate shall be obligated to purchase such Investor Certificates on a Distribution Date with respect to such Series occurring within such period, subject to the provisions of Section 2.08, on the terms and conditions set forth below; provided, however, that no such purchase shall be required to be made if, at any time during such period, such Series Repurchase Event shall not adversely affect in any material respect the interests of the Investor Certificateholders of such Series as a whole. In such case, on such Distribution Date, (i) Discover Funding as the Holder of the Transferor Certificate shall deposit into the Series Distribution Account an amount equal to the sum of (x) the Series Investor Interest on the Distribution Date with respect to such Series immediately preceding the date such deposit is made (after giving effect to any distributions made on such Distribution Date) and (y) all accrued but unpaid Certificate Interest on the outstanding amount of Investor Certificates to be so purchased through the date set for such purchase, and (ii) the Trustee shall pay the amount on deposit in the Series Principal Funding Account with respect to such Series to the Series Distribution Account with respect to such Series, and the total amount deposited into the Series Distribution Account pursuant to clauses (i) and (ii) shall be distributed to the Investor Certificateholders of such Series pursuant to Section 12.02.

SECTION 2.07 Repurchase Obligations of the Transferor Relating to Receivables.

(a) Receivable Repurchase Events. In the event that each Receivable that is transferred to the Trust is not, as of the time of such transfer, an Eligible Receivable and such event has a material adverse effect on the Certificateholders’ interest in the Receivables as a whole and is not cured within 60 days of the earlier of (i) actual knowledge of such event by the Transferor or (ii) receipt by the Transferor of written notice of any such event given by the Trustee, then a Receivable Repurchase Event shall have occurred. Upon receipt of actual knowledge of any such event, the Transferor shall deliver a written notice to such effect to the

Rating Agencies and the Trustee. The determination of materiality pursuant to this Section 2.07(a) shall be made by an officer of the Master Servicer in his sole reasonable judgment. Notwithstanding the foregoing, if (a) the amount of Principal Receivables in the Trust at the end of the Due Period in which the Transferor obtained (i) actual knowledge of the transfer of a Receivable that is not an Eligible Receivable, or (ii) written notice of such a transfer from the Trustee, would be less than the Minimum Principal Receivables Balance if such Receivables were excluded from the amount of Principal Receivables used in such determination, and (b) Discover Bank’s short term debt rating from Standard & Poor’s is less than A-1, then a Receivables Repurchase Event shall automatically occur with respect to each such Receivable that was not an Eligible Receivable upon transfer and the Receivables in each Account to which such event relates shall be removed from the Trust in accordance with Section 2.07(b). The Trustee shall have no duty to conduct any affirmative investigation as to the eligibility of any Receivable for purposes of this Section 2.07(a) but shall provide written notice to the Transferor referred to in this Section 2.07(a) when directed by any Certificateholder.

(b) Purchase of Ineligible Receivables. If at any time a Receivable Repurchase Event shall have occurred and be continuing, Discover Funding as the Holder of the Transferor Certificate shall purchase all the Receivables in each Account in which there is any Receivable as to which such event relates (an “Ineligible Receivable”), subject to the provisions of Section 2.08, on the terms and conditions set forth below. Discover Funding as the Holder of the Transferor Certificate shall purchase all the Receivables in each Account with an Ineligible Receivable on the Trust Distribution Date related to the then current Due Period by directing the Master Servicer to deduct the amount of such Receivables which are Principal Receivables from the aggregate amount of Principal Receivables in the Trust. On and after the date of such repurchase, Receivables so purchased shall not be included in the calculation of any Series Percentage, the Transferor Percentage or the Transferor Interest. In the event that such an exclusion of Receivables from the calculation of the Transferor Interest would cause the Transferor Interest to be a negative number on the date of purchase of such Receivables, Discover Funding as the Holder of the Transferor Certificate shall make a deposit in the Collections Account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be reduced below zero. Such deposit shall be considered a payment in full of such Receivables and shall be applied as Collections in respect of such Receivables in accordance with Section 4.03. Upon each such purchase of Receivables by Discover Funding as the Holder of the Transferor Certificate, the Trust shall automatically and without further action be deemed to sell, transfer, assign and otherwise convey to Discover Funding as the Holder of the Transferor Certificate without recourse, representation or warranty (except for the warranty that since the date of transfer by the Transferor under this Agreement the Trustee has not sold, transferred or encumbered any such Receivable or interest therein), all the right, title and interest of the Trust in and to such Receivables, all monies due or to become due with respect thereto, all proceeds thereof and all Receivables thereafter created in such Account. The Trustee shall execute such documents and instruments of transfer or assignment including, without limitation, any document necessary to release the Trust’s security interest in such Receivables and to release any filings evidencing or perfecting such security interest and take such other actions as shall reasonably be requested by Discover Funding as the Holder of the Transferor Certificate to effect the conveyance of such Receivables pursuant to this section. The obligation of Discover Funding as the Holder of the Transferor Certificate to purchase any Ineligible Receivables, and to make the deposits, if any, required to be made to the Collections

Account as provided in this Section 2.07(b), shall constitute the sole remedy respecting the event giving rise to such obligation available to the Certificateholders (or the Trustee on behalf of the Certificateholders).

SECTION 2.08 [Reserved].

SECTION 2.09 Covenants of the Transferor. The Transferor hereby covenants that:

(a) Security Interests. Except for the conveyances hereunder, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable or any Interchange transferred to the Trust by the Transferor, whether existing as of the Amendment Closing Date or thereafter created, or any interest therein, and the Transferor shall defend the right, title, and interest of the Trust in, to and under such Receivables and such Interchange, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor. The Transferor shall, if so requested by the Trustee, as agent for the Transferor, provide information to third parties (which information may be provided by the Transferor directly or through the Trustee) concerning the Accounts, the Receivables and the Interchange sufficient to comply with the UCC as in effect in the Applicable State.

(b) Enforcement of Receivables Sale and Contribution Agreement. The Transferor agrees to take all actions necessary and appropriate to enforce its rights and claims under the Receivables Sale and Contribution Agreement.

(c) Account Allocations. In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of any governmental agency having regulatory authority over the Transferor or any court of competent jurisdiction ordering that the Transferor not convey any additional Principal Receivables to the Trust) then, in any such event, the Transferor agrees to allocate and pay to the Trust, after the date of such inability, all Collections with respect to Receivables that would have been Principal Receivables but for the inability to transfer such Receivables (up to an aggregate amount equal to the amount of Principal Receivables in the Trust on such date with respect to Principal Receivables transferred to the Trust by the Transferor); and the Transferor agrees to have such amounts applied as Collections in accordance with Section 4.03. If the Transferor is unable pursuant to any Requirement of Law to allocate payments on the Accounts as described above, the Transferor agrees that it shall, in any such event, allocate after such date payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Section 4.03. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to the Trust by the Transferor shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with Section 4.03.

(d) Receivables and Interchange Not to be Evidenced by Promissory Notes. The Transferor will not take any action to cause any Receivable or any Interchange to be evidenced by any instrument (as defined in the UCC as in effect in the Applicable State with respect to the Transferor) except in connection with its enforcement or collection of an Account.

(e) Notice to Trustee. Promptly upon receipt of notice by any officer of the Transferor that any liens (other than those contemplated by this Agreement or any Assignment) have been placed on the Receivables, the Transferor shall notify the Trustee in writing of such liens.

(f) Separate Company Existence. The Transferor shall comply with Section 9(j)(iv) of the Transferor LLC Agreement.

SECTION 2.10 Addition of Accounts.

(a) Required Additions.

(i) In the event that the amount of Principal Receivables in the Trust at the end of any Due Period is less than the Minimum Principal Receivables Balance, Discover Funding as the Holder of the Transferor Certificate shall designate, effective no later than the commencement of the following Due Period, Additional Accounts to be included as Accounts, which may be credit accounts originated by Discover Bank or affiliates of Discover Bank, whether or not such accounts are Discover Card accounts, and shall transfer to the Trust (A) all receivables existing in such Additional Accounts on the date of designation, to be included as Receivables and (B) all receivables created in such Additional Accounts on and after the effective date of designation, and the corresponding portion of Interchange arising on and after the effective date of such designation, in each case subject to the conditions set forth in Section 2.10(b) or (c), as applicable, in a sufficient amount such that, after giving effect to such additions, the amount of Principal Receivables in the Trust is at least equal to the Minimum Principal Receivables Balance.

(ii) In lieu of, or in addition to, designating Additional Accounts pursuant to paragraph (i) above, Discover Funding as the Holder of the Transferor Certificate may, subject to the applicable conditions set forth in Section 2.10(d), convey to the Trust participations representing undivided interests in a pool of assets primarily consisting of receivables in revolving credit card accounts and collections thereon (“Participation Interests”). The addition of Participation Interests to the Trust pursuant to this Section 2.10 shall be effected by an amendment to this Agreement, dated the applicable Addition Date, pursuant to Section 13.01(a).

(b) Conditions to the Designation of Discover Card Accounts Originated by Discover Bank as Additional Accounts. Discover Funding as the Holder of the Transferor Certificate shall be permitted to designate Discover Card accounts originated by Discover Bank as “Additional Accounts” if the following conditions are satisfied on or prior to the Addition Date (except with respect to Section 2.10(b)(i), which shall be satisfied on or prior to the fifth Business Day following the Addition Date):

(i) the Transferor shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Certificateholders) in substantially the form of Exhibit A and a computer file, hard copy or microfiche list containing a true and complete list of all such Additional Accounts identified by account number, which computer file, hard copy or microfiche list shall be deemed to be an amendment to Schedule 1 hereto as of the date of such Assignment;

(ii) the Servicer with respect to such Additional Accounts shall have delivered a certificate of a Servicing Officer confirming that the Additional Accounts were not selected on the basis of any selection criteria believed by such Servicer to be materially adverse to the interests of the Holders of any Class of any Series then outstanding or any Credit Enhancement Provider;

(iii) Discover Funding as the Holder of the Transferor Certificate shall have delivered to the Trustee an Opinion or Opinions of Counsel concerning the perfection of the Trust’s security interest in the Receivables in such Additional Accounts, and concerning insolvency and related matters with respect to such Receivables, that will not cause the rating of any Class of any Series then outstanding to be withdrawn or lowered below the Required Rating by any Rating Agency; and

(iv) Discover Funding as the Holder of the Transferor Certificate shall have delivered notice of such proposed assignment of Additional Accounts to the Rating Agencies, and Standard & Poor’s (and, in the event that the proposed assignment of Additional Accounts is not required pursuant to Section 2.10(a), Moody’s) shall have advised Discover Funding as the Holder of the Transferor Certificate that such assignment of Additional Accounts would not cause the rating of any Class of any Series then outstanding to be lowered or withdrawn below the Required Rating.

(c) Conditions to Designation of Additional Accounts, other than Discover Card Accounts Originated by Discover Bank. In addition to designations of Additional Accounts as described in Section 2.10(b), subject to the conditions set forth below, Discover Funding as the Holder of the Transferor Certificate shall be permitted to designate as Additional Accounts (x) credit accounts originated by Discover Bank which are not Discover Card accounts and/or (y) credit accounts originated by an affiliate of Discover Bank (an “Additional Originator”), which may or may not be Discover Card accounts. Discover Funding as the Holder of the Transferor Certificate shall be permitted to designate such accounts as Additional Accounts if the following conditions are satisfied on or prior to the Addition Date (except with respect to Section 2.10(c)(i), which shall be satisfied on or prior to the fifth Business Day following the Addition Date):

(i) the Transferor shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Certificateholders) in substantially the form of Exhibit A and a computer file, hard copy or microfiche list containing a true and complete list of all such Additional Accounts, identified by originator and account number, which computer file, hard copy or microfiche list shall be deemed to be an amendment to Schedule 1 hereto as of the date of such Assignment;

(ii) the Servicer with respect to such Additional Accounts shall have delivered a certificate of a Servicing Officer confirming that such Additional Accounts were not selected on the basis of any selection criteria believed by such Servicer to be materially adverse to the interests of the Holders of any Class of any Series then outstanding or any Credit Enhancement Provider;

(iii) Discover Funding as the Holder of the Transferor Certificate shall have delivered to the Trustee an Opinion or Opinions of Counsel concerning the perfection of the Trust’s security interest in the Receivables in such Additional Accounts, and concerning insolvency and related matters with respect to such Receivables, that will not cause the rating of any Class of any Series then outstanding to be withdrawn or lowered below the Required Rating by any Rating Agency; and

(iv) Discover Funding as the Holder of the Transferor Certificate shall have delivered notice of such proposed assignment of Additional Accounts to the Rating Agencies and the Rating Agencies shall have advised Discover Funding as the Holder of the Transferor Certificate that such assignment of Additional Accounts would not cause the rating of any Class of any Series then outstanding to be lowered below the Required Rating or withdrawn.

(d) Conditions to Designation of Participation Interests. In addition to designations of Additional Accounts as described in Sections 2.10(b) and 2.10(c), subject to the conditions set forth below, Discover Funding as the Holder of the Transferor Certificate shall be permitted to convey to the Trust Participation Interests. Discover Funding as the Holder of the Transferor Certificate shall be permitted to convey such Participation Interests to the Trust if, on or prior to the Addition Date, the following conditions are satisfied:

(i) Discover Funding as the Holder of the Transferor Certificate shall have delivered a certificate stating that Discover Funding as the Holder of the Transferor Certificate reasonably believes that the addition of the Participation Interests will not be materially adverse to the interests of the Holders of any Class of any Series then outstanding or any Credit Enhancement Provider;

(ii) Discover Funding as the Holder of the Transferor Certificate shall have delivered to the Trustee an Opinion or Opinions of Counsel concerning the perfection of the Trust’s security interest in the Participation Interests and concerning insolvency and related matters with respect to such Participation Interests, that will not cause the rating of any Class of any Series then outstanding to be withdrawn or lowered below the Required Rating by any Rating Agency; and

(iii) Discover Funding as the Holder of the Transferor Certificate shall have delivered notice of such proposed conveyance of Participation Interests to the Rating Agencies and the Rating Agencies shall have advised Discover Funding as the Holder of the Transferor Certificate that such conveyance of Participation Interests would not cause the rating of any Class of any Series then outstanding to be withdrawn or lowered below the Required Rating.

(e) Calculation of Finance Charge Receivables. The Master Servicer shall cause the appropriate Servicer with respect to any Additional Accounts to prepare a reasonable estimate of the amount of Finance Charge Receivables billed in such Additional Accounts in the Due Period in which such Receivables are first included in the Trust, which estimate shall be deemed to be the amount of Finance Charge Receivables billed in such Additional Accounts in such Due Period, absent manifest error. Such Servicer shall provide to the Trustee, upon request, a certificate of a Servicing Officer setting forth in reasonable detail its calculation of such estimate.

SECTION 2.11 Removal of Accounts.

(a) Optional Removals. From time to time, Discover Funding as the Holder of the Transferor Certificate may, but shall not be obligated to, (i) designate Accounts for deletion and removal from the Trust (“Removed Accounts”) and (ii) cause the Trust to transfer to the Holder of the Transferor Certificate (A) all receivables existing in such Removed Accounts on the date of designation and (B) all receivables created in such Removed Accounts on and after the effective date of designation, and the corresponding portion of Interchange arising on and after the effective date of such designation (the “Removed Interchange”). Such deletion and removal shall be effective as of the day specified in the notice referred to in the following sentence, which (i) may be any day with respect to removals of Accounts (but shall be effective as of the last day of any Due Period with respect to the Removed Interchange) covered by Section 2.11(b)(vi)(A), and (ii) shall be the last day of any Due Period with respect to removals of Accounts (and the Removed Interchange) covered by Section 2.11(b)(vi)(B) or (C) (any such effective date, the “Removal Date”), subject to the notice requirement and other conditions set forth below. On or before the fifth Business Day prior to the Removal Date (the “Removal Notice Date”), Discover Funding as the Holder of the Transferor Certificate shall give the Trustee, the Master Servicer and any Credit Enhancement Provider written notice that the receivables from such Removed Accounts and the Removed Interchange are to be reassigned by the Trustee to Discover Funding as the Holder of the Transferor Certificate effective as of the Removal Date.

(b) Conditions to the Designation of Removed Accounts. Discover Funding as the Holder of the Transferor Certificate shall be permitted to designate and require reassignment to the Holder of the Transferor Certificate of the Receivables from Removed Accounts and the Removed Interchange only upon satisfaction of the following conditions:

(i) As of the Removal Date, the aggregate amount of Principal Receivables in the Trust, less the aggregate amount of Principal Receivables in such Removed Accounts, shall not be less than the Minimum Principal Receivables Balance;

(ii) The removal of the Removed Accounts on any Removal Date shall not, in the reasonable belief of the Transferor cause either (A) an Amortization Event to occur or (B) the Deficit Accumulation Amount or Deficit Liquidation Amount, as applicable, with respect to any Series then outstanding on any Distribution Date to be greater than zero;

(iii) On or prior to the fifth Business Day following the Removal Date, the Transferor shall have delivered to the Trustee (A) for execution a written assignment substantially in the form of Exhibit C hereto, which shall include a warranty of the Trustee that since the date of transfer by the Transferor under this Agreement the Trustee has not sold, transferred or encumbered any such Receivable, the Removed Interchange or interest in either and (B) a computer file, microfiche list or hard copy containing a true and complete list of all such Removed Accounts identified by originator and account number and containing the amount of Receivables in such Removed Accounts as of the Removal Date, which computer file or microfiche list shall as of the Removal Date modify and amend Schedule 1 hereto by deleting therefrom information with respect to any Removed Account and be made a part of this Agreement;

(iv) Discover Funding as the Holder of the Transferor Certificate shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the Holders of any Class of any Series then outstanding, or any Credit Enhancement Provider, were utilized in selecting the Removed Accounts;

(v) Discover Funding as the Holder of the Transferor Certificate shall have delivered notice of such proposed reassignment to the Rating Agencies and the Rating Agencies shall have advised the Transferor that such reassignment would not cause the rating of any Class of any Series then outstanding to be withdrawn or lowered below the Required Rating;

(vi) The Removed Accounts shall meet one of the following criteria:

(A) Each of such Accounts is a Charged-Off Account; provided that the Transferor shall transfer to the Trust all proceeds received with respect to any Removed Account that is a Charged-Off Account, such amounts to constitute Recovered Amounts under the terms of this Agreement;

(B) Such Accounts were randomly selected from the Accounts; provided that such random selection process need not include selection of Charged-Off Accounts; or

(C) Such Accounts were originated or maintained in connection with an affinity or private-label arrangement, and such affinity or private-label arrangement has been cancelled by a third party or has expired; provided, however, that Accounts originated or maintained pursuant to an affinity or private-label arrangement shall only be removed pursuant to this Section 2.11(b)(vi)(C) if, prior to the cancellation or expiration of such arrangement, the Master Servicer designated such arrangement in writing to the Trustee as an arrangement with respect to which these provisions apply; and

(vii) Discover Funding as the Holder of the Transferor Certificate shall have delivered to the Trustee an Officer’s Certificate confirming the items set forth in (i), (ii), (iv), (v) and (vi) above. The Trustee may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

Upon satisfaction of the above conditions, the Trustee shall execute and deliver the reassignment to Discover Funding as the Holder of the Transferor Certificate, and the Receivables from the Removed Accounts and the Removed Interchange shall no longer constitute a part of the Trust.

(c) Calculation of Finance Charge Receivables. The Master Servicer shall cause the appropriate Servicer with respect to any Removed Accounts to prepare a reasonable estimate of the amount of Finance Charge Receivables billed in such Removed Accounts in the Due Period in which such Receivables are removed from the Trust, which estimate shall be deemed to be the amount of Finance Charge Receivables billed in such Removed Accounts in such Due Period, absent manifest error. Such Servicer shall provide the Trustee, upon request, a certificate of a Servicing Officer setting forth in reasonable detail its calculation of such estimate.

ARTICLE III.

ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 3.01 Acceptance of Appointment and Other Matters Relating to the Master Servicer.

(a) In connection with and in consideration for the conveyance of the Receivables to the Trust by the Transferor, and the issuance of the Transferor Certificate to the Transferor, Discover Funding as the Holder of the Transferor Certificate and the Trustee agree to cause Discover Bank to act as Master Servicer under this Agreement and Discover Bank agrees to act as Master Servicer under this Agreement.

(b) Subject to Section 10.01, the Master Servicer is hereby authorized and empowered (i) unless such power and authority is revoked by the Trustee, to instruct the Trustee to make withdrawals and payments from the Investor Accounts in accordance with the instructions set forth in this Agreement and in the Series Supplements, (ii) to make drawings on any Credit Enhancement as set forth in the Series Supplements, (iii) to make any filings or registrations with, and seek any consents or authorizations from, the Securities and Exchange Commission and any securities authority of any jurisdiction on behalf of the Trust as may be necessary or advisable to comply with the securities or reporting requirements laws of the United States or any state or other jurisdiction and (iv) to take any other action and exercise any other power permitted to be taken or exercised by the Master Servicer pursuant to the terms of this Agreement or any Series Supplement. The Trustee agrees that it shall promptly follow the written instructions of the Master Servicer to withdraw funds from the Investor Accounts and make drawings under any Credit Enhancement as required by this Agreement or any applicable Series Supplement. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate under the laws of any jurisdiction with authority over the Receivables (or receivables in Charged-Off Accounts) to enable the Master Servicer to carry out its servicing and administrative duties hereunder.

(c) In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.01 or any governmental agency having regulatory authority over the Transferor or any court of competent jurisdiction ordering that the Transferor not convey any additional Principal Receivables to the Trust) then, in any such event, the Master Servicer agrees to allocate, after the date of such inability, all Collections with respect to Principal Receivables, and all amounts that would have constituted Collections with respect to Receivables that would have been Principal Receivables but for the Transferor’s inability to transfer such Receivables (up to an aggregate amount equal to the amount of the Principal Receivables in the Trust as of such date that were transferred to the Trust by the Transferor) in accordance with Section 2.09(c) and to apply such amounts as Collections in accordance with Section 4.03; provided, however, that if the Master Servicer is unable pursuant to any Requirement of Law or otherwise to allocate payments on the Accounts as described above, the Master Servicer agrees that it shall, in any such event, after such date allocate payments on the Accounts with respect to the principal balance of such Accounts first to the oldest principal balance of such Accounts.

(d) The Master Servicer agrees that upon a request by the Transferor or the Trustee it will use its best efforts to obtain and maintain the listing of the Investor Certificates of any Class of any Series on any specified securities exchange. If any such request is made, the Master Servicer shall give notice to the Transferor and the Trustee of the date on which such Investor Certificates are approved for such listing and within three Business Days following receipt of notice by the Master Servicer of any actual, proposed or contemplated delisting of such Investor Certificates by any such securities exchange. The Trustee or the Master Servicer, each in its sole discretion, may terminate any listing on any such securities exchange at any time subject to the notice requirements set forth in the preceding sentence.

SECTION 3.02 Acceptance of Appointment and Other Matters Relating to Servicers.

(a) In connection with and in consideration for the conveyance of the Receivables to the Trust by the Transferor, and the issuance of the Transferor Certificate to the Transferor, Discover Funding as the Holder of the Transferor Certificate and the Trustee agree to cause (i) Discover Bank to act as Servicer with respect to Discover Card Accounts under this Agreement and Discover Bank agrees to act as such Servicer under this Agreement and (ii) Discover Bank or an affiliate of Discover Bank to act as Servicer with respect to each type of account, other than Discover Card Accounts, which are designated as Additional Accounts pursuant to Section 2.10 and Discover Bank or such affiliate of Discover Bank shall agree to act as such Servicer under this Agreement, pursuant to the Assignment of Additional Accounts with respect to such Accounts.

(b) Each Servicer is hereby authorized in the name and on behalf of the Trustee and the Holder of the Transferor Certificate, and agrees, to service and administer the Receivables (and receivables in Charged-Off Accounts) with respect to which it is acting as

Servicer, and collect payments due under such Receivables (or amounts recovered from receivables in Charged-Off Accounts) in accordance with its customary and usual servicing procedures for servicing credit receivables comparable to the Receivables (or such receivables in Charged-Off Accounts) and in accordance with its Credit Guidelines, and acting alone or through any party designated by it pursuant to Section 8.06, shall do any and all things in connection with such servicing and administration that it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.02, each Servicer is hereby authorized and empowered (i) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders but in its own name, without reference to the fact that it is acting for the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables (or receivables in Charged-Off Accounts) with respect to which it is acting as Servicer, (ii) after the delinquency of any such Receivable (or receivable in a Charged-Off Account) and to the extent permitted under and in compliance with applicable law and regulations, to commence collection proceedings with respect to such Receivables (or receivables in Charged-Off Accounts) on behalf of the Trust for the benefit of the Certificateholders but in its own name, without reference to the fact that it is acting for the Trust and (iii) subject to Section 3.02(e), to sell the receivables in any Charged-Off Account. The Trustee shall furnish each Servicer with any powers of attorney and other documents necessary or appropriate under the laws of any jurisdiction with authority over the Receivables (or receivables in Charged-Off Accounts) to enable such Servicer to carry out its servicing and administrative duties hereunder.

(c) No Servicer shall under any circumstances be obligated to use separate servicing procedures, offices, employees or accounts for servicing Accounts from the procedures, offices, employees and accounts used by such Servicer in connection with servicing its other accounts.

(d) Until such time as an additional Servicer shall be appointed in conjunction with the addition to the Trust of Additional Accounts that are not Discover Card Accounts, Discover Bank shall act as Master Servicer and as the sole Servicer hereunder. Upon the appointment of any Servicer in addition to Discover Bank (or any Successor Master Servicer, as applicable), Discover Bank (or such Successor Master Servicer, as applicable) and any such additional Servicer shall enter into a Master Servicing Agreement, which agreement shall set forth the respective rights and duties of the Master Servicer and each Servicer.

(e) No Servicer may sell receivables in Charged-Off Accounts pursuant to Section 3.02(b)(iii) after March 31, 2001; provided, however, that to the extent that the Trustee, on behalf of the Trust, entered into agreements with third parties on or before March 31, 2001 that permit the Trust to require, or obligate the Trust to accept, reassignment of receivables in Charged-Off Accounts sold prior to March 31, 2001 pursuant to such agreements, and to substitute receivables in Charged-Off Accounts for such reassigned receivables, then the Trust shall be entitled to act under such agreements and to substitute receivables for such reassigned receivables, such substitute receivables to be identified by the Master Servicer as meeting the requirements of such agreements; provided, further, however, that the Master Servicer shall use its best efforts to identify an amount of substitute receivables that closely approximates the amount of reassigned receivables and that will satisfy the substitution requirements of any such agreement.

SECTION 3.03 Servicing Compensation.

(a) Monthly Servicing Fee. As compensation for its servicing activities hereunder and reimbursement for its expenses, the Master Servicer shall be entitled to receive a monthly servicing fee in respect of any Due Period (or portion thereof) prior to the termination of the Trust pursuant to Section 12.01 (the “Monthly Servicing Fee”), payable in arrears on each Servicer Payment Date with respect to the Transferor Servicing Fee (as defined below) and payable in accordance with the terms of the applicable Series Supplement with respect to the share of the Monthly Servicing Fee allocable to each Series then outstanding. The Monthly Servicing Fee shall in no event be less than an amount equal to the product of (A) 2.0% per annum calculated on the basis of a 360-day year of twelve 30-day months and (B) the amount of Principal Receivables in the Trust as of the first day of the Due Period related to such Servicer Payment Date. The share of each Monthly Servicing Fee allocable to each Series on each Servicer Payment Date with respect to each such Series shall be set forth in the Series Supplement with respect to each Series, and shall be paid to the Master Servicer in accordance with the terms of the applicable Series Supplement by the Person or Persons specified in the applicable Series Supplement. The share of each Monthly Servicing Fee allocable to the Holder of the Transferor Certificate (the “Transferor Servicing Fee”) on any Servicer Payment Date shall be equal to the product of (A) the product of (x) 2.0% per annum calculated on the basis of a 360-day year of twelve 30-day months and (y) and the amount of Principal Receivables in the Trust as of the first day of the Due Period related to such Servicer Payment Date and (B) a fraction the numerator of which shall be the amount of the Transferor Interest and the denominator of which shall be the greater of (x) the amount of Principal Receivables in the Trust and (y) the Aggregate Investor Interest, and shall be paid to the Master Servicer by Discover Funding as the Holder of the Transferor Certificate on or before each Servicer Payment Date. In no event shall the Trustee or the Investor Certificateholders be liable for the Transferor Servicing Fee. The Master Servicer’s expenses include the amounts due to the Trustee pursuant to Section 11.05, the reasonable fees and disbursements of independent accountants, the fees of each Servicer other than Discover Bank (which shall be set forth in the Master Servicing Agreement) and all other expenses incurred by the Master Servicer in connection with its activities hereunder, and including all other fees and expenses of the Trust not expressly stated herein or in any Series Supplement to be for the account of the Certificateholders; provided, that in no event shall the Master Servicer (or any Servicer) be liable for any federal, state or local income or franchise tax, or any interest or penalties with respect thereto, assessed on the Trust, the Trustee or the Certificateholders. The Master Servicer shall be required to pay such expenses for its own account, and shall not be entitled to any payment therefor other than the Monthly Servicing Fee.

(b) Use of Collections. Subject to Section 4.03(b), the Trustee on behalf of the Trust, with the consent of Discover Funding as the Holder of the Transferor Certificate, hereby agrees to allow (without further action by the Trustee) each Servicer to use Collections in respect of Receivables (or receivables in Charged-Off Accounts) collected by such Servicer until such Collections are to be disbursed by the Master Servicer in accordance with the terms of Article IV hereof or the terms of any applicable Series Supplement.

SECTION 3.04 Representations and Warranties of Discover Bank, as Master Servicer and Servicer. Discover Bank, as Master Servicer and Servicer, hereby represents and warrants to the Trust as of the date of this Agreement and the Initial Closing Date that:

(a) Organization, etc. Discover Bank has been duly incorporated and is validly existing as a Delaware banking corporation, and has full corporate power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof.

(b) Due Authorization. The execution, delivery and performance of this Agreement by Discover Bank, as Master Servicer and Servicer, have been duly authorized by all necessary corporate action, do not require any approval or consent of any governmental agency or authority, do not and will not conflict with any material provision of the Certificate of Incorporation or By-Laws of Discover Bank, and do not and will not conflict with, or result in a breach which would constitute a material default under, any agreement for borrowed money binding upon or applicable to it or such of its property that is material to it or its subsidiaries (whether or not consolidated) taken as a whole, or to Discover Bank’s knowledge, any law or governmental regulation or court decree applicable to it or such material property, and this Agreement is the valid, binding and enforceable obligation of Discover Bank, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.

(c) Accuracy of Information. All information heretofore furnished by Discover Bank, as Master Servicer and Servicer, in writing to the Trustee for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by Discover Bank in writing to the Trustee will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.

SECTION 3.05 Representations and Warranties of Other Servicers. Each Servicer, other than Discover Bank, shall represent and warrant to the Trust as of the date of the Assignment of Additional Accounts with respect to such Servicer that:

(a) Organization, etc. Such Servicer has been duly incorporated and is validly existing as a banking, industrial loan or other similar corporation, or as a trust company, savings and loan association, savings bank or other similar entity in its state of incorporation or as a national banking association, savings and loan association or savings bank organized and existing under the laws of the United States of America, and has full corporate power and authority to execute and deliver the Assignment of Additional Accounts and this Agreement and to perform the terms and provisions thereof and hereof.

(b) Due Authorization. The execution, delivery and performance of the Assignment of Additional Accounts and this Agreement by such Servicer have been duly authorized by all necessary corporate action, do not require any approval or consent of any governmental agency or authority, do not and will not conflict with any material provision of the Certificate of Incorporation or By-Laws of such Servicer, and do not or will not conflict with, or result in a breach which would constitute a material default under, any agreement for borrowed money binding upon or applicable to it or such of its property that is material to it or its subsidiaries (whether or not consolidated) taken as a whole, or to such Servicer’s knowledge, any law or governmental regulation or court decree applicable to it or such material property, and the Assignment of Additional Accounts and this Agreement are the valid, binding and enforceable obligations of such Servicer, except as may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.

(c) Accuracy of Information. All information furnished by such Servicer in writing to the Trustee for purposes of or in connection with the Assignment of Additional Accounts or this Agreement or any transaction contemplated thereby or hereby is, and all such information hereafter furnished by such Servicer in writing to the Trustee will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.

SECTION 3.06 Reports and Records for the Trustee.

(a) Initial Report. On the Initial Closing Date, the Master Servicer prepared and delivered to the Transferor and the Trustee an Officer’s Certificate substantially in the form of Exhibit E hereto setting forth (i) the aggregate amount of Principal Receivables as of the Cut-Off Date and (ii) the aggregate amount of Finance Charge Receivables billed during the Due Period next preceding the month in which the Cut-Off Date occurs, which amount may be based partially or entirely on the reasonable estimate of the Master Servicer.

(b) Servicer’s Monthly Certificates. On the seventh Business Day of the month in which each Trust Distribution Date occurs, the Master Servicer shall forward to Discover Funding as the Holder of the Transferor Certificate, the Trustee, the Paying Agent and any other Person specified in the Series Supplement for any then outstanding Series, a certificate substantially in the form specified in the applicable Series Supplement. Each Servicer shall provide the Master Servicer with such information as the Master Servicer may reasonably request to allow the Master Servicer to prepare such certificates.

SECTION 3.07 Master Servicer’s and Servicers’ Annual Certificates.

(a) Master Servicer’s Annual Certificate. The Master Servicer will deliver to the Trustee, Discover Funding as the Holder of the Transferor Certificate and the Rating Agencies, on or before the date on which the Trust is required to file its Annual Report or any Transition Report, as applicable, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-K with the Securities and Exchange Commission (the “Trust’s Annual Report Date” or the “Trust’s Transition Report Date,” as applicable), an Officer’s Certificate substantially in the form of Exhibit F hereto stating that (a) in the course of the performance by the signer of his duties as an officer of the Master Servicer he would normally obtain knowledge of any Master Servicer Termination Event, and (b) whether or not he has obtained knowledge of any such Master Servicer Termination Event during the preceding fiscal year or transition period, as applicable, and, if so, specifying each such Master Servicer Termination Event of which the signer has knowledge and the nature thereof. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office. If the Master Servicer so determines, a single Officer’s Certificate may address a transition period of one month or less and the fiscal year preceding or following such transition period.

(b) Servicers’ Annual Certificates. Each Servicer will deliver to the Trustee, Discover Funding as the Holder of the Transferor Certificate and the Rating Agencies, on or before the Trust’s Annual Report Date or the Trust’s Transition Report Date, as applicable, with respect to Discover Bank as Servicer, and, for any other Servicer, beginning in the fiscal year or transition period, as applicable, following the fiscal year or transition period, as applicable, in which Receivables in Accounts serviced by such Servicer are first added to the Trust, an Officer’s Certificate substantially in the form of Exhibit G hereto stating that (a) in the course of the performance by the signer of his or her duties as an officer of such Servicer he or she would normally obtain knowledge of any Servicer Termination Event, and (b) whether or not he or she has obtained knowledge of any such Servicer Termination Event during the preceding fiscal year or transition period, as applicable, and, if so, specifying each such Servicer Termination Event of which the signer has knowledge and the nature thereof. A copy of any such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office. If the Master Servicer so determines, a single Officer’s Certificate may address a transition period of one month or less and the fiscal year preceding or following such transition period.

(c) Master Servicer’s and Servicers’ Annual Compliance Statement. On or before the Trust’s Annual Report Date of each calendar year or the Trust’s Transition Report Date, as applicable (and relating to the preceding fiscal year or transition period, as applicable), the Master Servicer and each Servicer will deliver, and the Master Servicer or the applicable Servicer shall cause each affiliated Servicing Participant and each unaffiliated Servicing Participant that services 10% or more of the Receivables to deliver, to the Trustee, Discover Funding as the Holder of the Transferor Certificate and the Rating Agencies, an Officer’s Certificate necessary to comply with Item 1123 of Regulation AB in substantially the form (with appropriate insertions) of Exhibit J hereto. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office. If the Master Servicer so determines, a single Officer’s Certificate may address a transition period of one month or less and the fiscal year preceding or following such transition period.

SECTION 3.08 Independent Public Accountants’ Annual Servicing Report.

(a) On or before the Trust’s Annual Report Date or the Trust’s Transition Report Date, as applicable, the Master Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer, any Servicer or the Transferor) to furnish a report to the Trustee, the Master Servicer, each Servicer and the Rating Agencies to the effect that such firm is of the opinion that the system of internal accounting controls in effect on the date of such statement relating to the servicing procedures performed by the Master Servicer and each Servicer under this Agreement, taken as a whole, was sufficient for the prevention and detection of errors and irregularities which would be material to the assets of the Trust during the preceding fiscal year or transition period, as applicable, and that nothing has come to their attention that would cause them to believe that such servicing has not been conducted in compliance with Sections 3.03, 4.03, 4.04, 4.05 and 8.07 of this Agreement and the provisions relating to servicing or the allocation and payment of Collections in any Series Supplements, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office. If the Master Servicer so determines, a single report of such firm may address a transition period of one month or less and the fiscal year preceding or following such transition period.

(b) On or before the Trust’s Annual Report Date or the Trust’s Transition Report Date, as applicable, the Master Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer, any Servicer or the Transferor) to furnish a report to the Trustee, the Master Servicer, each Servicer and the Rating Agencies, to the effect that they have compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by the Master Servicer pursuant to the applicable Series Supplements during the preceding fiscal year or transition period, as applicable, with the computer reports of the Master Servicer and each Servicer and such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office. If the Master Servicer so determines, a single report of such firm may address a transition period of one month or less and the fiscal year preceding or following such transition period.

(c) On or before the Trust’s Annual Report Date of each calendar year or the Trust’s Transition Report Date, as applicable (and relating to the preceding fiscal year or transition period, as applicable), the Master Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer, any Servicer or the Transferor) to furnish to the Trustee, the Master Servicer and the Rating Agencies each attestation report on assessments of compliance with the Servicing Criteria furnished by such accountants pursuant to Sections 14.04 and 14.05 of this Agreement. If the Master Servicer so determines, a single report of such firm may address a transition period of one month or less and the fiscal year preceding or following such transition period.

SECTION 3.09 Tax Treatment. It is the intent of the Transferor and the Investor Certificateholders that, for United States federal, state and local income and franchise tax purposes only, the Investor Certificates will be treated as evidence of indebtedness of the Transferor and each Investor Certificateholder, by the acceptance of its Certificate, agree to treat the Investor Certificates for United States federal, state and local income and franchise tax purposes as indebtedness of the Transferor secured by the Receivables and other assets held in the Trust.

SECTION 3.10 Notices by the Master Servicer and the Servicers. In the event that Discover Bank is no longer acting as Master Servicer or Servicer, or any other Servicer shall cease to act as a Servicer, any Successor Master Servicer or Successor Servicer, as applicable, appointed pursuant to Section 10.03 shall deliver or make available to Discover Funding as the Holder of the Transferor Certificate each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to this Agreement.

ARTICLE IV.

RIGHTS OF INVESTOR CERTIFICATEHOLDERS AND

ALLOCATION AND APPLICATION OF COLLECTIONS

SECTION 4.01 Rights of Investor Certificateholders. Each Investor Certificate shall represent a Fractional Undivided Interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified herein and in the Series Supplements to be deposited in Investor Accounts or paid to the Investor Certificateholders and, with respect to any particular Series, any additional rights set forth in the applicable Series Supplement; provided, however, that the aggregate interest represented by all Investor Certificates outstanding at any one time in the assets of the Trust shall not exceed an amount equal to the Aggregate Invested Amount plus all accrued but unpaid Certificate Interest and any interest thereon. The Transferor Certificate shall represent a fractional undivided interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified herein and in the Series Supplements to be paid to the Holder of the Transferor Certificate.

SECTION 4.02 Establishment and Administration of Investor Accounts.

(a) Establishment of the Collections Account and the Group Collections Accounts. The Trustee, for the benefit of the Certificateholders, shall cause to be established and maintained in the name of the Trust, with the corporate trust department of an office or branch of either the Trustee or a Qualified Institution, one non-interest bearing segregated trust account designated the “Collections Account” and one additional non-interest bearing segregated trust account for each Group (each, a “Group Collections Account”), in each case marked to indicate clearly that the funds deposited therein are held for the benefit of the Certificateholders. Subject to subsection (c) below, the Trust shall possess all right, title and interest in all funds on deposit from time to time in the Collections Account and each Group Collections Account and in all proceeds thereof. Pursuant to authority granted to it pursuant to Section 3.01(b), the Master Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Collections Account and the Group Collections Accounts for the purpose of carrying out the duties of the Master Servicer hereunder. The Master Servicer at all times shall maintain accurate records reflecting each transaction in the Collections Account and the Group Collections Accounts.

(b) Establishment of Other Investor Accounts. The Trustee shall, from time to time, establish additional Investor Accounts as provided in applicable Series Supplements.

(c) Administration of the Investor Accounts. Unless otherwise specified in a relevant Series Supplement, any funds on deposit in any Investor Account for more than one Business Day shall at all times be invested in Permitted Investments at the written direction of the Master Servicer or its agent, subject to the restrictions set forth below. The Trustee shall maintain, or cause to be maintained, for the benefit of the Certificateholders possession of the negotiable instruments or securities evidencing the Permitted Investments described in clause (a) of the definition thereof from the time of purchase thereof until the time of sale or maturity. Any Permitted Investment with a stated maturity shall mature on or prior to the Distribution Date applicable to the Investor Account for which the Permitted Investments are held related to the earliest Due Period in which Collections or Interchange invested in such Permitted Investments were received and any funds received with respect to the maturity of a Permitted Investment shall be available in sufficient time to allow for any payments to be made to Investor Certificateholders on such Distribution Date. For purposes of the preceding sentence, withdrawals from the Collections Account pursuant to Section 4.03(c) shall be deemed to be made from Collections and/or Interchange in the order in which such Collections and/or Interchange, as applicable, were deposited into the Collections Account.

On each applicable Distribution Date, all interest and earnings (less investment expenses) on funds on deposit in any Investor Account (other than any Series Principal Funding Accounts), if any, shall be deposited by the Trustee in a separate deposit account in the name of the Holder of the Transferor Certificate, which account shall not constitute a part of the Trust, or such interest and earnings shall otherwise be turned over by the Trustee to the Holder of the Transferor Certificate not less frequently than monthly. For purposes of determining the availability of funds or the balances in such Investor Accounts for any reason under this Agreement or any Series Supplement, all investment earnings on such funds shall be deemed not to be available or on deposit.

SECTION 4.03 Collections and Allocations.

(a) Collections and Interchange. The Master Servicer shall apply all Collections received during and Interchange for each Due Period as described in this Section 4.03 and any applicable Series Supplements.

(b) Daily Collections. If, at any time, either (i) with respect to any Accounts, the then current Servicer with respect to such Accounts does not have a short-term debt rating of at least A-1 by Standard & Poor’s and P-1 by Moody’s (if the then current Servicer is the original Servicer with respect to such Accounts or an affiliate of the original Servicer) or a short-term debt rating of at least A-1+ by Standard & Poor’s and P-1 by Moody’s (if the then current Servicer with respect to such Accounts is not the original Servicer or an affiliate of the original Servicer) or (ii) the conditions specified in clause (i) or pursuant to this clause (ii) are superseded by any conditions subsequently agreed to in writing by Discover Funding as the Holder of the Transferor Certificate and any Rating Agency, and any of such subsequently agreed to conditions occurs; then, as promptly as possible after each Date of Processing with respect to the Receivables serviced by the applicable Servicer occurring on and after such event, but in no event later than two Business Days following such Date of Processing, such Servicer shall pay to, or at the direction of, the Master Servicer, for deposit into the Collections Account, from the Collections received by such Servicer on or after the date of such event and recorded on such Date of Processing, an amount equal to the sum of the Required Daily Deposits with respect to such Servicer for each Series then outstanding with respect to such Date of Processing; provided, that if the first such deposit occurs following a period during which such Servicer has been using Collections in accordance with Section 3.03(b), then, on the sixth Business Day following the event giving rise to the making of Required Daily Deposits by such Servicer, in addition to the Required Daily Deposits for that day, such Servicer shall pay to, or at the direction of, the Master Servicer, the amount that would have been on deposit in the Collections Account with respect to such Servicer had such Servicer been making the Required Daily Deposits since the beginning of the Due Period, less any amounts previously so paid or deposited. Amounts made available to any Servicer pursuant to Section 3.03 shall be repayable upon the occurrence of the conditions in this Section 4.03(b) in the manner and to the extent set forth herein.

(c) Deposits with Respect to Each Distribution Date.

(i) On or before each Distribution Date, the Master Servicer shall deposit into the Collections Account that portion of Collections, Interchange and Recovered Amounts with respect to the related Due Period that are to be allocated on such Distribution Date and that have not previously been deposited into the Collections Account.

(ii) On or before each Distribution Date, the Master Servicer shall direct the Trustee in writing to withdraw from the Collections Account and pay to Discover Funding as the Holder of the Transferor Certificate an amount equal to that portion of the sum of (x) the total amount of Finance Charge Collections for the related Due Period less the sum of the amount of Series Finance Charge Collections for each Series then outstanding for the related Due Period, (y) the amount of Principal Collections for the related Due Period less the sum of the amount of Series Principal Collections for each Series then outstanding for the related Due Period and (z) the total amount of Interchange for the related Due Period less the sum of the amount of Series Interchange for each Interchange Series then outstanding for the related Due Period, that is to be allocated to the Holder of the Transferor Certificate on such Distribution Date.

(iii) On or before each Distribution Date, after giving effect to the payments made pursuant to clause (ii) above with respect to such Distribution Date, the Master Servicer shall direct the Trustee in writing to withdraw from the Collections Account and pay to each Group Collections Account an amount equal to the sum of (x) the sum of Series Finance Charge Collections for each Series that is a member of such Group, (y) the sum of the Series Principal Collections for each Series that is a member of such Group and (z) the sum of the Series Interchange for each Interchange Series that is a member of such Group.

(iv) Amounts on deposit in each Group Collections Account shall be distributed on or before each Distribution Date with respect to each such Group in accordance with the terms of the Series Supplements for each Series then outstanding.

(d) Aggregate and Net Payments. All payments made pursuant to this Agreement or any Series Supplement on or before any Trust Distribution Date or Distribution Date on which Discover Bank is the Master Servicer, between the Master Servicer or the Holder of the Transferor Certificate and the Investor Accounts, may be aggregated for such Trust Distribution Date or Distribution Date such that Discover Bank, acting as Master Servicer and as agent of the Holder of the Transferor Certificate, may make only one payment to each applicable account in satisfaction of all payments of the Holder of the Transferor Certificate and the Master Servicer pursuant to this Agreement and all Series Supplements for Series then outstanding, to the extent that all payment obligations of the Master Servicer and of the Holder of the Transferor Certificate to each applicable account on such Trust Distribution Date or Distribution Date exceed all payment obligations of each such account to the Master Servicer and the Holder of the

Transferor Certificate on such Trust Distribution Date or Distribution Date. Any amounts payable on a given Trust Distribution Date to the Holder of the Transferor Certificate pursuant to Section 4.03(c)(ii) hereof, or on a Distribution Date to the Master Servicer with respect to Monthly Servicing Fees pursuant to the provisions of any Series Supplement then outstanding, shall be deemed to have been paid if, and to the extent, Discover Bank (as Servicer) already is in possession of such amounts on such Distribution Date (or was in possession of such amounts for more than two Business Days during the related Due Period) as a result of its permitted use of Collections and Interchange during the prior Due Period pursuant to Section 3.03(b) and in accordance with the definition of “Required Daily Deposit” (as defined in the relevant Series Supplement), except to the extent Discover Bank has deposited such amounts into the Collections Account.

Notwithstanding the other provisions of this Section 4.03 and the applicable provisions of any Series Supplement then outstanding, the allocations of Collections and Interchange pursuant to Section 4.03(c) and the applicable provisions of any Series Supplements then outstanding shall be deemed to be made on the date on which the Master Servicer delivers the Servicer’s Monthly Statement and the information required to be included in the Investor Certificateholders’ Monthly Statement with respect to each Series then outstanding to the Trustee. The Trustee is hereby authorized, upon receipt of the Servicer’s Monthly Statement and the information required to be included in the Investor Certificateholders’ Monthly Statement with respect to each Series then outstanding, together with written instructions from the Master Servicer, to immediately transfer to Discover Funding as the Holder of the Transferor Certificate or the Master Servicer, as applicable, any funds in any Investor Account that would otherwise be paid to Discover Funding as the Holder of the Transferor Certificate or the Master Servicer, as applicable, on the Trust Distribution Date or any Distribution Date related to such Due Period.

SECTION 4.04 Transferor’ or Master Servicer’s Failure to Make a Deposit or Payment.

(a) If the Master Servicer or the Transferor fails to make, or give instructions to make, any payment or deposit (other than as required by Section 2.05(b), 2.06(b) or 2.07(b) or in connection with Section 12.02) required to be made or given by the Master Servicer or the Transferor, respectively, at the time specified in this Agreement (including applicable grace periods), the Trustee shall make such payment or deposit from the applicable Investor Account without instruction from the Master Servicer or the Transferor (or, to the extent that sufficient funds are not available in the applicable Investor Account to make such payment and the relevant Series Supplement provides for Credit Enhancement for such purpose, shall make a drawing from the available Credit Enhancement, if any); provided, that the Trustee shall be required to make such payment, deposit or draw only to the extent it has sufficient information to allow it to determine the amount thereof, which information the Trustee shall be deemed to have with respect to the amount of Certificate Interest payable on each Distribution Date. The Master Servicer shall, upon request of the Trustee, promptly provide the Trustee with all information necessary to allow the Trustee to make such a payment, deposit or draw. Such funds or the proceeds of such drawing shall be applied by the Trustee in the same manner in which such payment or deposit should have been made by the Transferor or the Master Servicer, as the case may be.

(b) If a drawing from a Credit Enhancement is made pursuant to this Section 4.04 in lieu of a deposit or payment from the applicable Investor Account, the Master Servicer or the Transferor, as the case may be, shall, as promptly as practicable and from the appropriate source, make the required payment, deposit or transfer or give the Trustee instructions to transfer the required payment or deposit in respect of which such drawing was made to reinstate the Credit Enhancement, as set forth in any applicable Series Supplement.

SECTION 4.05 Adjustments For Miscellaneous Debits and Credits and Fraudulent Charges.

(a) With respect to any Receivable to which any adjustment without payment by or on behalf of an Obligor has been made (an “Adjustment”) including, but not limited to, any Receivable that (1) was created as a result of a fraudulent or counterfeit charge, (2) the Servicer with respect to such Receivable otherwise adjusts, increases, reduces, modifies or cancels in accordance with the applicable Credit Guidelines without receiving cash or other payment therefor by the Obligor with respect to such Receivable, (3) was created in respect of merchandise returned by the Obligor thereunder, or (4) was created or cancelled through an Account Combination, Discover Funding, as the Holder of the Transferor Certificate, shall increase or reduce, as the case may be, the aggregate amount of Receivables.

(b) In the event that the exclusion of the amount of an Adjustment from the calculation of the Transferor Interest would cause the Transferor Interest to be an amount less than zero, Discover Funding as the Holder of the Transferor Certificate shall, no later than the Business Day following the last day of the Due Period during which such Adjustment is made, make a deposit into the Collections Account in immediately available funds in an amount equal to the amount by which such Adjustment causes the Transferor Interest to be less than zero. Such deposit shall be applied as a Collection in accordance with Section 4.03.

SECTION 4.06 Reallocation of Series Among Groups. The Master Servicer may elect, at any time, by written notice to the Trustee and to Discover Funding as the Holder of the Transferor Certificate, and subject to the conditions set forth below, to move any Series from the Group of which it is then a member to any other Group, including without limitation to a new Group established at such time of which the Series to be moved is the only Series. Any such election by the Master Servicer shall become effective on the day specified in the notice of such election.

The Master Servicer may make such election only if the following conditions are satisfied: (i) a Series may only be moved from one Group to another Group if the Series in both Groups have the same Distribution Date; (ii) the Master Servicer shall have delivered to the Trustee a certificate to the effect that the Master Servicer reasonably believes that the movement of the applicable Series would not (x) result in any delay in the payment of principal to the Investor Certificateholders of any Series then outstanding, or (y) cause an Amortization Event to occur with respect to any Series then outstanding; and (iii) the Rating Agencies shall have advised the Master Servicer and Discover Funding as the Holder of the Transferor Certificate that the movement of the applicable Series would not cause the rating of any Class of any Series then outstanding to be lowered below the Required Rating or withdrawn.

ARTICLE V.

DISTRIBUTIONS, WITHHOLDING AND REPORTS TO

INVESTOR CERTIFICATEHOLDERS

SECTION 5.01 Distributions. On each Payment Date, with respect to each Series then outstanding, the Paying Agent shall distribute to each Investor Certificateholder of record on the close of business of the preceding Record Date, in accordance with the certificate delivered by the Master Servicer to the Trustee pursuant to the applicable Series Supplement (other than as provided in Section 2.05 or in Section 2.06 or Section 12.02 hereof respecting a final distribution) such Certificateholder’s share of amounts on deposit in the applicable Series Distribution Account, Series Principal Funding Account and/or Series Interest Funding Account, pursuant to the applicable Series Supplement, by check mailed to each Certificateholder (unless otherwise provided in the applicable Series Supplement), except that with respect to Investor Certificates registered in the name of CEDE & Co., the nominee registration for The Depository Trust Company or any successor nominee designated by The Depository Trust Company, or any successor Clearing Agency, such distribution shall be made in immediately available funds by wire transfer to such account as CEDE & Co. or such successor nominee shall direct in writing. If such wire transfer cannot be made for any reason, payment shall be made by check.

SECTION 5.02 Withholding; Tax Information. Distributions to Certificateholders pursuant to Section 5.01 shall be subject to any applicable withholding or deduction imposed pursuant to the Internal Revenue Code or other applicable tax law, including foreign withholding and deduction. Each Certificateholder shall provide the Indenture Trustee, Paying Agent, the Issuer or other person responsible for withholding or deduction of taxes with the Tax Information, and agrees to update such Tax Information promptly upon request of the Indenture Trustee, Paying Agent, the Issuer or other person responsible for withholding or deduction of taxes or when the Tax Information expires or becomes obsolete or inaccurate in any respect. Any amounts properly so withheld or deducted shall be treated as actually paid to the appropriate Certificateholder.

SECTION 5.03 Investor Certificateholders’ Monthly Statement. On each Distribution Date, the Paying Agent shall forward to each Certificateholder of each Series then outstanding to which such Distribution Date is applicable, a statement substantially in the form specified in the applicable Series Supplement prepared by the Master Servicer and executed by the Trustee. The Paying Agent shall also forward a copy of each such statement to the Rating Agencies.

SECTION 5.04 Certificateholders’ Annual Tax Statement. On or before January 31 of each calendar year, beginning with calendar year 1994, the Transfer Agent shall furnish to the Master Servicer and Paying Agent a list of each Person who at any time during the preceding calendar year was an Investor Certificateholder and received any payment thereon and the dates such Person held an Investor Certificate. The Paying Agent shall furnish to each such Investor Certificateholder a statement prepared by the Master Servicer setting forth, with respect to the Series of which such Investor Certificate is a part, (i) the total amount paid in respect of each Class of such Series, (ii) the amount of such payments allocable to Certificate Principal with respect to each Class of such Series and (iii) the amount of such payments allocable to Certificate Interest with respect to each Class of such Series, in each case stated on the basis of an original principal amount of $1,000 per Investor Certificate, aggregated for such calendar year or the applicable portion thereof during which such Person was an Investor Certificateholder, together with such other customary information as the Trustee or the Master Servicer deems necessary or desirable to enable the Investor Certificateholders to prepare their tax returns. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer on behalf of the Trustee pursuant to any requirements of the Internal Revenue Code.

ARTICLE VI.

THE INVESTOR CERTIFICATES

SECTION 6.01 The Certificates.

(a) The Investor Certificates of any Series or Class may be issued, subject to applicable laws and regulations, in fully registered form (“Registered Certificates”) and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Series Supplement. The Transferor may elect at any time, by written notice to the Trustee, to have its fractional undivided interest in the Trust be (i) evidenced by a certificate or (ii) an uncertificated interest. If the Holder of the Transferor Certificate elects to have its fractional undivided interest in the Trust be uncertificated, it shall deliver to the Trustee for cancellation any certificate previously issued. If the Holder of the Transferor Certificate elects to have its fractional undivided interest in the Trust be evidenced by a certificate, such certificate shall be issued pursuant hereto, substantially in the form of Exhibit D, and shall upon issue be executed and delivered by the Holder of the Transferor Certificate to the Trustee for authentication and redelivery as provided in Sections 2.02 and 6.03. Except as otherwise provided in any Series Supplement or in Section 6.11, Registered Certificates shall be issued in minimum denominations of $1,000 Fractional Undivided Interests and in integral multiples of $1,000 in excess thereof. If specified in any Series Supplement, the Investor Certificates of any Series or Class shall be issued upon initial issuance as a single certificate evidencing the Series Initial Investor Interest or Class Initial Investor Interest, as applicable, as described in Section 6.11. The Transferor Certificate shall represent the entire Transferor Interest. The Certificates shall be executed on behalf of the Trust by Discover Funding as the Holder of the Transferor Certificate by any authorized officer. The signature of any of these officers on the Certificates may be manual or facsimile.

(b) Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Transferor shall not become invalid, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

(c) No Certificate shall be entitled to any benefit under this Agreement (or any Series Supplement), or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form attached to Exhibit D hereto (in the case of any certificated Transferor Certificate) or attached to the appropriate exhibits to a Series Supplement, as applicable, executed by the Trustee by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder and is entitled to the benefits of this Agreement and the relevant Series Supplement. All Registered Certificates and any certificated Transferor Certificate shall be dated the date of their authentication.

SECTION 6.02 Book-Entry Certificates.

(a) The Investor Certificates, upon original issuance, shall be issued in fully registered form, in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on the behalf of, the Transferor. The Investor Certificates shall initially be registered in the Certificate Register in the name of CEDE & Co., the nominee of the initial Clearing Agency, or any successor nominee designated by The Depository Trust Company or any successor Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner’s interest in the Investor Certificates, except as provided in Section 6.02(c). Unless and until definitive, fully registered Investor Certificates (“Definitive Certificates”) have been issued to the beneficial owners of the Investor Certificates pursuant to Section 6.02(c):

(i) the provisions of this Section 6.02(a) shall be in full force and effect;

(ii) the Transferor, the Master Servicer and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates) as the authorized representatives of the Certificate Owners;

(iii) to the extent that the provisions of this Section 6.02(a) conflict with any other provisions of this Agreement, the provisions of this Section 6.02(a) shall control; and

(iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.02(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants.

For purposes of any provision of this Agreement or any applicable Series Supplement requiring or permitting actions with the consent of, or at the direction of, Investor Certificateholders evidencing a specified percentage of the Class Invested Amount of any Class, such direction or consent may be given by Certificate Owners (acting through the Clearing Agency and the Clearing Agency Participants).

(b) Whenever notice or other communication is required to be given to Investor Certificateholders of any Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners pursuant to Section 6.02(c), the Trustee shall give all such notices and communications specified herein to be given to such Investor Certificateholders to the Clearing Agency.

(c) If, with respect to any Series the Investor Certificates of which are originally issued in the form of Book-Entry Certificates:

(i) (A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement, and (B) the Trustee or the Master Servicer is unable to locate a qualified successor,

(ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system with respect to such Series through the Clearing Agency, or

(iii) after the occurrence of a Master Servicer Termination Event, Certificate Owners representing beneficial interests aggregating not less than 51% of the Invested Amount of any Class of such Series advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall notify all Certificate Owners of each Class of such Series upon the occurrence of an event described in clauses (i) and (ii) above or all Certificate Owners of the applicable Class upon the occurrence of the event described in clause (iii) above, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class of such Series requesting the same. Upon surrender to the Trustee of the applicable Investor Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates for the applicable Class. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency with respect to the applicable Class of the applicable Series of Investor Certificates shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

SECTION 6.03 Authentication of Certificates. If the Holder of the Transferor Certificate elects to have its fractional undivided interest in the Trust evidenced by a certificate pursuant to Section 6.01, the Trustee shall authenticate and deliver the Transferor Certificate to the Holder of the Transferor Certificate. From time to time after the Initial Closing Date, pursuant to Section 6.06 hereof and the terms of the applicable Series Supplement, the Trustee shall authenticate and deliver the Investor Certificates of additional Series (with the designation provided in the applicable Series Supplement), upon the order of Discover Funding as the Holder of the Transferor Certificate, to the persons designated in such Series Supplement. If specified in the related Series Supplement, the Trustee shall authenticate and deliver outside the United States a Global Certificate representing the Series Initial Investor Interest for such Series or the Class Initial Investor Interest for a specified Class of such Series. The Investor Certificates of each Series shall be duly authenticated by or on behalf of the Trustee as provided herein and in the applicable Series Supplement, in authorized denominations equal to (in the aggregate) the Series Initial Investor Interest of each Series. At any time, the Investor Certificates outstanding at such time, together with the Transferor Certificate, shall evidence the entire ownership of the Trust.

SECTION 6.04 Registration of Transfer and Exchange of Certificates.

(a) (i) Discover Funding as the Holder of the Transferor Certificate shall keep or cause to be kept by a transfer agent (“Transfer Agent”) a register for the Registered Certificates issued pursuant to this Agreement and the Series Supplements for all Series then outstanding (the “Certificate Register”) at any office or agency of the Transferor to be maintained in accordance with the provisions of Section 6.04(c) in which, subject to such reasonable regulations as it may prescribe, the Transferor shall provide for the registration and transfer of Registered Certificates. The Certificate Register shall be in written form or capable of being converted into written form within a reasonable time. Unless otherwise specifically designated by Discover Funding as the Holder of the Transferor Certificate in a written notice to the Trustee, the Certificate Register shall be maintained at the Corporate Trust Office.

(ii) Investor Certificates of certain Classes of certain Series may be ineligible for purchase by an employee benefit plan, trust or account subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or described in Section 4975(e)(l) of the Code, and not excepted under Section 4975(g) (a “Plan”). No transfer of such an Investor Certificate shall be made nor shall any interest therein be transferred to a Plan. Each Holder of such a Certificate, by its acceptance thereof, shall be deemed to represent and warrant that it is not (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(l) of the Code, and not excepted under Section 4975(g) or (iii) an entity that is using assets to purchase such Certificates that constitute plan assets by reason of a plan’s investment in such entity. The Series Supplement with respect to each Series shall set forth which Class or Classes of such Series, if any, shall be subject to the restrictions set forth in this Section 6.04(a)(ii).

(iii) Upon surrender for registration of transfer of any Registered Certificate at any office or agency to be maintained in accordance with the provisions of Section 6.04(c), Discover Funding as the Holder of the Transferor Certificate shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more Registered Certificates of the same Class and Series, of a like Fractional Undivided Interest and bearing a number not contemporaneously outstanding.

(iv) At the option of a Holder of a Registered Certificate, such Holder’s Registered Certificates may be exchanged for other Registered Certificates of the same Class and Series, of a like Fractional Undivided Interest and bearing a number not contemporaneously outstanding upon surrender of the Registered Certificates to be exchanged at any such office or agency. Whenever any Registered Certificates are so surrendered for exchange, Discover Funding as the Holder of the Transferor Certificate shall execute, and the Trustee shall authenticate and deliver the Registered Certificates which the Holder making the exchange is entitled to receive. Registered Certificates may not be exchanged for certificates in bearer form.

(v) [Reserved].

(vi) The preceding provisions of this Section notwithstanding, the Transfer Agent shall not be required to register the transfer of or exchange any Certificate for a period of 15 days preceding any Payment Date with respect to the Certificate.

(vii) Every Registered Certificate presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Transferor and the Trustee duly executed, by the Certificateholder thereof or his attorney duly authorized in writing.

(viii) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

(ix) All Investor Certificates surrendered for registration of transfer and exchange or for payment shall be canceled and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy any Global Certificate upon its exchange in full for Definitive Euro-Certificates and shall deliver a certificate of destruction to the Transferor. Such certificate shall also state that a certificate or certificates of Clearstream Banking or Euroclear to the effect referred to in Section 6.11 was received with respect to each portion of the Global Certificate exchanged for Definitive Euro-Certificates.

(x) Discover Funding as the Holder of the Transferor Certificate shall execute and deliver to the Trustee Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement, each Series Supplement and the Certificates.

(b) It is the understanding of the parties to this Agreement that Discover Bank has particular expertise in performing the functions given by this Agreement to the Master Servicer and that the Investor Certificateholders will be purchasing the Investor Certificates relying on Discover Bank exercising such expertise in performing such functions. Except as provided in Sections 8.04 and 8.06, the Master Servicer is not permitted to resign or delegate its duties and the parties understand that the Master Servicer’s performance of its functions and the quality of the Receivables will best be ensured if the Transferor, as a wholly-owned subsidiary of Discover Bank, retains the Transferor Certificate. Accordingly (subject to the condition that the Transferor shall at all times retain sole control over its properties and except as provided in Section 7.02), the Transferor Certificate shall not be transferred, assigned, exchanged, or otherwise conveyed except as provided in Section 7.05.

(c) The Transferor will maintain at its expense in the Borough of Manhattan, The City of New York, and, if and so long as any Class of any Series is listed on the Luxembourg Stock Exchange and such exchange shall so require, in Luxembourg, an office or offices or agency or agencies where Investor Certificates may be surrendered for registration of transfer or exchange.

SECTION 6.05 Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If any mutilated Certificate is surrendered to the Trustee, Discover Funding as the Holder of the Transferor Certificate shall execute and the Trustee shall authenticate and deliver in exchange therefor a Certificate of the same Class and Series, of a like fractional undivided interest and bearing a number not contemporaneously outstanding.

(b) If there shall be delivered to Discover Funding as the Holder of the Transferor Certificate and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to Discover Funding as the Holder of the Transferor Certificate or the Trustee that such Certificate has been acquired by a bona fide purchaser, Discover Funding as the Holder of the Transferor Certificate shall execute and, upon its request, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Certificate, a Certificate of the same Class and Series, of a like fractional undivided interest and bearing a number not contemporaneously outstanding.

(c) Upon the issuance of any Certificate pursuant to this Section, the Transferor may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses, including counsel fees, of the Transferor and the Trustee, and any Paying Agent or Transfer Agent connected therewith, and in addition a further sum not exceeding two dollars for each Certificate so issued in substitution.

(d) Every Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Trust, whether or not the destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement and the applicable Series Supplement equally and proportionately with any and all other Certificates of the same Class and Series duly issued hereunder.

SECTION 6.06 Issuances of New Series.

(a) The Transferor may direct the Trustee to issue, from time to time, one or more Series subject to the conditions described below (each such issuance, a “New Issuance”). The Transferor may effect a New Issuance by notifying the Trustee, in writing, at least three days in advance of the date upon which the New Issuance is to occur. Any notice of the New Issuance shall state the designation of any Series to be issued on the date of the New Issuance and, with respect to each such Series: (i) its Series Initial Investor Interest, (ii) the Certificate Rate of each Class or Subclass, if applicable, of such Series; (iii) its Payment Dates and the date from which interest shall accrue; (iv) its Series Termination Date and (v) any other terms that the Transferor sets forth in such notice of a New Issuance; provided, however, that any notice of a New Issuance with respect to any Series that issues only collateral certificates to an entity or entities that will issue securities supported by, among other things, such collateral certificates, shall, in lieu of stating the information in clauses (i) through (v) above, attach a copy of the Series Supplement therefor, in a form substantially agreed upon by the Transferor, the Master Servicer, the Servicers and the

Trustee. On the date of the New Issuance, the Trustee shall authenticate and deliver any such Series only upon satisfaction of the following conditions: (a) Discover Funding as the Holder of the Transferor Certificate shall have delivered to the Trustee a Series Supplement executed by the Transferor, the Master Servicer, the Servicers and the Trustee that specifies the terms of such Series, (b) the Transferor shall have delivered to the Trustee written confirmation from the Rating Agencies that the New Issuance will not result in the reduction below or withdrawal of the Required Ratings of any Class of any Series then outstanding rated by each Rating Agency, (c) the Transferor shall have delivered to the Trustee and the Rating Agencies (A) with respect to each New Issuance, an opinion of counsel dated as of the date of such New Issuance to the effect that, although not free from doubt, the Investor Certificates of such New Issuance will be treated as indebtedness of the Transferor for federal income and Delaware (and any other state where substantial servicing activities are conducted by an Additional Originator with respect to Accounts serviced by such Additional Originator, or by Discover Bank if there is a substantial change from Discover Bank’s present servicing activity, if any, in such state) state income or franchise tax purposes; provided, however, such opinion shall not be required for any New Issuance with respect to any Series that issues only collateral certificates to an entity or entities that will issue securities supported by, among other things, such collateral certificates; and provided, further, such opinions described in this clause (c)(A) shall not be required for any New Issuance issued to an entity that is disregarded for federal income tax purposes and is directly and wholly owned by Discover Bank and (B) with respect to each New Issuance other than the New Issuance related to the first Series issued by the Trust, an opinion of counsel dated as of the date of such New Issuance to the effect that such New Issuance will not adversely affect the conclusion set forth in any prior opinion of counsel delivered pursuant to this clause (c) as to the treatment of the Investor Certificates of any such prior Series as indebtedness of the Transferor or as to the treatment of the Trust as a mere security device and (d) Discover Funding as the Holder of the Transferor Certificate shall not be required to designate Additional Accounts or convey Participation Interests to the Trust pursuant to Section 2.10(a) as a result of such New Issuance. The Series Supplement with respect to any New Issuance may modify or amend the terms of this Agreement, provided, that such modifications or amendments shall apply solely with respect to such Series. Upon satisfaction of such conditions, the Trustee shall issue, as provided in Section 6.06(d), such Series of Investor Certificates dated as of the date of the New Issuance.

(b) The Transferor may direct the Trustee to issue one or more Series which is subordinate in right of payment, in whole or in part, to one or more other Series, whether or not any such Series are issued contemporaneously. The manner and extent to which any Series shall be subordinated to any other Series shall be set forth in the Series Supplement for the subordinated Series.

(c) The Transferor may designate that one or more Groups be subordinate in right of payment, in whole or in part, to one or more other Groups, whether or not the Series in any such subordinate Group are issued contemporaneously with the Series in any non-subordinate Group. The manner and extent to which any Group shall be subordinated to any other Group shall be set forth in the Series Supplements for each Series which is a member of such subordinate Group.

(d) Upon any New Issuance, Discover Funding as the Holder of the Transferor Certificate shall execute and deliver to the Trustee, and the Trustee shall authenticate pursuant to Section 6.03, one or more Series of Investor Certificates. The Investor Certificates of any such Series shall be substantially in the form specified in the applicable Series Supplement and shall each bear, upon its face, the designation for such Series.

SECTION 6.07 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer or exchange, the Trustee, the Paying Agent, the Transfer Agent and any agent of any of them may treat the person in whose name any Registered Certificate is registered as the owner of such Registered Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever; and neither the Trustee, the Paying Agent, the Transfer Agent nor any agent of any of them shall be affected by any notice to the contrary.

SECTION 6.08 Appointment and Duties of Paying Agent.

(a) The Paying Agent shall make distributions to Investor Certificateholders from the Series Distribution Accounts, the Series Interest Funding Accounts and the Series Principal Funding Accounts pursuant to Section 5.01 and the relevant provisions of the applicable Series Supplement. Any Paying Agent shall have the revocable power to withdraw funds from the Series Distribution Accounts, the Series Interest Funding Accounts and the Series Principal Funding Accounts for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement or any Series Supplement in any material respect. The Paying Agent shall initially be the Trustee and any co-paying agent or paying agencies chosen by the Paying Agent and acceptable to the Trustee and the Transferor, including, if and for so long as any Class of any Series is listed on the Luxembourg Stock Exchange and such exchange so requires, a co-paying agent or paying agency in Luxembourg or another city in western Europe. The Trustee shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Transferor and upon the appointment of a successor to act as Paying Agent. For so long as the Trustee shall act as Paying Agent, the provisions of Sections 11.01, 11.02 and 11.03 shall apply to the Trustee in its role as Paying Agent.

(b) The Trustee shall cause any Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will

(i) hold all sums held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Investor Certificateholders;

(ii) comply with all requirements of the Internal Revenue Code or any other applicable tax law with respect to the withholding from any payments made by it on any Certificates of any applicable withholding taxes imposed thereon, including FATCA Withholding Tax (including obtaining and retaining from Persons entitled to payments with respect to the Certificates any Tax Information and making any withholdings with respect to the Notes as required by the Internal Revenue Code (including FATCA) and paying over such withheld amounts to the appropriate governmental authority); and

(iii) comply with any applicable reporting requirements in connection with any payments made by it on any Certificates and any withholding of taxes therefrom, and, upon request, provide any Tax Information to the Issuer.

SECTION 6.09 Access to List of Names and Addresses of Holders of Registered Certificates. The Trustee will furnish or cause to be furnished by the Transfer Agent to the Master Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor from the Master Servicer or the Paying Agent, respectively, in writing, a list in such form as the Master Servicer or the Paying Agent may reasonably require, of the names and addresses of the Holders of Registered Certificates of any Class or Series as of the most recent Record Date for payment of distributions to such Holders of Registered Certificates. If three or more Holders of Registered Certificates of any Class of any Series (the “Applicants”) representing Fractional Undivided Interests aggregating not less than 5% of the Series Invested Amount of any Series apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders of Registered Certificates of such Class of such Series, or such Series, with respect to their rights under this Agreement, the relevant Series Supplement or the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent to afford such Applicants access during normal business hours to the most recent list of Holders of Registered Certificates of such Class of such Series, or such Series, held by the Trustee, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants’ request. Every Holder of a Registered Certificate, by receiving and holding such Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of such Certificateholders hereunder, regardless of the source from which such information was derived.

SECTION 6.10 Authenticating Agent.

(a) The Trustee may appoint one or more authenticating agents with respect to one or more Series which shall be authorized to act on behalf of the Trustee in authenticating the Certificates of such Series in connection with the issuance, delivery, registration of transfer, exchange or repayment of such Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferor.

(b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

(c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor.

(d) The Trustee agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section 6.10, and the Trustee shall be entitled to be reimbursed and the Master Servicer shall reimburse the Trustee for such payments, subject to the provisions of Section 11.05.

(e) The provisions of Sections 11.01, 11.02 and 11.03 shall be applicable to any authenticating agent.

(f) Pursuant to an appointment made under this Section 6.10, the Certificates of an applicable Series may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

“This is one of the Certificates described in the Pooling and Servicing Agreement and Series Supplement.

as Authenticating Agent for the Trustee,

By:
Authorized Officer”

SECTION 6.11 Global Certificate; Exchange Date.

(a) If specified in the related Series Supplement for any Series or Class, the Investor Certificates of such Series or Class, as applicable, will initially be issued as a single temporary global certificate (the “Global Certificate”), in the denomination of the Series Initial Investor Interest or the Class Initial Investor Interest, as applicable, and substantially in the form set forth in the exhibit with respect thereto attached to the related Series Supplement. The Global Certificate will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged as described below for Registered Certificates in definitive form (the “Definitive Euro-Certificates”).

(b) The Manager shall advise the Trustee, the Transferor, the Common Depositary, Clearstream Banking and Euroclear of the Exchange Date. The Global Certificate may be exchanged for Definitive Euro-Certificates only on or after the Exchange Date. A United States institutional investor may exchange the portion of the Global Certificate beneficially owned by it only for an equal aggregate principal amount of Registered Certificates bearing the applicable legend set forth in the form of Registered Certificate attached to the related Series Supplement and having a minimum denomination of $500,000. The Transferor may waive the $500,000 minimum denomination requirement if they so elect. Upon any demand for exchange for Definitive Euro-Certificates in accordance with this paragraph, the Transferor shall cause the Trustee to authenticate and deliver the Definitive Euro-Certificates to the Holder according to the instructions of the Holder, in the case of Registered Certificates, but in either case only upon presentation to the Trustee of a written statement with respect to the Global Certificate or portion thereof being exchanged signed by Clearstream Banking or Euroclear and dated on or after the Exchange Date, to the effect that it has received in writing or by tested telex a certification substantially in the form of Exhibit H signed by the Manager which sold the relevant Certificates. Upon receipt of such certification, the Trustee shall cause the Global Certificate to be endorsed in accordance with paragraph (d) below. Any exchange as provided in this Section shall be made free of charge to the holders and the beneficial owners of the Global Certificate and to the beneficial owners of the Definitive EuroCertificates issued in exchange, except that a person receiving Definitive Euro-Certificates must bear the cost of insurance, postage, transportation and the like in the event that such person does not receive such Definitive Euro-Certificates in person at the offices of Clearstream Banking or Euroclear.

(c) The delivery to the Trustee by Clearstream Banking or Euroclear of any written statement referred to above may be relied upon by the Transferor and the Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to Clearstream Banking or Euroclear, as applicable, pursuant to the terms of this Agreement. The Trustee, Clearstream Banking and Euroclear, as the case may be, shall retain each certificate delivered pursuant to Section 6.11 for a period of four calendar years following the year in which such certificate is received.

(d) Upon any such exchange of all or a portion of the Global Certificate for a Definitive Euro-Certificate or Certificates, such Global Certificate shall be endorsed by or on behalf of the Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Definitive Euro-Certificate or Certificates. Until so exchanged in full, such Global Certificate shall in all respects be entitled to the same benefits under this Agreement as Definitive Euro-Certificates authenticated and delivered hereunder except that the beneficial owners of such Global Certificate shall not be entitled to receive payments of interest on the Certificates until they have exchanged their beneficial interests in such Global Certificate for Definitive Euro-Certificates.

SECTION 6.12 Meetings of Certificateholders.

(a) Notice of any meeting of Investor Certificateholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with Section 13.05, the first mailing and publication to be not less than 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Investor Certificateholders a person shall be the Holder of or a person appointed by an instrument in writing as proxy by the Holder of one or more Registered Certificates. The only persons who shall be entitled to be present or to speak at any meeting of Investor Certificateholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Transferor, the Master Servicer and the Trustee and their respective counsel.

(b) At a meeting of Investor Certificateholders, persons entitled to vote Investor Certificates evidencing a majority of the Series Invested Amount or the Class Invested Amount, as applicable, of the applicable Series or Class or the sum of the Series Invested Amounts for all applicable Series, as the case may be, shall constitute a quorum. For purposes of determining whether a quorum is present, the applicable Class Invested Amount and Series Invested Amount shall be calculated without taking into account the Class Investor Interest represented by any Investor Certificates beneficially owned by the Transferor or any affiliate of the Transferor. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum at any such meeting, the meeting may be adjourned for a period of not less than 10 days; in the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting further adjourned for lack of a quorum, the persons entitled to vote Investor Certificates evidencing at least 25% of the Series Invested Amount or the Class Invested Amount, as applicable, of the applicable Series or Class or the sum of the Series Invested Amounts for all applicable Series, as the case may be, shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the Series Invested Amount or the Class Invested Amount, as applicable, or of the sum of the Series Invested Amounts for all applicable Series, as the case may be, which shall constitute a quorum.

(c) Any Holder of a Registered Certificate who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Holder of a Registered Certificate shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Subject to the provisions of Section 13.01(b), any resolution passed or decision taken at any meeting of Certificateholders duly held in accordance with this Section shall be binding on all Investor Certificateholders of the applicable Class or Series, whether or not present or represented at the meeting.

(d) The holding of Registered Certificates shall be proved by the Certificate Register. The appointment of any proxy with respect to a Registered Certificate shall be proved by having the signature of the person executing the proxy guaranteed by any bank, trust company or recognized securities dealer satisfactory to the Master Servicer.

(e) The Trustee shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of persons entitled to vote evidencing a majority of the Series Invested Amount or the Class Invested Amount, as applicable, of the applicable Series or Class or the sum of the Series Invested Amounts for all applicable outstanding Series, as the case may be, represented at the meeting. No vote shall be cast or counted at any meeting in respect of any Investor Certificate challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as an Investor Certificateholder or proxy. Any meeting of Investor Certificateholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

(f) The vote upon any resolution submitted to any meeting of Investor Certificateholders shall be by written ballot on which shall be subscribed the signatures of Investor Certificateholders or proxies and on which shall be inscribed the serial number or numbers of the Investor Certificates held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Investor Certificateholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Master Servicer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 6.13 Special Provisions for Certain Series. Except with respect to the provisions of Sections 6.03, 6.04(b) and 6.06 and provisions relating specifically to the Transferor Certificate, the foregoing provisions of this Article VI may be modified with respect to any Series to the extent provided in the applicable Series Supplement.

SECTION 6.14 Exchange of Investor Certificates for Transferor Interest. In the event that the Transferor becomes a Certificate Owner or an Investor Certificateholder (in the event that Definitive Certificates are issued pursuant to Section 6.02), Discover Funding as the Holder of the Transferor Certificate may cancel such Investor Certificates on a Distribution Date with respect to such Investor Certificates by providing notice to the Trustee of such cancellation; provided, however, that no Investor Certificates, except Class A Certificates, may be cancelled unless Discover Funding as the Holder of the Transferor Certificate shall have been advised by the Rating Agencies that such cancellation would not cause the rating of any Class of any Series then outstanding to be lowered below the Required Rating or withdrawn. Such cancellation shall be deemed to occur after giving effect to all allocations and payments pursuant to Article IV hereof and the applicable provisions of the Series Supplements for each Series then outstanding as of such Distribution Date and the related Trust Distribution Date. Simultaneously with such cancellation, the Class Investor Interest of the applicable Class and the Series Investor Interest of the Series under which such Investor Certificates were issued shall be reduced, and the Transferor Interest shall be increased, by the aggregate Class Investor Interest represented by such cancelled Investor Certificates, in each case as of the end of the related Due Period. Such reduction in the Class Investor Interest will not result in any change in any numerator for purposes of determining any Class Percentage with respect to such Class if a Fixed Principal Allocation Event with respect to such Series has previously occurred. Discover Funding as the Holder of the Transferor Certificate shall promptly notify the Rating Agencies of any exchange of Investor Certificates for Transferor Interest pursuant to this Section 6.14.

ARTICLE VII.

OTHER MATTERS RELATING TO THE TRANSFEROR

SECTION 7.01 Liability of the Transferor. The Transferor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Transferor in such capacity herein.

SECTION 7.02 Merger or Consolidation of, or Assumption of the Obligations of, the Transferor.

(a) Nothing in this Agreement shall prevent any consolidation or merger of the Transferor with or into any other corporation, limited liability company or other business entity or any consolidation or merger of any other such entity with or into the Transferor, or any sale or transfer of all or substantially all of the property and assets of the Transferor to any other such entity lawfully entitled to acquire the same; provided, however, that

(i) if the Transferor is not the surviving entity, such successor corporation, limited liability company or other business entity shall be organized and existing under the laws of the United States of America or any state or the District of Columbia; or

(ii) the Transferor shall have been advised by any Rating Agency that the rating of any Investor Certificates of any Class of any Series then outstanding would not be lowered below the Required Rating or withdrawn as a result of such transaction; and

provided, further, that, so long as Certificates are outstanding hereunder, the Transferor covenants and agrees that any such consolidation, merger, sale or transfer shall be upon the condition that the due and punctual performance and observance of all the terms, covenants and conditions of this Agreement to be kept or performed by the Transferor shall, by an agreement supplemental hereto, executed and delivered to the Trustee, be assumed by the corporation (if other than the Transferor) formed by or resulting from any such consolidation or merger, or which shall have received the transfer of all or substantially all of the property and assets of the Transferor, just as fully and effectually as if such successor business entity had been the original party of the first part hereto; and in the event of any such sale or transfer the Transferor may be dissolved, wound up and liquidated at any time thereafter.

(b) The obligations of the Transferor hereunder shall not be assignable, nor shall any Person succeed to the obligations of the Transferor hereunder, except in each case in accordance with the provisions of the foregoing subsection (a).

(c) the Transferor shall notify the Rating Agencies on or before the date of any consolidation, merger or transfer of all or substantially all of its property and assets pursuant to subsection (a) of this Section 7.02.

SECTION 7.03 Limitation on Liability of Certain Persons. No recourse under or upon any obligation or covenant of this Agreement or any Series Supplement, or of any Certificate, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Transferor or of any successor corporation, either directly or through the Transferor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement and any Series Supplement and the obligations incurred hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by the incorporators, stockholders, officers or directors, as such, of the Transferor or of any successor corporation to the Transferor, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations or covenants contained in this Agreement, any Series Supplement or in any of the Certificates or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Agreement or any Series Supplement or in any of the Certificates or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement and any Series Supplement and the issuance of such Certificates. The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

SECTION 7.04 Transferor Indemnification of the Trust and the Trustee. Discover Funding as the Holder of the Transferor Certificate shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Transferor with respect to the Trust, the Trust or the Trustee pursuant to this Agreement or any Series Supplement, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that Discover Funding as the Holder of the Transferor Certificate shall not indemnify the Trustee if such acts, omissions or alleged acts or omissions constitute fraud, negligence, breach of fiduciary duty or misconduct by the Trustee; and provided, further, that Discover Funding as the Holder of the Transferor Certificate shall not indemnify the Trust or the Investor Certificateholders for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Investor Certificateholders; and provided, further, that Discover Funding as the Holder of the Transferor Certificate shall not indemnify the Trust or the Investor Certificateholders with respect to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or the Investor Certificateholders in connection herewith to any taxing authority, which taxes shall be the sole obligation of the Trust or the Investor Certificateholders. Any such indemnification shall only be from assets of the

Transferor, shall be subordinate to the security interest of the Trust in the Receivables and Interchange and shall not constitute a claim against the Transferor in excess of the lesser of (i) the Transferor’s assets available to pay such claim or (ii) the amount of such claim multiplied by a fraction the numerator of which is the aggregate amount of Principal Receivables in the Trust which were originated by the Transferor and the denominator of which is the aggregate amount of Principal Receivables in the Trust. The obligations under this Section shall survive the termination of the Trust and the resignation or removal of the Trustee.

SECTION 7.05 Transfer or Conveyance of Transferor Certificate. The Transferor may not transfer any portion of its interest in the Transferor Certificate except to an affiliate of Discover Bank that is included in the same “affiliated group” as Discover Bank for United States federal income tax purposes; provided that the Transferor shall have received confirmation that the transfer will not result in a reduction below or withdrawal of the Required Rating of any Class of any Series then outstanding as confirmed in writing by the Rating Agencies.

SECTION 7.06 Corporate Actions. So long as any Investor Certificates are outstanding, the Transferor’s board of directors will hold appropriate meetings or will take appropriate action by written consent in accordance with applicable state law to authorize all of the Transferor’s corporate actions.

SECTION 7.07 Fiscal Year. The Master Servicer shall have the authority to determine or change the Trust’s fiscal year from time to time, including designating any necessary transition period. The Master Servicer shall notify the Trustee, each Servicer, and each Servicing Participant of any change in fiscal year as promptly as practicable after such change.

ARTICLE VIII.

OTHER MATTERS RELATING TO THE MASTER

SERVICER AND THE SERVICERS

SECTION 8.01 Master Servicer and Servicer Liability. The Master Servicer and each Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Master Servicer or such Servicer in such capacity herein.

SECTION 8.02 Merger or Consolidation of, or Assumption of the Obligations of, the Master Servicer or any Servicer. Nothing in this Agreement shall prevent any consolidation or merger of the Master Servicer or any Servicer with or into any other corporation, or any consolidation or merger of any other corporation with or into the Master Servicer or any Servicer, or any sale or transfer of all or substantially all of the property and assets of the Master Servicer or any Servicer to any other corporation lawfully entitled to acquire the same; provided, however, that, so long as Certificates are outstanding hereunder, the Master Servicer and each Servicer covenants and agrees that any such consolidation, merger, sale or transfer shall be upon the condition that the due and punctual performance and observance of all the terms, covenants and conditions of this Agreement to be kept or performed by the Master Servicer or such Servicer, as applicable, shall, by an agreement supplemental hereto, executed and delivered to the Trustee, be assumed by the corporation (if other than the Master Servicer or such Servicer)

formed by or resulting from any such consolidation or merger, or which shall have received the transfer of all or substantially all of the property and assets of the Master Servicer or such Servicer, just as fully and effectually as if such successor corporation had been the original party of the first part hereto; and in the event of any such sale or transfer the predecessor Master Servicer or such predecessor Servicer may be dissolved, wound up and liquidated at any time thereafter. The Master Servicer shall notify Moody’s and Standard & Poor’s of any consolidation, merger or transfer of all or substantially all of its property or assets or of the property or assets of any Servicer pursuant to this Section 8.02.

SECTION 8.03 Limitation on Liability of the Master Servicer and each Servicer and Others. No recourse under or upon any obligation or covenant of this Agreement or any Series Supplement, or of any Certificate, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Master Servicer or any Servicer or of any successor corporation, either directly or through the Master Servicer or any Servicer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement and any Series Supplement and the obligations incurred hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by the incorporators, shareholders, officers or directors, as such, of the Master Servicer or any Servicer or of any successor corporation, or any of them, because of the creation of any indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Agreement or any Series Supplement or in any of the Certificates or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations or covenants contained in this Agreement or any Series Supplement or in any of the Certificates or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement and any Series Supplement and the issue of such Certificates. The Master Servicer and each Servicer and any director or officer or employee or agent of the Master Servicer and each Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Master Servicer nor any Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables (and receivables in Charged-Off Accounts) in accordance with this Agreement or any Series Supplement which in its reasonable opinion may involve it in any expense or liability.

SECTION 8.04 Master Servicer or Servicer Resignation. Neither the Master Servicer nor any Servicer shall resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Master Servicer or such Servicer could take to make the performance of its duties hereunder permissible under applicable law. For purposes of the foregoing sentence, applicable law shall include, without limitation, any condition that relates to the activities of the Master Servicer under any Requirements of Law and that, in the Master Servicer’s reasonable judgment, must be satisfied in order for any affiliate of the Master Servicer not otherwise treated as a bank holding company (or any similar designation under the Bank Holding Company Act of 1956, as said act may be amended from time to time) to avoid being treated as a bank holding company under the Bank Holding Company Act of 1956, as amended, or to avoid limitations under said act upon the activities in which the Master Servicer or any affiliate of the Master Servicer may engage. Any such determination permitting the resignation of the Master Servicer or such Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a Successor Master Servicer or Successor Servicer, as applicable, shall have assumed the responsibilities and obligations of the Master Servicer or such Servicer in accordance with Section 10.03 hereof. The Master Servicer shall notify Standard & Poor’s of any resignation of any Servicer or the Master Servicer pursuant to this Section 8.04.

SECTION 8.05 Access to Certain Documentation and Information Regarding the Receivables and Interchange. The Master Servicer and each Servicer shall provide to the Trustee access to its documentation regarding the Accounts, the Receivables (and receivables in Charged-Off Accounts) and Interchange in such cases where the Trustee is required in connection with the enforcement of the rights of the Investor Certificateholders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Master Servicer’s or the Servicer’s normal security and confidentiality procedures and (iv) at offices designated by the Master Servicer or the Servicer, as applicable. Nothing in this Section 8.05 shall derogate from the obligation of the Transferor, the Trustee, the Master Servicer and each Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors. The failure of the Master Servicer or the Servicer, as applicable, to provide access as provided in this Section 8.05 as a result of such obligation shall not constitute a breach of this Section 8.05.

SECTION 8.06 Delegation of Duties. In the ordinary course of business, the Master Servicer and each Servicer may at any time delegate any of its duties hereunder to any Person who agrees to conduct such duties in accordance with the applicable Credit Guidelines. Such delegation shall not relieve the Master Servicer or any Servicer of its liabilities and responsibilities with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.04 hereof. Discover Bank shall provide the Rating Agencies and the Trustee with written notice prior to the delegation of any of its duties as Master Servicer or Servicer to any Person other than Discover Bank or its affiliates or their respective successors and assigns. The Master Servicer shall provide the Rating Agencies with written notice prior to the delegation by any other Servicer of any of the duties of such Servicer to any other Person, other than such Servicer’s affiliates or their respective successors and assigns.

SECTION 8.07 Examination of Records. Each Servicer shall clearly and unambiguously identify each Account with respect to which it is the Servicer (including each Charged-Off Account and any Additional Account designated pursuant to Section 2.10) in its computer records to reflect that the Receivables (or receivables) arising in such Account and the corresponding portion of Interchange arising on and after the effective date of designation of such Account have been conveyed to the Trust pursuant to this Agreement or an Assignment. Each Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable (or a receivable in a Charged-Off Account).

SECTION 8.08 The Transferor or Master Servicer to File Reports Pursuant to Securities Exchange Act. The Transferor and the Master Servicer are hereby authorized by the Trustee to file on behalf of the Trust all reports required to be filed with the Securities and Exchange Commission or any exchange or association of securities dealers pursuant to the Securities Exchange Act of 1934, as amended, or any rules or regulations thereunder. The Trustee shall not be obligated to file on behalf of the Trust any such reports described in the preceding sentence.

ARTICLE IX.

AMORTIZATION AND CERTAIN OTHER EVENTS

SECTION 9.01 Amortization Events. If any one of the following events shall occur with respect to any Series of Investor Certificates:

(a) failure on the part of the Transferor (i) to make any payment or deposit required by the terms of this Agreement or a related Series Supplement on or before the date occurring five Business Days after the date such payment or deposit is required to be made herein or (ii) duly to observe or perform in any material respect any other material covenants or agreements of the Transferor set forth in this Agreement or a Series Supplement, which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Investor Certificateholders evidencing Fractional Undivided Interests aggregating not less than 25% of the Class Invested Amount of any Class of any Series materially adversely affected thereby;

(b) any representation or warranty made in this Agreement by the Transferor or a Series Supplement or any information contained in Schedule 1 hereto shall prove to have been incorrect in any material respect when made or when delivered, which representation, warranty or Schedule 1 continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Class Invested Amount of any Class of any Series materially adversely affected thereby;

(c) the Transferor or any Additional Originator that is subject to the bankruptcy laws of the United States of America shall file a petition commencing a voluntary case under any chapter of the federal bankruptcy laws; the Transferor or any such Additional Originator shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable federal law, or shall consent to the filing of any such petition, answer, or consent; or the Transferor or any such Additional Originator shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

(d) Discover Bank or any Additional Originator that is not subject to the bankruptcy laws of the United States of America shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Discover Bank or any such Additional Originator; or Discover Bank or any such Additional Originator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(e) any order for relief against the Transferor or any Additional Originator that is subject to the bankruptcy laws of the United States of America shall have been entered by a court having jurisdiction in the premises under any chapter of the federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Transferor or any such Additional Originator under any other similar applicable federal law, and such decree or order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of the Transferor any such Additional Originator, or of any substantial part of the property of the Transferor or any such Additional Originator, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days;

(f) the Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement and such inability shall continue for five Business Days;

(g) [reserved];

(h) the Trust shall become an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(i) any Master Servicer Termination Event or any Servicer Termination Event shall occur;

(j) the amount of Principal Receivables in the Trust at the end of any Due Period shall be less than the Minimum Principal Receivables Balance and the Transferor shall have failed to assign Receivables in Additional Accounts or Participation Interests to the Trust on behalf of the Holder of the Transferor Certificate in at least the amount of such deficiency by the tenth day of the calendar month of the following due Period (for purposes of this clause (i) the amount of Receivables in Additional Accounts shall be determined as of the last day of the Due Period preceding the assignment of such Receivables to the Trust); or

(k) any other event specified as an Amortization Event in the Series Supplement for such Series shall occur;

then, in the case of any event described in subparagraph (a), (b) or (i), after any applicable grace period set forth in such subparagraphs, either the Trustee or the Holders of Investor Certificates of any Class materially adversely affected thereby evidencing Fractional Undivided Interests aggregating not less than 51% of the Class Invested Amount of such Class by notice given in writing to Discover Funding as the Holder of the Transferor Certificate and the Master Servicer (and to the Trustee if given by the Investor Certificateholders) may declare that an amortization event (an “Amortization Event”) has occurred with respect to such Series as of the date of such notice; in the case of any event described in subparagraphs (c), (d), (e), (f), (h) or (j) an Amortization Event shall occur immediately upon the occurrence of such event; and in the case of any event described in subparagraph (k), an Amortization Event shall occur with respect to such Series pursuant to the terms of such Series Supplement.

If an Amortization Event described in subparagraphs (c), (d), (e), (f), (h) or (j) shall occur, this Section 9.01 constitutes written notice by the Trustee and not less than 51% of the Class Invested Amount of each Class of each Series then outstanding to the Master Servicer and Transferor that such Amortization Event has occurred. No additional notice of any kind, which is hereby waived by the Transferor and the Master Servicer, shall be required as a condition of the occurrence of any Amortization Event described in subparagraphs (c), (d), (e), (f), (h) or (j). Discover Funding as the Holder of the Transferor Certificate (or the Master Servicer with respect to an Amortization Event that relates to the Master Servicer or any Servicer) shall give prompt notice to the Rating Agencies of the occurrence of any Amortization Event.

ARTICLE X.

MASTER SERVICER AND SERVICER TERMINATION EVENTS

SECTION 10.01 Master Servicer Termination Events. If any one of the following events (a “Master Servicer Termination Event”) shall occur and be continuing:

(a) any failure by the Master Servicer to make any payment, transfer or deposit or to give instructions to the Trustee to make any withdrawal on or before the date occurring five Business Days after the date such payment, transfer or deposit or instruction is required to be made or given as the case may be, under the terms of this Agreement, any Series Supplement or the Master Servicing Agreement;

(b) failure on the part of the Master Servicer duly to observe or perform in any respect any other covenants or material agreements of the Master Servicer set forth in this Agreement, any Series Supplement or the Master Servicing Agreement, which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Class Invested Amount of any Class of any Series materially adversely affected thereby; or

(c) any representation, warranty or certification made by the Master Servicer in this Agreement, any Series Supplement, the Master Servicing Agreement or in any certificate delivered pursuant to this Agreement, any Series Supplement or the Master Servicing Agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders of any Class of any Series and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Class Invested Amount of any Class of any Series materially adversely affected thereby; or

(d) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, in the event of any such Master Servicer Termination Event, so long as the Master Servicer Termination Event shall not have been remedied, either the Trustee, or the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Class Invested Amount of any Class materially adversely affected thereby, by notice then given in writing to the Master Servicer (and to the Trustee if given by the Investor Certificateholders) (a “Termination Notice”), may terminate all of the rights and obligations of the Master Servicer under this Agreement and any Series Supplements then outstanding. After receipt by the Master Servicer of such Termination Notice, and on the date that a Successor Master Servicer shall have been appointed by the Trustee pursuant to Section 10.03, all authority and power of the Master Servicer under this Agreement shall pass to and be vested in a Successor Master Servicer; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Master Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Master Servicer agrees to cooperate with the Trustee and such Successor Master Servicer in effecting the termination of the responsibilities and rights of the Master Servicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Master Servicer of all authority of the Master Servicer to service the Receivables (and receivables in Charged-Off Accounts) provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Master Servicer for deposit, or which have been deposited by the Master Servicer in any Investor Account, or which shall thereafter be received with respect to the Receivables (or receivables in Charged-Off Accounts), and in assisting the Successor Master Servicer. The terminated Master Servicer shall promptly make available its electronic records relating to the Receivables (and receivables in Charged-Off Accounts) and Interchange to the Successor Master Servicer in such electronic form as the Successor Master Servicer may reasonably request and shall promptly make available to the Successor Master Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables (and receivables in Charged-Off Accounts) and the determining and reporting of Interchange in the manner and at such times as the Successor Master Servicer shall reasonably request. To the extent that compliance with this Section 10.01 shall require the terminated Master Servicer to disclose to the Successor Master Servicer information of any kind which the Master Servicer reasonably deems to be confidential, the Successor Master Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Master Servicer shall deem necessary to protect its interests.

SECTION 10.02 Servicer Termination Events. If any one of the following events (a “Servicer Termination Event”) shall occur and be continuing with respect to any Servicer:

(a) any failure by any Servicer to make any payment, transfer or deposit on or before the date occurring five Business Days after the date such payment, transfer or deposit is required to be made under the terms of this Agreement, any Series Supplement or the Master Servicing Agreement; or

(b) failure on the part of any Servicer duly to observe or perform in any respect any covenants or material agreements of such Servicer set forth in this Agreement, any Series Supplement or the Master Servicing Agreement, which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Trustee, or to such Servicer and the Trustee by the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Class Invested Amount of any Class of any Series materially adversely affected thereby; or

(c) any representation, warranty or certification made by any Servicer in this Agreement, any Series Supplement, the Master Servicing Agreement or in any certificate delivered pursuant to this Agreement, any Series Supplement or the Master Servicing Agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders of any Class of any Series and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Trustee, or to such Servicer and the Trustee by the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Class Invested Amount of any Class of any Series materially adversely affected thereby; or

(d) any Servicer that is not subject to the bankruptcy laws of the United States of America shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding-up or liquidation of its affairs, shall have been entered against any Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days; or any Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(e) any Servicer that is subject to the bankruptcy laws of the United States of America shall file a petition commencing a voluntary case under any chapter of the federal bankruptcy laws; or any such Servicer shall file a petition or answer or consent seeking reorganization, arrangement, adjustment or composition under any other similar applicable federal law, or shall consent to the filing of any such petition, answer or consent; or any such Servicer shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

(f) any order for relief against any Servicer that is subject to the bankruptcy laws of the United States of America shall have been entered by a court having jurisdiction in the premises under any chapter of the federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of any such Servicer under any other similar applicable federal law, and such decree or order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of any such Servicer, or of any substantial part of the property of any such Servicer, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days;

then, in the event of any Servicer Termination Event, so long as the Servicer Termination Event shall not have been remedied, either the Trustee, or the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Class Invested Amount of any Class materially adversely affected thereby, by notice then given in writing to the Master Servicer and to the Servicer to which any such Servicer Termination Event relates (and to the Trustee if given by the Investor Certificateholders) (a “Termination Notice”), may terminate all of the rights and obligations of such Servicer under this Agreement, any Series Supplements then outstanding and the Master Servicing Agreement. After receipt by such Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.03 with respect to such Servicer, all authority and power of such Servicer under this Agreement, any Series Supplements then outstanding and the Master Servicing Agreement shall pass to and be vested in such Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of such Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of such Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. Such Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of such Servicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of such Servicer to service such Servicer’s Receivables (and receivables in Charged-Off Accounts) provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by such Servicer for deposit, or which have been deposited by such Servicer in any Investor Account, or which shall thereafter be received with respect to such Receivables (or receivables in Charged-Off Accounts), and in assisting the Successor Servicer. The terminated Servicer shall promptly make available its electronic records relating to the Receivables (and receivables in Charged-Off Accounts) and Interchange to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly make available to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables (and receivables in Charged-Off Accounts) and the determining and reporting of Interchange in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.02 shall require the terminated Servicer to disclose to the Successor Servicer information of any kind which such Servicer reasonably deems to be confidential, such Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as such Servicer shall deem necessary to protect its interest.

SECTION 10.03 Trustee to Act; Appointment of Successor Master Servicer and/or Successor Servicer.

(a) On and after the receipt by the Master Servicer or any Servicer of a Termination Notice pursuant to Section 10.01 or 10.02, the Master Servicer or such Servicer, as applicable, shall continue to perform all servicing functions performed by it under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by Master Servicer or such Servicer, as applicable, and the Trustee. The Trustee shall as promptly as possible appoint a successor master servicer or servicer, as applicable, (the “Successor Master Servicer” or “Successor Servicer,” as applicable) and such Successor Master Servicer or Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. In the event that a Successor Master Servicer or Successor Servicer has not been appointed or has not accepted its appointment at the time when the Master Servicer or such Servicer, as applicable, ceases to act as such, the Trustee without further action shall automatically be appointed the Successor Master Servicer or Successor Servicer, as applicable. Notwithstanding the above, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any bank or other corporation having a net worth of not less than $100,000,000 and whose regular business includes the servicing of credit card receivables as the Successor Master Servicer or Successor Servicer, as applicable, hereunder. The Trustee shall deliver notice to Standard & Poor’s of the proposed appointment of any Successor Master Servicer or Successor Servicer, and any such appointment of a Successor Master Servicer shall become effective only if Standard & Poor’s shall have advised the Trustee that such appointment would not cause the rating of any Class of any Series then outstanding to be lowered below the Required Rating or withdrawn; provided, however, that no such advice shall be necessary if such appointment is made by a court of competent jurisdiction.

(b) Upon its appointment, the Successor Master Servicer or Successor Servicer, as applicable, shall be the successor in all respects to the terminated Master Servicer or Servicer, as applicable, with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties, liabilities and protections relating thereto placed on or provided to the Master Servicer or Servicer by the terms and provisions hereof and the Successor Master Servicer or Successor Servicer, as applicable, shall be deemed to have made the representations and warranties set forth in Section 3.05 hereof, and all references in this Agreement to the Master Servicer or such Servicer, as applicable, shall be deemed to refer to the Successor Master Servicer or Successor Servicer, as applicable, except, if agreed upon by Discover Bank and any Successor Master Servicer or Successor Servicer, for the references in Section 11.05, which shall continue to refer to Discover Bank; provided, however, that Discover Bank shall not pay or reimburse the Trustee pursuant to Section 11.05 for any expense, disbursement or advance of the Trustee related to or arising as a result of the negligence or bad faith of the Successor Master Servicer or Successor Servicer. Any Successor Master Servicer or Successor Servicer, as applicable, shall expressly be authorized, subject to Section 8.06, to delegate any of its duties hereunder to Discover Bank on and after the date of any transfer of servicing pursuant to this Section 10.03.

(c) Upon its appointment, any Successor Master Servicer or Successor Servicer shall enter into the Master Servicing Agreement, and the former Master Servicer or Servicer, as applicable, shall cease to be a party to the Master Servicing Agreement.

(d) In connection with the appointment of a Successor Master Servicer, the Trustee may make such arrangements for the compensation of any Successor Master Servicer out of Collections and Interchange as it and such Successor Master Servicer shall agree; provided, however, that no such compensation shall be in excess of the Monthly Servicing Fee set forth in Section 3.03. The Holder of the Transferor Certificate agrees that if the Master Servicer or any Servicer is terminated hereunder, it will, at the request of the Trustee or any Successor Master Servicer or Successor Servicer, deposit a portion of the Finance Charge Collections and Interchange that it is entitled to receive pursuant to Section 4.03(c)(ii) to pay its share of the compensation of such Successor Master Servicer or Successor Servicer.

(e) All authority and power granted to any Successor Master Servicer or Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01, and shall pass to and be vested in the Holder of the Transferor Certificate and, without limitation, Discover Funding as the Holder of the Transferor Certificate is hereby authorized and empowered to execute and deliver, on behalf of any Successor Master Servicer or Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. Any Successor Master Servicer or Successor Servicer agrees to cooperate with the Holder of the Transferor Certificate in effecting the termination of the responsibilities and rights of such Successor Master Servicer or Successor Servicer to conduct servicing on the Receivables (and receivables in Charged-Off Accounts). Any Successor Master Servicer or Successor Servicer shall transfer its electronic records relating to the Receivables (and receivables in Charged-Off Accounts) to Discover Funding as the Holder of the Transferor Certificate in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to Discover Funding as the Holder of the Transferor Certificate in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 10.03 shall require any Successor Master Servicer or Successor Servicer to disclose to the Transferor information of any kind which such Successor Master Servicer or Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as such Successor Master Servicer or Successor Servicer shall deem necessary to protect its interests.

SECTION 10.04 Notification to Investor Certificateholders. Upon the occurrence of any Master Servicer Termination Event or any Servicer Termination Event, the Master Servicer or Servicer, as applicable, shall give prompt written notice thereof to the Trustee and the Trustee shall give notice to the Investor Certificateholders. Upon any termination or appointment of a Successor Master Servicer or a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to the Rating Agencies and to the Investor Certificateholders.

SECTION 10.05 Waiver of Past Breaches. The Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Class Invested Amount of any Class of any Series affected by any default by the Master Servicer, any Servicer or the Transferor may, on behalf of all Holders of Certificates of such affected Class, waive the effect of any Master Servicer Termination Event or Servicer Termination Event or breach by the Transferor in the performance of its obligations hereunder and its consequences, except a failure to make any required deposits or payments in accordance with Section 4.03 or the applicable Series Supplement and except any Amortization Event arising under Sections 9.01(c), (d) or (e). Upon any such waiver of a past breach, such breach shall cease to exist with respect to such Class of such Series, and any breach arising therefrom shall be deemed to have been remedied for every purpose of this Agreement with respect to such Class of such Series. No such waiver shall extend to any subsequent or other breach or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI.

THE TRUSTEE

SECTION 11.01 Duties of Trustee.

(a) The Trustee, prior to the occurrence of any Master Servicer Termination Event or any Servicer Termination Event of which it has knowledge and after the curing of all Master Servicer Termination Events and all Servicer Termination Events that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement or any Series Supplement. If any Master Servicer Termination Event or any Servicer Termination Event of which the Trustee has knowledge has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement or any Series Supplement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement or any Series Supplement, shall examine them to determine whether they conform to the requirements of this Agreement or such Series Supplement. The Trustee shall give prompt written notice to the Certificateholders of any lack of conformity of any such instrument to the applicable requirements of this Agreement or any Series Supplement discovered by the Trustee that would entitle a specified percentage of the Certificateholders of any Class of any Series to take any action pursuant to this Agreement or any Series Supplement.

(c) Subject to Section 11.01(a) no provision of this Agreement or any Series Supplement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Class Invested Amount of any Class of any Series materially adversely affected thereby relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(iii) The Trustee shall not be charged with knowledge of any Master Servicer Termination Event referred to in Section 10.01(b) or (c) or any Servicer Termination Event referred to in Section 10.02(b) or (c) or with knowledge of any Amortization Event described in Sections 9.01(b), (c), (d), (e), (f), (i) or (j) (but only, in the case of Section 9.01(i), if such Amortization Event relates to either a Master Servicer Termination Event described in Section 10.01(b) or (c) or a Servicer Termination Event described in Section 10.02(b) or (c)) unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer, any Servicer or any Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 10% of the Class Invested Amount of any Class of any Series materially adversely affected thereby; and

(iv) The Trustee shall not be liable for any loss attributable to the investment of funds in any Permitted Investment pursuant to this Agreement or any Series Supplement nor shall the Trustee be liable for the default or misconduct of the Master Servicer with regard to its obligations in respect of funds on deposit in any Series Principal Funding Account (as set forth in each applicable Series Supplement). In no event shall the Trustee be liable for the payment of interest on any funds in its possession, except as expressly provided in this Agreement.

(d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement or any Series Supplement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or any Servicer under this Agreement or any Series Supplement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer or any Servicer in accordance with the terms of this Agreement or any Series Supplement.

(e) Except for actions expressly authorized by this Agreement or any Series Supplement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable existing as of the Cut-Off Date or thereafter created or to impair the value of any Receivable now existing or hereafter created.

(f) Except as provided in Section 2.10 or an applicable Series Supplement, the Trustee shall have no power to vary the corpus of the Trust including, without limitation, the power to (i) accept any substitute obligation for a Receivable initially assigned to the Trust under Section 2.01 or 2.10 hereof, (ii) add any other investment, obligation or security to the Trust, or (iii) withdraw from the Trust any (a) Receivables or (b) receivables in Charged-Off Accounts, except for a withdrawal permitted under Sections 2.05(b), 2.07(b), 2.11 (including the removal of Interchange), 3.02(b), 3.02(e), 12.01 or 12.02.

(g) In the event that the Paying Agent or the Transfer Agent shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent, as the case may be, under this Agreement, the Trustee shall be obligated promptly to perform such obligation, duty or agreement in the manner so required.

(h) If the Transferor has agreed to transfer any of its credit receivables (other than the Receivables) to another Person, upon the written request of the Transferor, the Trustee will enter into such agreements with the transferee of such receivables as are necessary and desirable to separately identify the rights of the Trust and such other Person in the Transferor’s receivables; provided, however, that the Trustee shall not be required to enter into any agreement which could adversely affect the interests of the Certificateholders; and provided, further, that the Transferor shall provide the Rating Agencies with notice of any written agreement entered into pursuant to this Section 11.01(h).

(i) Any action, suit or proceeding brought in respect of one or more particular Class or Series shall have no effect on the Trustee’s rights, duties and obligations hereunder with respect to any Classes or Series not the subject of such action, suit or proceeding.

SECTION 11.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

(a) The Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

(b) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Series Supplement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders (or, for any Series that issues only collateral certificates to an entity or entities that will issue securities supported by, among other things, such collateral certificates, to the holders of such securities, if the documents governing the terms of such securities so provide) pursuant to the provisions of this Agreement or any Series Supplement, unless such Certificateholders (or the holders of such securities, as applicable) shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of any Master Servicer Termination Event or any Servicer Termination Event (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement or any Series Supplement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(d) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Series Supplement;

(e) The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Class Invested Amount of any Class of any Series which could be materially adversely affected if the Trustee does not make such investigation;

(f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder; and

(g) Except as may be required by Section 11.01(a) hereof, the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose.

SECTION 11.03 Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.16, the Trustee makes no representations as to the validity or sufficiency of this Agreement or any Series Supplement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Holder of the Transferor Certificate in respect of the Receivables or any deficiency in amounts deposited in any Investor Accounts by the Master Servicer.

SECTION 11.04 Trustee May Own Investor Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights with respect to such Investor Certificates as it would have if it were not the Trustee.

SECTION 11.05 The Master Servicer to Pay Trustee’s Fees and Expenses. The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Master Servicer will pay or reimburse the Trustee (without reimbursement from any Investor Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any Series Supplement (including the reasonable fees and expenses of its agents and counsel) except any such expense, disbursement or advance as may arise from its negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Master Servicer or Successor Servicer pursuant to Section 10.03, the provision of this Section 11.05 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Master Servicer or Successor Servicer, as applicable, and the compensation of the Trustee as Successor Master Servicer or Successor Servicer shall be determined in accordance with Section 10.03 or the relevant provisions of the Master Servicing Agreement, as applicable. The Master Servicer’s obligations under this Section shall survive the termination of the Trust and the resignation or removal of the Trustee.

SECTION 11.06 Master Servicer and Servicer Indemnification of Trustee. The Master Servicer and each Servicer shall indemnify and hold harmless the Trustee from and against any loss, liability, expense, damage or injury (including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or other expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim) that may be imposed on, incurred by or asserted at any time against the Trustee (whether or not indemnified against by other parties) arising out of any acts or omissions of the Master Servicer or such

Servicer, as applicable, hereunder including, without limitation, acts or omissions of the Master Servicer or such Servicer relating to the administration of the Trust, the servicing and administration of the Receivables (and receivables in Charged-Off Accounts), the collection of payments due under the Receivables (and receivables in Charged-Off Accounts), the preparation of reports and other information with respect to the Receivables (and receivables in Charged-Off Accounts) or the Trust, the execution and delivery of any documents relating to the Receivables (and receivables in Charged-Off Accounts) or the Trust, and the registration or filing of any document with the Securities and Exchange Commission, the Internal Revenue Service or any other securities or tax authority of any jurisdiction with respect to the Receivables (and receivables in Charged-Off Accounts) or the Trust; provided, however, that neither the Master Servicer nor any Servicer shall indemnify the Trustee to the extent any such loss, liability, expense, damage or injury results from fraud, negligence, breach of fiduciary duty or misconduct by the Trustee or from action taken by the Trustee at the request of the Investor Certificateholders. The Master Servicer’s and each Servicer’s obligations under this Section shall survive the termination of the Trust and the resignation or removal of the Trustee.

SECTION 11.07 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a bank or trust company in good standing, organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a long-term debt rating from Moody’s of at least Baa3 and from Standard & Poor’s of at least BBB- and subject to supervision or examination by federal or state banking authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.07, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.08.

SECTION 11.08 Resignation or Removal of Trustee.

(a) The Trustee may, upon the giving of written notice to the Transferor and the Master Servicer and the appointment of a successor trustee, resign and be discharged from the trust hereby created. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.07 hereof and shall fail to resign after written request therefor by the Transferor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Master Servicer may remove the

Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

(c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.08 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.09 hereof. The Master Servicer shall provide written notice to the Rating Agencies of any resignation or removal of the Trustee and the appointment of any successor trustee.

SECTION 11.09 Successor Trustee.

(a) Any successor trustee appointed as provided in Section 11.08 hereof shall execute, acknowledge and deliver to the Transferor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder and under any Series Supplement, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder; and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, power, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section 11.09 unless at the time of such acceptance (i) such successor trustee shall be eligible under the provisions of Section 11.07 hereof and (ii) such successor trustee shall have a long-term debt rating of Baa3 (or a rating comparable thereto) or higher from Moody’s and of BBB- (or a rating comparable thereto) or higher from Standard & Poor’s; provided that, in the case of a bank or trust company which is the principal subsidiary in a holding company system, the rating referred to above shall be the rating of the bank or trust company in such system.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.09, such successor trustee shall notify all Certificateholders of such succession hereunder.

SECTION 11.10 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.07 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall promptly notify Moody’s and Standard & Poor’s of the occurrence of any such event.

SECTION 11.11 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Agreement or any Series Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.11, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.07 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.09 hereof.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any applicable law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or any Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii) No trustee hereunder shall be liable by reason of any act or omission of any other trustee hereunder; and

(iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Section 11.11. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement and any Series Supplement, specifically including every provision of this Agreement or any Series Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Rating Agencies.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement or any Series Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 11.12 Tax Returns. In the event the Trust shall be required to file tax returns, the Master Servicer shall cause a firm of nationally recognized independent public accountants to prepare any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed. The Master Servicer shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Certificateholders. The Trustee, upon request, will furnish the Master Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns. In no event shall the Trustee or the Master Servicer be liable for any liabilities, costs or expenses of the Trust or the Investor Certificateholders arising under any tax law, including, without limitation, federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

SECTION 11.13 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or any Series Supplement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

SECTION 11.14 Suits for Enforcement.

(a) If a Master Servicer Termination Event or any Servicer Termination Event with respect to any Servicer shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Sections 10.01 and 10.02, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement or any Series Supplement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or any Series Supplement or in aid of the execution of any power granted in this Agreement or any Series Supplement or for the enforcement of any other, legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

(b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder any plan of reorganization, arrangement, adjustment or composition affecting the Certificates or the rights of any Certificateholder thereof or to authorize the Trustee to vote in respect of the claim of any Certificateholder in any such proceeding.

SECTION 11.15 Rights of Investor Certificateholders to Direct Trustee. Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Class Invested Amount of any Class of any Series affected by the conduct of any proceeding or the exercise of any right conferred by the Trustee shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided, further, that nothing in this Agreement or any Series Supplement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders.

SECTION 11.16 Representations and Warranties of Trustee. The Trustee represents and warrants and any successor trustee shall represent and warrant that:

(a) The Trustee is organized, existing and in good standing under the laws of the United States of America;

(b) The Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

(c) This Agreement has been duly executed and delivered by the Trustee.

SECTION 11.17 Maintenance of Office or Agency. The Holder of the Transferor Certificate will maintain at its expense in the Borough of Manhattan, The City of New York and in Chicago, Illinois in the case of Registered Certificates an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates, this Agreement and any Series Supplement may be served. The Holder of the Transferor Certificate initially appoints the Corporate Trust Office of the Trustee as the office for such purposes in Chicago, Illinois and the New York office of the Trustee is located at 100 Wall Street, Suite 1600, New York, New York 10005 for such purposes in New York. The Trustee will give prompt written notice to the Master Servicer and each Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

SECTION 11.18 Requests for Agreement. A copy of the Agreement or any Series Supplement may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office and will be provided at the expense of the Master Servicer.

ARTICLE XII.

TERMINATION

SECTION 12.01 Termination of the Transferor’s Obligations; Termination of Trust.

(a) The respective obligations and responsibilities of the Transferor, the Master Servicer, each Servicer and the Trustee created hereby shall terminate (other than the obligation of the Trustee to make payments to Certificateholders as hereafter set forth), except with respect to the duties described in Sections 7.04, 11.06 and Section 12.02(b), upon the Final Trust Termination Date or, if earlier, at the option of the Transferor, on the day after the Distribution Date on which funds shall have been deposited in the Series Distribution Accounts sufficient to pay in full the Aggregate Investor Interest plus accrued and unpaid Certificate Interest at the applicable Certificate Rates on all Series then outstanding.

(b) If as of the Distribution Date with respect to each Series then outstanding in the month immediately preceding the month in which the Final Trust Termination Date occurs the Aggregate Investor Interest would be greater than zero (after giving effect to all transfers, withdrawals and deposits to occur on such date pursuant to applicable Series Supplements), Receivables (or interests therein), which shall be selected at random from the Receivables, in an amount sufficient to yield proceeds equal to the Aggregate Investor Interest plus any accrued and unpaid Certificate Interest with respect to each outstanding Series and any amounts owing to any Credit Enhancement Provider with respect to any outstanding Series pursuant to the applicable Series Supplement (after giving effect to such transfers, withdrawals and deposits) shall be sold on behalf of the Trust before the Final Trust Termination Date by an institution acceptable to the Trustee and the Master Servicer that is either (i) a nationally recognized investment bank, (ii) a nationally recognized commercial bank or (iii) any other institution whose regular business includes the sale of receivables or trust certificates similar to the Investor Certificates, and the proceeds therefor shall be paid to the Trust on or prior to the last Distribution Date with respect to each Series then outstanding. Neither the Transferor nor any affiliate or agent of the Transferor shall be permitted to bid for or purchase Receivables pursuant to this Section 12.01(b); provided, however, that an affiliate or agent of the Transferor may act as selling institution for the sale as specified in the preceding sentence, so long as such affiliate or agent does not act as principal in connection with such sale. The proceeds of such sale shall be treated as Collections on the Receivables and shall be allocated among outstanding Series and deposited in accordance with Section 4.03 and the applicable Series Supplements; provided, however, that any such proceeds received after the end of the Due Period related to the last Distribution Date before the Final Trust Termination Date shall nevertheless be deemed to have been received during such Due Period. During such period ending on such Distribution Date, the Master Servicer and the Servicers shall continue to process Collections on the Receivables and deposit such Collections in accordance with the provisions of Section 4.03. Section 12.03 will apply with respect to any Receivables not sold pursuant to this Section 12.01(b).

SECTION 12.02 Final Distribution with Respect to any Series.

(a) Written notice of the termination of any Series, specifying the Distribution Date upon which the Investor Certificateholders of such Series may surrender their Certificates for payment of the final distribution and cancellation, shall be given (subject to at least two days’ prior notice from the Master Servicer to the Trustee) by the Trustee to Investor Certificateholders of such Series not later than the 10th day of the month of such final distribution specifying (i) the Distribution Date (which shall be the Distribution Date upon which the deposit is made pursuant to Section 2.05(b), 12.01(b) or 12.02(a)) upon which final payment for such Investor Certificates will be made upon presentation and surrender of such Investor Certificates at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. The Master Servicer’s notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officer’s Certificate setting forth the information specified in Sections 3.07(a) and 3.07(b) covering the period from the start of the then-current fiscal year or transition period, as applicable, through the date of such notice. The Trustee shall give such notice to the Transfer Agent, the Paying Agent and Moody’s at the time such notice is given to such Investor Certificateholders.

(b) Notwithstanding the termination of the Trust pursuant to Section 12.01(a) or the occurrence of the Series Termination Date with respect to any Series pursuant to Section 12.02(a) and the applicable Series Supplement, all funds then on deposit in the Series Distribution Account shall continue to be held in trust for the benefit of the Certificateholders of such Series and the Paying Agent or the Trustee shall pay such funds to such Certificateholders upon surrender of their Certificates. In the event that all of the Investor Certificateholders of such Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Investor Certificateholders of such Series to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Investor Certificates of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders of such Series concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Series Distribution Account held for the benefit of such Investor Certificateholders.

(c) If as of the Distribution Date in the month immediately preceding the month in which a Series Termination Date occurs, the Series Investor Interest with respect to such Series is greater than zero (after giving effect to all transfers, withdrawals and deposits to occur on such date), Receivables (or interests therein) in an amount sufficient to yield proceeds equal to the Series Investor Interest plus any accrued and unpaid Certificate Interest with respect to such Series and any amounts owing to the Credit Enhancement Provider with respect to such Series pursuant to the Series Supplement for such Series, if applicable, on such Series Termination Date (after giving effect to such transfers, withdrawals and deposits) shall be sold on behalf of the Trust by an institution acceptable to the Trustee and the Master Servicer that is either (i) a nationally recognized investment bank, (ii) a nationally recognized commercial bank or (iii) any other institution whose regular business includes the sale of receivables or of trust certificates similar to the Investor Certificates; provided, however, that in no event shall the amount of Receivables sold hereunder with respect to any Series exceed the product of (A) the aggregate amount of Receivables in the Trust and (B) a fraction the numerator of which is the Series Investor Interest of such Series and the denominator of which is the Aggregate Investor

Interest, in each case, on such Distribution Date in the month immediately preceding the month in which such Series Termination Date occurs; and provided, further, the Receivables selected to be sold hereunder shall not be materially different from the Receivables remaining in the Trust as of such Distribution Date and shall be selected at random from the Receivables. The proceeds (the “Series Termination Proceeds”) therefrom shall be paid to the Trust and immediately deposited into the Series Distribution Account with respect to such Series and paid to the Investor Certificateholders of such Series and to the Credit Enhancement Provider or otherwise, if applicable, pursuant to the terms of the Series Supplement, on the Distribution Date with respect to such Series immediately following such deposit. Such payment shall be deemed to be the final distribution with respect to such Series. Neither the Transferor nor any affiliate or agent of the Transferor shall be permitted to bid for or purchase Receivables pursuant to this Section 12.02(c); provided, however, that an affiliate or agent may act as selling institution for the sale as specified in the first sentence of this Section 12.02(c), so long as such affiliate or agent does not act as principal in connection with such sale.

SECTION 12.03 The Transferor’s Termination Rights. Upon the termination of the Transferor’s obligations and responsibilities with respect to the Trust pursuant to Section 12.01 and the surrender, if applicable, of any certificated Transferor Certificate, the Trustee shall distribute to the Holder of the Transferor Certificate any Receivables and Interchange and cash remaining in the Trust in respect of the Transferor Interest. Such distribution will be made without recourse, representation or warranty except for the warranty that since the date of transfer by the Transferor under this Agreement, the Trustee has not sold, transferred or encumbered any such Receivables, Interchange or interests in either. Such distribution shall transfer all right, title and interest of the Trust in the Receivables and Interchange, whether then existing or thereafter created, and all proceeds of either except, if applicable, for amounts held by the Trustee pursuant to Section 12.02(b). The Trustee shall execute and deliver such instruments of transfer and assignment including, without limitation, any document necessary to release the Trust’s security interest in such Receivables and Interchange and to release any filing evidencing or perfecting such security interest, in each case without recourse, as shall be reasonably requested by the Holder of the Transferor Certificate to vest in the Holder of the Transferor Certificate all right, title and interest which the Trust had in such Receivables and Interchange.

ARTICLE XIII.

MISCELLANEOUS PROVISIONS

SECTION 13.01 Amendment.

(a) This Agreement and any Series Supplement may be amended from time to time by the Master Servicer, the Transferor, the Trustee and the Servicers, without the consent of any of the Certificateholders, for one or more of the following purposes:

(i) to add to the covenants and agreements of this Agreement or any Series Supplement for the benefit of the Investor Certificateholders of all or any Classes of all or any Series (and if such covenants and agreements are for the benefit of less than all Classes of all Series, stating that such covenants and agreements are expressly being included solely for the benefit of such Class of such Series), or to surrender any right or power herein reserved to or conferred upon the Transferor, the Master Servicer or any

Servicer; provided, however, that such action shall not adversely affect in any material respect the interests of the Holders of any Class of any Series then outstanding; and provided, further, that the permitted activities of the Trust may be significantly changed pursuant to this Section 13.01(a) only with the consent of the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Aggregate Invested Amount (such percentage to be calculated without taking into account the Class Invested Amount represented by any Investor Certificates beneficially owned by the Transferor or any affiliate or agent of the Transferor);

(ii) to add provisions to or change or eliminate any of the provisions of this Agreement or any Series Supplement, provided that any such addition, change or elimination shall not adversely affect in any material respect the interests of the Holders of any Class of any Series then outstanding; and provided, further, that the permitted activities of the Trust may be significantly changed pursuant to this Section 13.01(a) only with the consent of the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Aggregate Invested Amount (such percentage to be calculated without taking into account the Class Invested Amount represented by any Investor Certificates beneficially owned by the Transferor or any affiliate or agent of the Transferor);

(iii) to add provisions to or change any of the provisions of this Agreement or any Series Supplement for the purpose of accommodating the addition of Participation Interests to the Trust pursuant to Section 2.10; or

(iv) to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in this Agreement, any Series Supplement or in any amendment to this Agreement or any Series Supplement.

The Trustee is hereby authorized to join with the Transferor, the Master Servicer and the Servicers in the execution of any amendment authorized or permitted by the terms of this Agreement, and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such amendment which affects the Trustee’s rights, duties or immunities under this Agreement or otherwise. A copy of each amendment adopted pursuant to this Section 13.01(a) shall be sent to the Rating Agencies.

(b) This Agreement and any Series Supplement may also be amended from time to time by the Master Servicer, the Transferor, the Trustee and the Servicers with the consent of the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 66-2/3% of the Class Invested Amount of each Class adversely affected at a meeting of the Investor Certificateholders of such Class at which a quorum is present, as described in Section 6.12, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Series Supplement or of modifying in any manner the rights of the Investor Certificateholders of any Class then outstanding; provided, however, that the Trustee shall have been advised by the Rating Agencies that such amendment will not result in the rating assigned to any Class of any Series then outstanding to be downgraded below the Required Rating or withdrawn by each Rating Agency and provided, further that no such amendment shall materially and adversely affect the interests of the Investor

Certificateholders of any Class then outstanding by reducing in any manner the amount of, or delaying the timing of, distributions which are required to be made on any Investor Certificate of any Class without the consent of the affected Investor Certificateholders or reducing the aforesaid percentage required to consent to any such amendment, without the consent of each Investor Certificateholder of each affected Class. For purposes of calculating whether a 66- 2/3% consent has been achieved pursuant to this Section 13.01(b), the applicable Class Invested Amount or Series Invested Amount shall be calculated without taking into account the Class Invested Amount represented by any Investor Certificates beneficially owned by the Transferor or any affiliate or agent of the Transferor, and neither the Transferor nor any affiliate or agent of the Transferor shall be entitled to vote on any amendment pursuant to this Section 13.01(b). Notwithstanding the foregoing, the permitted activities of the Trust may be significantly changed pursuant to this Section 13.01(b) only with the consent of the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Aggregate Invested Amount (such percentage to be calculated without taking into account the Class Invested Amount represented by any Investor Certificates beneficially owned by the Transferor or any affiliate or agent of the Transferor). The Trustee shall give prompt notice to the Rating Agencies of the solicitation of any consents for the purpose of amending this Agreement or any Series Supplement pursuant to this Section 13.01(b).

(c) Promptly after the execution of any such amendment or consent pursuant to Section 13.01(b), the Trustee shall notify the Investor Certificateholders of the substance of such amendment. No notice will be given to the Investor Certificateholders with regard to any amendment made pursuant to Section 13.01(a).

(d) It shall not be necessary for the consent of Investor Certificateholders under this Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

(e) Notwithstanding the foregoing provisions of this Section 13.01, none of (i) the execution and delivery of any Series Supplement pursuant to Section 6.06, (ii) the addition of Receivables and Interchange to the Trust pursuant to Section 2.10, (iii) the removal from the Trust of Receivables and Interchange pursuant to Section 2.11 or of receivables in Charged-Off Accounts pursuant to Sections 3.02(b) and 3.02(e), (iv) the addition or removal of the Transferor or Servicer in connection with an addition to or removal from the Trust of Receivables and Interchange, or (v) the replacement of any Servicer, Master Servicer or Trustee pursuant to the terms hereof, shall constitute an amendment for purposes of this Section 13.01.

(f) For purposes of Sections 2.05, 2.06, 2.07 and 13.01(a) of this Agreement, any material adverse effect on any Credit Enhancement Provider of any Series shall be deemed to constitute a material adverse effect on the interests of the Investor Certificateholders of such Series.

SECTION 13.02 Protection of Right, Title and Interest to Trust.

(a) The Master Servicer shall cause all financing statements and continuation statements and any other necessary documents covering the Certificateholders and the Trustee’s right, title and interest to the Receivables and Interchange to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Trustee hereunder to all property comprising the Trust. The Master Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Master Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 13.02(a). The Trustee shall not bear responsibility for filing status.

(b) Within fifteen days after the Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Sections 9-506 or 9-507 of the UCC or a comparable or successor provision thereto, however numbered, as in effect in the Applicable State with respect to the Transferor, the Transferor shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust’s security interest in the Receivables and Interchange and the proceeds thereof.

(c) Each of the Transferor, the Master Servicer and each Servicer will give the Trustee prompt written notice of any change in the State under the laws of which such entity is organized, any change in the form of such organization (e.g., corporation to LLC) or any other change that under the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement to continue the perfection of the Trust’s security interest in the Receivables or Interchange and the proceeds of either, and shall file any such financing statements or amendments as may be necessary to continue such perfection. Each of the Transferor, the Master Servicer and each Servicer will at all times maintain its location (determined in accordance with Section 9-307 of the UCC or any comparable or successor provision, however numbered) within the United States of America.

(d) The Master Servicer will deliver to the Trustee on or before the Trust’s Annual Report Date of each year beginning in 2005 an opinion of counsel containing substantially the provisions set forth in Exhibit I hereto. A copy of such opinion of counsel shall also be sent to the Rating Agencies.

SECTION 13.03 Limitations on Rights of Investor Certificateholders.

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement, any Series or the Trust, nor shall such death or incapacity entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding-up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b) No Certificateholder shall have any right to vote (except with respect to the Investor Certificateholders as provided in Section 13.01 hereof) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor, except as required by law, shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c) No Certificateholder shall have any right by virtue of any provisions of this Agreement or any Series Supplement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Series Supplement, unless such Certificateholder previously shall have given to the Trustee, and unless the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Class Invested Amount of any Class of any Series which may be materially adversely affected but for the institution of such action or proceeding shall have made, written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement or any Series Supplement to affect, disturb or prejudice the rights of the Certificateholders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement or any Series Supplement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 13.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 13.04 Governing Law; Exclusive Forum. Except as otherwise specifically provided herein (including the provisions of any Series Supplement making an election under the Delaware Asset-Backed Securities Facilitation Act, which Act is specifically intended to apply hereto), this Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. Each of Discover Bank, the Transferor and the Trustee hereby irrevocably consents and agrees that any legal or equitable action or proceeding brought by it arising under or in connection with the Agreement, as amended, the Amended and Restated Indenture (as amended, the “Indenture”) dated as of [            ], 20[    ], between the Note Issuance Trust and U.S. Bank National Association as Indenture Trustee, the Series 2007- CC Collateral Certificate Transfer Agreement, the Series 2007-CC Collateral Certificate or the Notes (each as defined in the Indenture) shall be brought exclusively in any federal or state court in the State of Delaware, and hereby irrevocably waives, and agrees not to assert in any action or proceeding brought against Discover Bank, the Transferor or the Trustee, any claim that it is not personally subject to the jurisdiction of any such court.

SECTION 13.05 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, or by overnight courier, or telecopied, to (i) (a) in the case of Discover Bank as Master Servicer or Servicer, 12 Read’s Way, New Castle, Delaware 19720, Attention: Secretary, telecopy (302) 323-7393 and email as separately provided by Discover Bank to the other parties to this Agreement, (b) in the case of the Trustee, U.S. Bank National Association, c/o U.S. Bank Corporate Trust Servicers, Attn: Edwin J. Janis, 190 S. LaSalle Street, Chicago, Illinois 60603, telecopy (312)-325-8905 and email as separately provided by the Trustee to the other parties to this Agreement, (c) in the case of the Transferor, 12 Read’s Way, New Castle, Delaware 19720, Attention: Secretary, telecopy (302) 323-7393 and email as separately provided by the Transferor to the other parties to this Agreement, and (d) in the case of any other Servicer, at such address as such party shall designate in the Assignment of Additional Accounts with respect to such Servicer; or, (ii) as to each party, at such other address or email as shall be designated by such party in a written notice to each other party. Unless otherwise specified in the relevant Series Supplement, any notice required or permitted to be mailed to a Holder of a Registered Certificate shall be given by first class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not such Certificateholder receives such notice.

SECTION 13.06 Rule 144A Information. For so long as any of the Investor Certificates of any Series or Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act of 1933, as amended, each of the Transferor, the Trustee, the Master Servicer, each Servicer and any Credit Enhancement Provider agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Certificates designated by such an Investor Certificateholder, upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act of 1933, as amended.

SECTION 13.07 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or of any Series Supplement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement or of such Series Supplement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of such Series Supplement or of the Certificates or rights of the Certificateholders thereof.

SECTION 13.08 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 8.02 and 8.04, this Agreement, including any Series Supplement, may not be assigned by the Master Servicer or any Servicer without the prior consent of Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Class Invested Amount of each Class of each Series of Investor Certificates on a Class-by-Class basis.

SECTION 13.09 Investor Certificates Nonassessable and Fully Paid. It is the intention of the parties to this Agreement that, to the extent permitted by law, the

Certificateholders shall not be personally liable for obligations of the Trust, that the Fractional Undivided Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by the Trustee pursuant to Sections 2.02 and 6.03 and payment therefor at time of issuance are and shall be deemed fully paid.

SECTION 13.10 Further Assurances. The Transferor, the Master Servicer and each Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

SECTION 13.11 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Investor Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

SECTION 13.12 Counterparts. This Agreement and any Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 13.13 Third-Party Beneficiaries. This Agreement and any Series Supplement will inure to the benefit of and be binding upon the parties hereto and thereto, any Credit Enhancement Providers, the Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Section 13.13, no other person will have any right or obligation hereunder.

SECTION 13.14 Actions by Investor Certificateholders.

(a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Investor Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificateholder of any Class of any Series, unless such provision requires a specific percentage of Investor Certificateholders of a certain Class of a certain Series or of all Classes of all Series.

(b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 13.15 Merger and Integration. Except as specifically stated otherwise herein, this Agreement, together with the Series Supplements executed pursuant to this

Agreement from time to time, set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, together with such Series Supplements. This Agreement and the Series Supplements may not be modified, amended, waived or supplemented except as provided herein or therein.

SECTION 13.16 Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, to the fullest extent permitted by law, no party hereto shall file, commence, join, or acquiesce in a petition or a proceeding, or cause Discover Funding to file, commence, join, or acquiesce in a petition or a proceeding, that causes (a) Discover Funding to be a debtor under any Debtor Relief Law or (b) a trustee, conservator, receiver, liquidator, or similar official to be appointed for Discover Funding or any substantial part of any of its property.

SECTION 13.17 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE XIV.

COMPLIANCE WITH REGULATION AB

SECTION 14.01 Intent of the Parties; Reasonableness. Discover Funding as the Holder of the Transferor Certificate, the Master Servicer, the Servicer and the Trustee acknowledge and agree that the purpose of this Article XIV is to facilitate compliance by the Transferor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Master Servicer nor the Transferor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than such Master Servicer or Transferor’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Trustee agrees to cooperate in good faith with any reasonable request by the Master Servicer or the Transferor for information regarding the Trustee which is required in order to enable such Master Servicer or Transferor to comply with the provisions of Regulation AB as it relates to the Trustee or to the Trustee’s obligations under this Agreement or any Series Supplement, provided that such information is available to the Trustee without unreasonable expense or effort and within the timeframe as is reasonably requested. The Master Servicer and each Servicer agrees to cooperate in good faith with any reasonable request by the Master Servicer or the Transferor for information regarding the Master Servicer or such Servicer (or any Servicing Participant that it engages) which is required in order to enable such Master Servicer or Transferor to comply with the provisions of Regulation AB as it relates to the Master Servicer or such Servicer or to the Master Servicer or such Servicer’s obligations under this Agreement or any Series Supplement or the obligations of any Servicing Participant that it engages under any servicing or subservicing agreement to the extent related to servicing the Receivables (and receivables in Charged-Off Accounts), provided that such information is available to the Master Servicer and each Servicer without unreasonable expense or effort and within the timeframe as is reasonably requested. Terms used in this Article XIV that are defined in Regulation AB but are not defined in Section 1.01 of this Agreement shall have the meanings ascribed to them in Regulation AB.

SECTION 14.02 Additional Representations and Warranties of the Trustee. The Trustee shall be deemed to represent to the Master Servicer and Discover Funding as the Holder

of the Transferor Certificate, as of the date on which information is provided under Section 14.03 that, except as disclosed in writing to the Master Servicer and Discover Funding as the Holder of the Transferor Certificate prior to such date to the best of its knowledge: (i) neither the execution, delivery and performance by the Trustee of this Agreement or any Series Supplement, the performance by the Trustee of its obligations under this Agreement or any Series Supplement nor the consummation of any of the transactions by the Trustee contemplated thereby, is in violation of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Trustee is a party or by which it is bound, which violation would have a material adverse effect on the Trustee’s ability to perform its obligations under this Agreement or any Series Supplement, or of any judgment or order applicable to the Trustee; and (ii) there are no proceedings pending or threatened against the Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of the Trustee to enter into this Agreement or any Series Supplement or to perform its obligations under this Agreement or any Series Supplement.

SECTION 14.03 Information to be Provided by the Trustee.

(a) The Trustee shall (i) on or before the fifth Business Day of each month, provide to the Master Servicer and Discover Funding as the Holder of the Transferor Certificate, in writing, such information regarding the Trustee as is requested for the purpose of compliance with Item 1117 of Regulation AB, including but not limited to a letter addressed to Discover Bank and the Transferor in substantially the form (with appropriate insertions) of Exhibit K hereto, and (ii) as promptly as practicable following notice to or discovery by the Trustee of any changes to such information, provide to the Master Servicer and Discover Funding as the Holder of the Transferor Certificate, in writing, such updated information.

(b) The Trustee shall (i) in connection with any Securitization Transaction which requires a prospectus, prospectus supplement, offering memorandum or related documents, provide to the Master Servicer and Discover Funding as the Holder of the Transferor Certificate such information regarding the Trustee as is requested and within the timeframe as is reasonably requested for the purpose of compliance with Items 1103(a)(1), 1109(a), 1109(b), 1118 and 1119 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Trustee of any material changes to such previously provided information or to the business operations of the Trustee, provide to the Master Servicer and Discover Funding as the Holder of the Transferor Certificate, in writing, such updated information, and such other information as may be reasonably requested for purposes of satisfying Exchange Act reporting obligations of the Trust. Such information to be provided under clause (i) of this paragraph shall include, at a minimum:

(i) the Trustee’s name and form of organization;

(ii) a description of the extent to which the Trustee has had prior experience serving as a trustee for asset-backed securities transactions involving credit card receivables;

(iii) a description of any affiliation between the Trustee and any of the following parties to such Securitization Transaction, as such parties are identified to the Trustee by the Transferor in writing in advance of such Securitization Transaction:

(A) the sponsor;

(B) any depositor;

(C) the issuing entity;

(D) any servicer;

(E) any trustee;

(F) any originator;

(G) any significant obligor;

(H) any enhancement or support provider; and

(I) any other material transaction party.

In connection with the above-listed parties, a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from such Securitization Transaction, the Agreement and any Series Supplement that currently exists or that existed during the past two years, and that is material to an investor’s understanding of the Investor Certificates.

SECTION 14.04 Trustee’s Report on Assessment of Compliance and Attestation. On or before the date that is fifteen days prior to the Trust’s Annual Report Date or the Trust’s Transition Report Date, as applicable, or such other date that is mutually agreed upon in writing by the parties hereto (and relating to the preceding fiscal year or transition period, as applicable), the Trustee shall:

(a) deliver to the Master Servicer and Discover Funding as the Holder of the Transferor Certificate a report regarding the Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding fiscal year or transition period, as applicable, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Master Servicer and Discover Funding as the Holder of the Transferor Certificate and signed by an authorized officer of the Trustee, and shall address each of the Servicing Criteria applicable to it as specified in Exhibit L or such criteria as mutually agreed upon by the Master Servicer, Discover Funding as the Holder of the Transferor Certificate and the Trustee;

(b) deliver to the Master Servicer and Discover Funding as the Holder of the Transferor Certificate a report of a “Big Four” accounting firm, or upon the consent of the

Master Servicer and Transferor, which consent shall not be unreasonably withheld, such other nationally recognized registered public accounting firm that satisfies the requirements of Rule 2- 01 of Regulation S-X under the Securities Act and the Exchange Act (who may also render services to the Master Servicer, any Servicer or the Transferor), that pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB attests to, and reports on, the assessment of compliance made by the Trustee and delivered pursuant to the preceding paragraph; such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(c) deliver to the Master Servicer, Discover Funding as the Holder of the Transferor Certificate or any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of the Trust, the Master Servicer or Discover Funding as the Holder of the Transferor Certificate with respect to a publicly offered Securitization Transaction, a certification substantially in the form (with appropriate insertions) attached as Exhibit M hereto. The Trustee acknowledges that the parties identified in clause (c) above may rely on the certification provided by the Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

If the Master Servicer so determines, any of the requirements of this Section 14.04 for any fiscal year and the immediately preceding or following transition period (if such transition period is of one month or less) may be addressed through a single report, attestation or certification covering such fiscal year and transition period.

SECTION 14.05 Master Servicer, Servicer and Servicing Participant Reports on Assessment of Compliance and Attestation. On or before the date that is fifteen days prior to the Trust’s Annual Report Date of each calendar year or the Trust’s Transition Report Date, as applicable, or such other date that is mutually agreed upon in writing by the parties hereto (and relating to the preceding fiscal year or transition period, as applicable), the Master Servicer and each Servicer shall:

(a) deliver to the Master Servicer and Discover Funding as the Holder of the Transferor Certificate a report regarding its assessment of compliance with the Servicing Criteria during the immediately preceding fiscal year or transition period, as applicable, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Master Servicer and Discover Funding as the Holder of the Transferor Certificate and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria applicable to it as specified in Exhibit L or such criteria as mutually agreed upon by the Master Servicer, Discover Funding as the Holder of the Transferor Certificate and such Servicer;

(b) deliver to the Master Servicer and Discover Funding as the Holder of the Transferor Certificate a report of a “Big Four” accounting firm or, upon the consent of the Masters Servicer and the Transferor, which consent shall not be unreasonably withheld, such other nationally recognized registered public accounting firm that satisfies the requirements of Rule 2- 01 of Regulation S-X under the Securities Act and the Exchange Act (who may also render services to the Trustee, the Master Servicer, any Servicer or the Transferor) that pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB attests to, and reports on, the assessment of compliance made by it and delivered pursuant to the preceding paragraph; such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(c) cause each Servicing Participant that it has engaged during such period to deliver to the Master Servicer and Discover Funding as the Holder of the Transferor Certificate an assessment of compliance and accountants’ attestation as and when provided in accordance with paragraphs (a) and (b) of this Section; provided, however, that the assessment of compliance of such Servicing Participant need not address any elements of the Servicing Criteria for which such Servicing Participant is not responsible under the applicable servicing or subservicing agreement; and

(d) deliver, or the Master Servicer or such Servicer shall cause to be delivered by any Servicing Participant that it has engaged during such period, to the Master Servicer, Discover Funding as the Holder of the Transferor Certificate or any other Person that will be responsible for signing the Sarbanes Certification on behalf of the Trust, the Master Servicer or Discover Funding as the Holder of the Transferor Certificate with respect to a publicly offered Securitization Transaction, a certification substantially in the form (with appropriate insertions) attached as Exhibit M hereto.

Each of the Master Servicer and each Servicer acknowledges that the parties identified in clause (d) above may rely on the certifications provided pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. If the Master Servicer so determines, any of the requirements of this Section 14.05 for any fiscal year and the immediately preceding or following transition period (if such transition period is of one month or less) may be addressed through a single report, attestation or certification covering such fiscal year and transition period.

SECTION 14.06 Use of Servicing Participants. Each of the Master Servicer and each Servicer shall use its best efforts to hire or otherwise utilize only the services of Servicing Participants that agree to comply with the provisions of this Section. Except as may otherwise be required pursuant to Section 8.06, it shall not be necessary for the Master Servicer or any Servicer to obtain the consent of any Person prior to engaging any Servicing Participant. The Master Servicer or any Servicer, as applicable, shall use its best efforts to cause any Servicing Participant used by it (directly or indirectly) for the benefit of the Transferor to comply with the provisions of this Section 14.06 and with Sections 3.07(c) and 14.05 of this Agreement to the same extent as if such Servicing Participant were the Master Servicer or the Servicer. The Master Servicer and each Servicer, as applicable, shall be responsible for obtaining from each Servicing Participant and delivering, or causing to be delivered, to the Master Servicer and the Transferor any servicer compliance statement required to be delivered under Section 3.07(c), any assessment of compliance and attestation required to be delivered under Section 14.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 14.05 as and when required to be delivered.

IN WITNESS WHEREOF, Discover Funding LLC, as Transferor, Discover Bank as Master Servicer and Servicer, and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

DISCOVER FUNDING LLC,
as Transferor

By:
Name:
Title:

DISCOVER BANK, as Master Servicer and Servicer

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT A

FORM OF ASSIGNMENT OF ADDITIONAL ACCOUNTS

This ASSIGNMENT NO.      OF ADDITIONAL ACCOUNTS (the “Assignment”), dated as of             ,      by Discover Funding LLC (the “Transferor”) to U.S. Bank National Association, as Trustee (the “Trustee”) is made pursuant to the Pooling and Servicing Agreement referred to below.

WITNESSETH

WHEREAS, the Transferor, Discover Bank and the Trustee are parties to the Third Amended and Restated Pooling and Servicing Agreement dated as of [            ], 20[    ], as amended on or prior to the date hereof (the “Pooling and Servicing Agreement”);

WHEREAS, pursuant to Section 2.10(c) of the Pooling and Servicing Agreement, the Transferor wishes (i) to designate Additional Accounts to be included as Accounts, and (ii) to convey the Receivables existing in such Additional Accounts on the date of such designation and all Receivables created in such Additional Accounts on and after the effective date of such designation, and the corresponding portion of Interchange arising on and after the effective date of designation (“Additional Interchange”), in each case, now existing and hereafter created, to the Trustee as part of the corpus of the Trust; and

WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof.

NOW, THEREFORE, the Transferor and the Trustee hereby agree as follows:

1. Defined Terms. All capitalized terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Addition Date” shall mean, with respect to the Additional Accounts designated hereby,            ,         .

“Additional Account Cut-Off Date” shall mean, with respect to the Additional Accounts designated hereby,            ,         .

2. Designation of Additional Accounts. The Transferor shall on or prior to the fifth Business Day following the Addition Date deliver, or cause to be delivered, a computer file, hard copy or microfiche list containing a true and complete list of each credit account which as of the Addition Date shall be deemed to be an Additional Account, such accounts being identified by account number. Such list shall be marked as Schedule 1 to this Assignment and is hereby incorporated into and made a part of this Assignment and Schedule 1 attached to the Pooling and Servicing Agreement.

Exhibit A 1

3. Conveyance of Receivables and Interchange.

(a) The Transferor hereby sells, transfers, assigns and otherwise conveys to the Trust for the benefit of the Certificateholders, without recourse, on and after the Additional Account Cut-Off Date, all right, title and interest of the Transferor in and to the Receivables then existing and thereafter created in the Additional Accounts designated hereby, all monies due or to become due with respect thereto, and the corresponding Additional Interchange, and all proceeds (as defined in Section 9-102(a)(64) of the UCC or any successor provision thereto as in effect in the State of Delaware) of such Receivables and Additional Interchange (collectively, the “Transferred Assets.”) In the event such sale, transfer, assignment, or conveyance is deemed not to constitute a valid transfer and assignment to the Trust for the benefit of the Certificateholders of all right, title and interest of Transferor in and to such property or is deemed to constitute a security interest, the Transferor does hereby grant to the Trust a security interest therein, and this Assignment shall constitute a security agreement under applicable law.

(b) In connection with such sale, the Transferor further agrees, at its own expense, on or prior to the date of this Assignment to indicate, or to cause to be indicated, in the computer files of the Servicer with respect to the Additional Accounts designated hereby, that Receivables created in connection with the Additional Accounts designated hereby and Additional Interchange related to such Additional Accounts have been sold to the Trustee pursuant to this Assignment for the benefit of the Certificateholders.

4. Acceptance by Trustee. Subject to the satisfaction of the conditions set forth in Section 6, the Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest previously held by the Transferor in and to the Receivables now existing and hereafter created in the Additional Accounts designated hereby and the corresponding portion of Additional Interchange on such Additional Accounts, and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that, on or prior to the fifth Business Day following the Addition Date, the Transferor shall deliver to the Trustee the computer file described in Section 2 of this Assignment.

5. Representations and Warranties of Transferor. The Transferor represents and warrants that the Additional Accounts were not selected on the basis of any selection criteria believed by the Transferor to be materially adverse to the interests of the Holders of any Class of any Series outstanding on the date hereof or any Credit Enhancement Provider.

6. Conditions Precedent. The acceptance of the Trustee set forth in Section 4 and the amendment of the Pooling and Servicing Agreement set forth in Section 7 is subject to the conditions that (a) the Transferor shall have delivered to the Trustee a certificate of a Vice President or more senior officer, certifying that all requirements set forth in Section 2.10(c) of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Principal Receivables of such Accounts and Additional Interchange, whether now existing or hereafter created, to the Trust have been satisfied and (b) if the Servicer with respect to the Additional Accounts is not Discover Bank, such Servicer shall have entered into an amendment to, and become a party to, the Pooling and Servicing Agreement and each Series Supplement outstanding on the date hereof, together with each other party to such agreement or supplement, and such Servicer shall have entered into a Master Servicing Agreement, or an amendment thereto, with Discover Bank and each other Servicer, if any.

Exhibit A-2

7. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended by providing that all references to the “Pooling and Servicing Agreement,” “this Agreement” and “herein” shall be deemed from and after the Addition Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and the Pooling and Servicing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein, this Assignment of Additional Accounts shall not constitute or be deemed to constitute a waiver of compliance with or consent to noncompliance with any term or provision of the Pooling and Servicing Agreement.

8. Intention of Parties. The parties intend the sale, transfer, assignment or conveyance of Receivables and Additional Interchange in connection herewith to be a sale of financial assets in connection with a securitization, an absolute transfer for all purposes (other than for federal, state and local income and franchise tax purposes) and to be treated as a sale for accounting purposes.

9. Counterparts. This Assignment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

10. Election Under Delaware Asset-Backed Securities Facilitation Act. Without limiting any other provisions of the Pooling and Servicing Agreement, the parties hereto agree that (a) the transactions contemplated hereby constitute a “securitization transaction” and (b) to the fullest extent permitted under applicable law, including without limitation, the Asset-Backed Securities Facilitation Act Delaware Code Ann. tit. 6, § 2703A et seq: (1) all right, title and interest to the Transferred Assets, which have been transferred to the Trust in connection with the securitization transactions contemplated herein, shall be deemed to no longer be the property, assets or rights of the Transferor; (2) the Transferor, its creditors or, in any insolvency proceeding with respect to the Transferor or the Transferor’s property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, shall have no rights, legal or equitable, whatsoever to reacquire, reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Transferor any of the Transferred Assets; and (3) in the event of a bankruptcy, receivership or other insolvency proceeding with respect to the Transferor or the Transferor’s property, such Transferred Assets shall not be deemed to be part of the Transferor’s property, assets, rights or estate.

Exhibit A-3

IN WITNESS WHEREOF, the undersigned have caused this Assignment of Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

DISCOVER FUNDING LLC,
as Transferor

By:

Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Title:

Exhibit A-4

EXHIBIT B

DISCOVER SERVICE MARK

Exhibit B-1

EXHIBIT C

FORM OF REASSIGNMENT OF RECEIVABLES

Reassignment of Receivables, dated as of             ,         , by and between Discover Funding LLC (the “Transferor”) and U.S. Bank National Association (the “Trustee”), pursuant to the Pooling and Servicing Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Transferor, Discover Bank and the Trustee are parties to the Third Amended and Restated Pooling and Servicing Agreement, dated as of [            ]. 20[    ], as amended on or prior to the date hereof (the “Pooling and Servicing Agreement”);

WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes (i) to remove all Receivables existing in certain designated Accounts as of the date hereof and all Receivables created in such Accounts after the date hereof (the “Removed Accounts”), (ii) to remove the corresponding portion of Interchange arising on and after the date hereof (“Removed Interchange”) and (iii) to cause the Trustee to reconvey the Receivables of such Removed Accounts and the Removed Interchange, whether now existing or hereafter created, from the Trust to the Holder of the Transferor Certificate (as each such term is defined in the Pooling and Servicing Agreement); and

WHEREAS, the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts and the Removed Interchange subject to the terms and conditions hereof;

NOW, THEREFORE, the Transferor and the Trustee hereby agree as follows:

1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Finance Charge Receivables” with respect to any Account for any Due Period shall mean the net amount billed by the Servicer during such Due Period as finance charges on such Account and cash advance fees, annual membership fees, fees for transactions that exceed the credit limit on such Account, late payment charges billed during such Due Period to such Account and any other charges that the Servicer has designated as “Finance Charge Receivables” in accordance with the Pooling and Servicing Agreement on or prior to the Removal Date.

“Receivable” shall mean any amount owing by the Obligor under an Account from time to time, including, without limitation, amounts owing for the payment of goods and services, cash advances, finance charges and other charges, if any. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable.

“Removal Date” shall mean, with respect to the Removed Accounts and Removed Interchange designated hereby,             ,         .

Exhibit C-1

2. Designation of Removed Accounts. The Transferor shall deliver to the Trustee, not later than five Business Days after the Removal Date, a computer file, hard copy or microfiche list containing a true and complete list of each Account which as of the Removal Date shall be deemed to be a Removed Account, such Accounts being identified by account number and containing the amount of Principal Receivables in such Removed Accounts as of the Removal Date. Such list shall be marked as Schedule 1 to this Reassignment as of the Removal Date and shall be incorporated into and made a part of this Reassignment and shall amend Schedule 1 attached to the Pooling and Servicing Agreement.

3. Conveyance of Receivables and Interchange.

(a) The Trustee does hereby transfer, assign, set-over and otherwise convey to the Holder of the Transferor Certificate, without recourse on and after the Removal Date, all right, title and interest of the Trust in and to the Receivables now existing and hereafter created in the Removed Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables), all Removed Interchange, all proceeds (as defined in Section 9-306 or Section 9-102(a)(64) of the UCC, as applicable, as in effect in the Applicable State as of the date hereof) of such Receivables, Removed Interchange and Insurance Proceeds relating to either.

(b) In connection with such transfer, the Trustee agrees to execute and deliver to the Holder of the Transferor Certificate on or prior to the date of this Reassignment, all documents necessary to effect the transfer of the Receivables now and hereafter existing in the Removed Accounts and Removed Interchange, including but not limited to a termination statement or financing statement, if requested, with respect to such Receivables and Removed Interchange (which may be a single termination statement or financing statement with respect to all such Receivables and Removed Interchange) evidencing the release by the Trust of its lien on the Receivables in the Removed Accounts and Removed Interchange, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such lien.

4. Acceptance by Trustee. The Trustee hereby acknowledges that, on or prior to the fifth Business Day following the Removal Date, the Transferor shall deliver to the Trustee the computer file, hard copy or microfiche list described in Section 2 of this Reassignment.

5. Representations and Warranties of the Transferor. This Reassignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as the foregoing may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights and remedies in general or the rights and remedies of creditors of national banking associations, state banking corporations or similar financial institutions and except as such enforceability may be limited by general principles of equity, whether considered in a suit at law or in equity, and by the discretion of the court before which any proceeding therefor may be brought.

Exhibit C-2

6. Representations and Warranties of the Trustee. Since the date of transfer by the Transferor under the Pooling and Servicing Agreement, the Trustee has not sold, transferred or encumbered any Receivable in any Removed Account, the Removed Interchange or any interest in either.

7. Conditions Precedent. The amendment of the Pooling and Servicing Agreement set forth in Section 8 hereof is subject to the satisfaction of the following conditions precedent:

(a) the Transferor shall have delivered to the Trustee an Officers’ Certificate certifying that (i) as of the Removal Date, all requirements set forth in Section 2.11 of the Pooling and Servicing Agreement for designating Removed Accounts and Removed Interchange and reconveying the Receivables of such Removed Accounts and Removed Interchange, whether now existing or hereafter created, have been satisfied, and (ii) the representations and warranties made by the Transferor in Section 5 hereof are true and correct as of the Removal Date. The Trustee may conclusively rely on such Officers’ Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

8. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the “Pooling and Servicing Agreement,” “this Agreement” and “herein” shall be deemed from and after the Removal Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

9. Counterparts. This Reassignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Exhibit C-3

IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

DISCOVER FUNDING LLC,
as Transferor

By:

Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Title:

Exhibit C-4

EXHIBIT D

FORM OF TRANSFEROR CERTIFICATE

NO. [    ]

DISCOVER CARD MASTER TRUST I

PASS-THROUGH CERTIFICATE

(NOT AN INTEREST IN OR OBLIGATION OF DISCOVER BANK OR DISCOVER FUNDING LLC AND NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.)

THE SECURITIES REPRESENTED BY THIS TRANSFEROR CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR SOLD UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED AND THE SATISFACTION OF CERTAIN OTHER REQUIREMENTS SPECIFIED IN THE AGREEMENT.

This certifies that Discover Funding LLC, a Delaware limited liability company (“Discover Funding”), which in its capacity as the registered holder of this Transferor Certificate is hereinafter referred to as the “Holder”, is the registered owner of a fractional undivided interest in Discover Card Master Trust I (the “Trust”), the corpus of which consists of a portfolio of receivables (the “Receivables”) created under certain open end credit card accounts for specified Persons (the “Accounts”) originated by Discover Bank or an affiliate of Discover Bank and transferred to the Trust, all monies due or to become due with respect thereto, all proceeds (as defined in 9-102(64) of the Uniform Commercial Code as in effect in the Applicable State) of such Receivables pursuant to a Third Amended and Restated Pooling and Servicing Agreement, dated as [            ], 20[    ], as amended on or prior to the date hereof (the “Pooling and Servicing Agreement”), among U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”), Discover Funding LLC, as Transferor, and Discover as Master Servicer and Servicer, a summary of certain of the pertinent provisions of which is set forth herein below, benefits under any Credit Enhancement with respect to any series of Investor Certificates issued from time to time pursuant to the Pooling and Servicing Agreement, to the extent applicable, Interchange and all other assets and interests constituting the Trust.

To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Holder by virtue of the acceptance hereof assents and by which the Holder is bound.

This Certificate is not permitted to be transferred, assigned, exchanged or otherwise conveyed except as expressly permitted in the Pooling and Servicing Agreement.

Exhibit D-1

This Certificate is the Transferor Certificate (the “Transferor Certificate”), which represents a fractional undivided interest in the Trust including the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement, including any series supplements thereto which may be in effect from time to time, to be paid to the Holder of the Transferor Certificate. In addition to this Transferor Certificate, Investor Certificates, each of which will represent a Fractional Undivided Interest in the Trust, will be issued to investors from time to time pursuant to the Pooling and Servicing Agreement and one or more series supplements thereto. The Transferor Interest on any date of determination will be an amount equal to the aggregate amount of Principal Receivables at the end of the day immediately prior to such day of determination minus the Aggregate Investor Interest with respect to such Receivables at the end of such day.

This Certificate does not represent an obligation of, or an interest in, Discover Bank, Discover Funding, LLC, any Additional Originator or any Servicer. This Certificate is limited in right of payment to certain collections respecting the Receivables and Interchange, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement, including any series supplements thereto.

Subject to certain conditions in the Pooling and Servicing Agreement, if the principal of all Investor Certificates then outstanding has not been paid in full prior to the Final Trust Termination Date, the obligations created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate on the Final Trust Termination Date.

Upon the termination of the Trust pursuant to Section 12.01 of the Pooling and Servicing Agreement and the surrender of this Transferor Certificate, the Trustee shall distribute to the Holder of this Certificate such Holder’s pro rata share of any Receivables, Interchange and cash remaining in the Trust in respect of the Transferor Interest (without recourse, representation or warranty except for the warranty that since the date of transfer by the Transferor under the Pooling and Servicing Agreement the Trustee has not sold, transferred or encumbered any such Receivable or interest therein). Such distribution shall transfer all right, title and interest of the Trust in the Receivables and Interchange, whether such Receivables and Interchange are then existing or thereafter created, and all proceeds of either. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holder to vest in the Holder all right, title and interest which the Trustee had in the Receivables and Interchange.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

Exhibit D-2

IN WITNESS WHEREOF, Discover Funding has caused this Certificate to be duly executed.

DISCOVER FUNDING LLC

By:

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is the Transferor Certificate referred to in the within mentioned Pooling and Servicing Agreement.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

Exhibit D-3

EXHIBIT E

FORM OF INITIAL REPORT

DISCOVER CARD MASTER TRUST I

CREDIT CARD

PASS-THROUGH CERTIFICATES

The undersigned, a duly authorized representative of Discover Bank (“Discover Bank”), as Master Servicer pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004 (the “Pooling and Servicing Agreement”) by and between, Discover Bank as Master Servicer, Servicer and Seller, and U.S. Bank National Association, as Trustee, hereby certifies as follows:

1.	Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

2.	The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and to deliver this Officer’s Certificate to the Trustee and the Sellers.

3.	Discover Bank is Master Servicer under the Pooling and Servicing Agreement.

4.	The aggregate amount of Principal Receivables as of the Cut-Off Date was $ .

5.	The aggregate amount of Finance Charge Receivables billed during the month prior to the month in which the Cut-Off Date occurred was $ .

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this      day of             , 200  .

DISCOVER BANK,
as Master Servicer

By:

Title:

Exhibit E-1

EXHIBIT F

FORM OF MASTER SERVICER’S ANNUAL CERTIFICATE

DISCOVER CARD MASTER TRUST I

CREDIT CARD

PASS-THROUGH CERTIFICATES

The undersigned, a duly authorized representative of Discover Bank (“Discover Bank”) as Master Servicer pursuant to the Third Amended and Restated Pooling and Servicing Agreement dated as of [            ], 20[    ], as amended on or prior to the date hereof, among Discover Funding LLC, Discover Bank and U.S. Bank National Association (the “Pooling and Servicing Agreement”), as Trustee hereby certifies that:

1. Discover Bank is Master Servicer under the Pooling and Servicing Agreement.

2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

3. During the [fiscal year ended [                    ]] [transition period ended [                    ]] in the course of my duties as an officer of the Master Servicer, I would normally obtain knowledge of any Master Servicer Termination Event.

4. To the best of my knowledge, no Master Servicer Termination Event has occurred.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this      day of             ,         .

By:
Name:
Title:

Exhibit F-1

EXHIBIT G

FORM OF SERVICER’S ANNUAL CERTIFICATE

DISCOVER CARD MASTER TRUST I

CREDIT CARD

PASS-THROUGH CERTIFICATES

The undersigned, a duly authorized representative of [NAME OF SERVICER] (“[Name]”) as a Servicer pursuant to the Third Amended and Restated Pooling and Servicing Agreement, dated as of [            ], 20[    ], as amended on or prior to the date hereof, among Discover Funding LLC, Discover Bank and U.S. Bank National Association (the “Pooling and Servicing Agreement”), as Trustee hereby certifies that:

1. [Name] is a Servicer under the Pooling and Servicing Agreement.

2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

3. During the [fiscal year ended [                    ]][transition period ended [                    ]] in the course of my duties as an officer of [Name], I would normally obtain knowledge of any Servicer Termination Event relating to [Name].

4. To the best of my knowledge, no such Servicer Termination Event has occurred.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this      day of             ,         .

By:
Name:
Title:

Exhibit G-1

EXHIBIT H

FORM OF CERTIFICATE WITH RESPECT TO U.S. INSTITUTIONAL INVESTORS

U.S. $

Discover Card Master Trust I

Series         -

    % Credit Account Pass-Through Certificates

In connection with the initial issuance and placement of the above-captioned Investor Certificates, an institutional investor in the United States is purchasing U.S. $          aggregate principal amount of such Investor Certificates held in our account at [Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System] [Clearstream Banking] on behalf of such investor.

We reasonably believe that such institutional investor is a “qualified institutional buyer” as such term is defined under Rule 144A of the Securities Act of 1933, as amended.

We understand that this certificate is required in connection with certain securities laws of the United States of America. If an administrative or legal proceeding or official inquiry is commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceeding.

On behalf of such institutional investor, we direct that U.S. $          in aggregate principal amount of the above-captioned Investor Certificates be issued in registered form to [delivery instructions].

*Dated:

[signature]

*	To be dated as of the date of delivery of the Definitive Euro-Certificates in registered form, and, in any event, no earlier than the Exchange Date.

Exhibit H-1

EXHIBIT I

PROVISIONS TO BE INCLUDED IN ANNUAL OPINION OF COUNSEL

The opinion set forth below, which is to be delivered pursuant to Section 13.02(d) of the Pooling and Servicing Agreement, may be subject to certain customary qualifications, assumptions and limitations.

With the filing of financing statements covering the Receivables in the offices of the Secretaries of State of the State of                      and the State of                     , the interest of the Trustee in the Receivables has been duly perfected. No other action is required to continue such perfection prior to the six month period preceding the fifth anniversary of the filing of such financing statements.

Exhibit I-1

EXHIBIT J

FORM OF COMPLIANCE CERTIFICATE

DISCOVER CARD MASTER TRUST I

The undersigned, a duly authorized representative of [Name of Master Servicer, Servicer or Servicing Participant] (“[Name]”), pursuant to [Section 3.07(c) of the Third Amended and Restated Pooling and Servicing Agreement dated as of [            ], 20[    ], as amended on or prior to the date hereof (the “Pooling and Servicing Agreement”), by and among [Name], Discover Funding LLC, Discover Bank and U.S. Bank National Association, as Trustee,] [INSERT DESCRIPTION OF APPLICABLE SERVICING OR SUBSERVICING AGREEMENT TO WHICH SERVICING PARTICIPANT IS A PARTY (the “Agreement”)], hereby certifies that:

a review of the activities of [Name], during [the fiscal year ended [                    ]][the transition period from [                    ] to [                    ]], and of its performance under the [Pooling and Servicing] Agreement was made under my supervision; and

to the best of my knowledge, based on such review, [except as provided below] [Name] has fulfilled all its obligations in all material respects under the [Pooling and Servicing] Agreement throughout the [fiscal year ended [                    ]][transition period from [                    ] to [                    ]].

[(c) If there has been a failure to fulfill any such obligation in any material respect, specify each such failure known to the certifying officer and the nature and status thereof.]

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this [    ] day of [            ], [        ].

By:
Name:
Title:

Exhibit J-1

EXHIBIT K

FORM OF TRUSTEE’S LITIGATION CERTIFICATE

DISCOVER CARD MASTER TRUST I

The undersigned, a [                    ] of [                    ] (the “Trustee”), a national banking association organized under the laws of the United States, DOES HEREBY CERTIFY as follows:

To my knowledge, during the calendar month preceding the calendar month of the date hereof[, except as set forth on Exhibit A hereto,] no legal proceeding (including proceedings of governmental authorities) against the Trustee or against the property of the Trustee that is material to security holders of any series of Credit Card Pass-Through Certificates issued by Discover Card Master Trust I, was initiated, terminated or experienced any developments that are material to such security holders.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this [    ] day of [            ], [        ].

By:
Name:
Title:

Exhibit K-1

EXHIBIT L

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessments of compliance to be delivered by the Trustee, the Master Servicer and each Servicer shall address, at a minimum, the criteria identified in the chart below as “Applicable Servicing Criteria.” Servicing criteria that are not identified with a checkmark under the columns entitled “Master Servicer”, “Servicer” and “Trustee” are criteria that are not applicable to the respective entities.

Item 1122(d) Reference	Servicing Criteria	Applicable Servicing Criteria
		Master Servicer	Servicer	Trustee
General Servicing Criteria

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	✓	✓

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	✓	✓

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card accounts or accounts are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	✓	✓

Cash Collection and Administration
1122(d)(2)(i)	Payments on credit card accounts are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.		✓	✓

Exhibit L-1

Item 1122(d) Reference	Servicing Criteria	Applicable Servicing Criteria
		Master Servicer	Servicer	Trustee
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.		✓	✓

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.			✓

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.			✓

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	✓

Exhibit L-2

Item 1122(d) Reference	Servicing Criteria	Applicable Servicing Criteria
		Master Servicer	Servicer	Trustee
Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the Servicer.	✓

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	✓		✓

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.			✓

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.			✓

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on credit card receivables designated to the trust is maintained as required by the transaction agreements or related asset pool documents.

1122(d)(4)(ii)	Account and related documents are safeguarded as required by the transaction agreements.	✓	✓

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		✓	✓

Exhibit L-3

Item 1122(d) Reference	Servicing Criteria	Applicable Servicing Criteria
		Master Servicer	Servicer	Trustee
1122(d)(4)(iv)	Payments on credit card accounts, including any payoffs, made in accordance with the related credit card accounts documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.		✓

1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.		✓

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.		✓

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.		✓

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period an Account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent Accounts including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).		✓

Exhibit L-4

Item 1122(d) Reference	Servicing Criteria	Applicable Servicing Criteria
		Master Servicer	Servicer	Trustee
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for Accounts with variable rates are computed based on the related Account documents.		✓

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		✓

Exhibit L-5

Item 1122(d) Reference	Servicing Criteria	Applicable Servicing Criteria
		Master Servicer	Servicer	Trustee
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.			✓*

*	Only if applicable for any outstanding Securitization Transaction

Exhibit L-6

EXHIBIT M

FORM OF ANNUAL CERTIFICATION

Re: Third Amended and Restated Pooling and Servicing Agreement, dated as of [            ], 20[    ], among Discover Funding LLC, as Transferor (“Discover Funding”), Discover Bank, as Master Servicer and Servicer, and U.S. Bank National Association, as Trustee, as amended on or prior to the date hereof] [INSERT DESCRIPTION OF APPLICABLE SERVICING OR SUBSERVICING AGREEMENT TO WHICH SERVICING PARTICIPANT IS A PARTY] [ (the “Agreement”).

I,                     , the                      of [NAME OF COMPANY] (the “Company”), certify to the Master Servicer and Discover Funding as the Holder of the Transferor Certificate and each or their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed [the Company’s servicer compliance statement provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”),] the report on assessment of the Company’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”) and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Item 1122(b) of Regulation AB (the “Attestation Report”) that were delivered by the Company to the Master Servicer and Discover Funding as the Holder of the Transferor Certificate pursuant to the Agreement (collectively, the “Company Information”);

(2) To the best of my knowledge, the Company Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Information;

(3) To the best of my knowledge, all of the Company Information required to be provided by the Company under the Agreement has been provided to the Master Servicer and Discover Funding as the Holder of the Transferor Certificate; and

(4) To the best of my knowledge, except as disclosed in [the Compliance Statement,] the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement.

Dated:

By:
Name:
Title:

Exhibit M-1